As filed with the Securities and Exchange Commission on June 16, 2020

File No. 024-11196

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 2)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

CYTONICS CORPORATION

(Exact name of issuer as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

658 West Indiantown Road, Suite 214

Jupiter, Florida 33458

Phone: (561) 406-2864

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Anjun K. (Joey) Bose

President

Cytonics Corporation

658 West Indiantown Road, Suite 214

Jupiter, Florida 33458

Phone: (561) 406-2864

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: 561-514-0936

Fax: 561-514-0832

2836	20-8883869
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Preliminary Offering Circular

June 16, 2020

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

CYTONICS CORPORATION

$1,500,000 Minimum Offering Amount (750,000 Shares of Series C Preferred Stock)

$19,000,000 Maximum Offering Amount (9,500,000 Shares of Series C Preferred Stock)

Up to 9,500,000 Shares of Common Stock into which the Series C Preferred Stock May Convert

Minimum Purchase per Investor: 500 shares of Series C Preferred Stock ($1,000)

SeedInvest Auto Invest Participants have a lower investment minimum purchase of $200

CYTONICS CORPORATION, a Florida corporation (“we,” “us,” “ours” or the “Company”), is offering a minimum of 750,000 shares (the “Shares”) of its Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and a maximum of 9,500,000 shares of Series C Preferred Stock (the “Offered Shares”), in a “Tier 2 Offering” under Regulation A (the “Offering”) on a “best efforts” basis. The minimum offering amount (“Minimum Offering Amount”) is $1,500,000 and the maximum offering amount (“Maximum Offering Amount”) is $19,000,000. The price per share of Series C Preferred Stock in this Offering is $2.00 per share. The Offering will terminate at the earlier of: (1) the date at which the Maximum Offering Amount has been sold, (2) the date which is one year from this Offering being qualified by the United States Securities and Exchange Commission (the “SEC”) or (3) the date at which the Offering is earlier terminated by the Company in its sole discretion (such earliest date, the “Termination Date”).

The Offered Shares are convertible into shares of the Company’s common stock either at the discretion of the investor or automatically upon the occurrence of the consummation of an underwritten public offering of the Company resulting in at least $20,000,000 net proceeds to the Company. The total number of shares of the Common Stock into which the Series C Preferred Stock may be converted at the discretion of the investor is based on a conversion ratio of 1 for 1 (the “Conversion Ratio”) with no amount of payment required and is estimated to be 9,500,000 shares of Common Stock at the Conversion Ratio. Since there is no payment required by the investors for the conversion, there is no additional amount to be added to the aggregate offering price pursuant to SEC Rule 251(a).

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, the Offering will be conducted on an online platform provided by SeedInvest Technology, LLC as provided by SI Securities, LLC’s (our “Placement Agent” and also our “Platform Agent”) website at www.SeedInvest.com/cytonics, (the “Platform”) whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price by ACH debit transfer, wire transfer or by debit card to The Bryn Mawr Trust Company of Delaware (the “Escrow Agent”). Until we achieve the Minimum Offering Amount, the proceeds for the Offering will be kept in a non-interest-bearing account (the “Escrow Account”) in compliance with SEC Rule 15c2-4. Upon achievement of the Minimum Offering Amount and the closing on such amount (the “Initial Closing”), the proceeds from the Minimum Offering Amount will be distributed to us and the associated Offered Shares will be issued to the investors. If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares, and until the Termination Date. Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to us and the associated Offered Shares will be issued to the investors in such Offered Shares. If the Offering does not close, the proceeds for the Offering will be promptly returned to investors, without deduction and without interest.

The minimum purchase requirement per investor is $1,000 (500 shares of Series C Preferred Stock); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. SeedInvest Auto Invest Participants have a lower investment minimum purchase of $200 (100 shares of Series C Preferred Stock). We will commence the sale of the Offered Shares as of the date on which the Offering Statement the (“Offering Statement”) of which this Offering Circular is a part, is qualified by the SEC.

No public market has developed nor is expected to develop for the Series C Preferred Stock, and we do not intend to list the Series C Preferred Stock on a national securities exchange or interdealer quotational system.

We have engaged SI Securities, LLC, a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”), as the Placement Agent to offer the Offered Shares to prospective investors on a best efforts basis, and our Placement Agent will have the right to engage such other broker-dealers or agents as it determines to assist in such offering. The Placement Agent is not purchasing or selling any securities pursuant to this Offering. The Placement Agent and other broker dealers will receive compensation for sales of the securities offered hereby at a fixed commission rate of 8.75% of the gross proceeds of the Offering. See “Plan of Distribution” in this Offering Circular. None of the Shares offered are being sold by present security holders of the Company.

A maximum of $9,500,000 of Offered Shares will be offered worldwide, although the offering will only be actively solicited in the U.S. No sales of Offered Shares will be made anywhere in the world prior to the qualification of the Offering Circular by the SEC in the United States. All Offered Shares will be offered everywhere in the world at the same U.S. dollar price that is set forth in this Offering Circular.

See “Plan of Distribution” and “Description of Securities” for a description of our capital stock.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

Shares Offered by Company	Number of Shares	Price to Public	Placement Agent Commissions (1)	Proceeds, Before Expenses, to Company (2)
Per Share:	1	$2.00	$0.175	$1.825
Total Minimum:	750,000	$2.00	$131,250.00	$1,368,750.00
Total Maximum:	9,500,000	$2.00	$1,662,500.00	$17,337,500.00

(1) This table depicts broker-dealer commissions of 8.75% of the gross offering proceeds. Please refer to the section entitled “Plan of Distribution” beginning on page 35 of this  Offering Circular for additional information regarding total Placement Agent compensation.

(2) Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, deposit account agent, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering, excluding the Placement Agent’s commissions and expenses, will be approximately $2,129,500. After all offering expenses, including those of the Placement Agent, we expect the net proceeds of this offering to equal $15,208,000.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 15.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______________, 2020.

We have not, and the Placement Agent has not, authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. Neither we nor the Placement Agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Series C Preferred Stock offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Series C Preferred Stock.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms, or third-party financial or analytics firms, that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

OFFERING CIRCULAR SUMMARY

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Unless otherwise provided herein, all historical information in this Offering Circular has been adjusted to reflect the 2-for-1 forward stock split of our common stock that was effective February 16, 2018.

In this Offering Circular, unless the context indicates otherwise, “Cytonics,” the “Company,” “we,” “our,” “ours” or “us” refer to Cytonics Corporation, a Florida corporation.

COMPANY OVERVIEW

Our Company was formed on July 26, 2006 as a Florida corporation, for the purpose of developing, marketing, and distributing analytic tools used to detect biomarkers associated with certain diseases referred to as “assays,” therapeutic drugs, and related instruments and disposables related to musculoskeletal diseases. We are a development stage research company dedicated to developing therapeutics based on the naturally-occurring protease inhibitor alpha-2-macroglobulin (A2M), a blood serum protein that has known cartilage-protecting effects and could potentially serve as a treatment for osteoarthritis. To this end, we have developed a number of diagnostic and therapeutic products aimed at treating joint pain and inflammation.

Our mission is to improve people’s lives by limiting the progression of chondral pathology, which is bone and cartilage degeneration, which leads to disabling pain, inflammation, and the development of arthritis. Our strategy has been to leverage the unique molecular characteristics of A2M to develop autologous (“self-derived”) and synthetic (manufactured in a laboratory) therapeutics. We have developed two autologous A2M therapies and have out-licensed the drugs to medical device distributors in the human and veterinary orthopedic markets. Our current focus is on the development of a synthetic A2M variant that can be synthesized in a laboratory and purchased “off-the-shelf,” and can be delivered in high concentrations to damaged and inflamed joints by an orthopedist. We seek to maximize the value of the drugs we discover by putting them in the hands of leading pharmaceutical companies with late-stage development, commercialization and marketing expertise.

INDUSTRY OVERVIEW

According to the Wall Street Journal, nearly 30 million patients seek treatment for back pain annually. Back pain is the second-most common reason patients visit their physicians and the most common reason for missed work. However, according to Orthopedics Today, spine surgery is rare with approximately 3.5% of the most severely affected patients receiving surgery. Back pain is the number one cause of healthcare expenditures, resulting in more than $100 billion in medical expenses annually. According to the National Ambulatory Care Survey, the two most common musculoskeletal reasons for patient to visit a physician were back pain, with 20 million visits, and knee pain, with 15 million visits annually. Of those visits, the second and third most common diagnoses were low back pain and osteoarthritis. One in five adults in the U.S. report being diagnosed by a physician with arthritis. By 2030, it is estimated by the NIH that approximately 70 million Americans will have doctor diagnosed arthritis compared to 42.7 million in 2002, a 58% increase for that period. The economic toll of arthritis in its various forms is estimated to result in excess of $86 billion in lost productivity and healthcare costs. This growth makes the spine and joint markets the fastest growing markets in orthopedics. These growing markets create a unique opportunity to commercialize innovative diagnostic and treatment technologies.

For patients with back or knee pain, making an accurate diagnosis is a substantial challenge for physicians. Both spine sciatic pain and knee or joint pain can have multiple etiologies. Various technologies exist to assist physicians to accurately diagnose these patients, but many are expensive and time consuming. MRI, CT scan, and Arthroscopy still require subjective judgment calls by the physician and radiologist. The costs of these diagnostic tests are staggering. The cost of an incorrect diagnosis is significant. Multiple trips to providers, duplicate tests, unnecessary physical therapy or treatments and days or weeks of lost work time are just a few of the compelling reasons providers and insurance carriers seek a less costly and more accurate diagnostic tool.

There are more than 4,500 domestic orthopedic surgeons and neuro-surgeons in the U.S. that perform spine procedures for back pain. Many of these surgeons currently perform epidural injections as a first level of treatment for back pain. Additional levels of treatment include spine surgery fusion, discectomies, stenosis and laminectomies. It is estimated that the average U.S. spine surgeon performs 200 procedures a year with fusions accounting for 45% of all procedures, discectomies 44%, and stenosis and laminectomies 11%. According to the American Academy of Pain Management, there are over 6,000 pain management specialists throughout the U.S. that diagnose and treat back and joint pain. Many of these physicians perform 10 to 20 pain reduction procedures, including epidural injections, each day.

The Company is focused on serving the existing demand for spine and joint pain diagnosis and treatment and is developing new and innovative diagnostic and treatment technologies.

MARKET & OPPORTUNITY

The Osteoarthritis (“OA”) market represents a $185 billion annual opportunity, which is currently attributable to treating pain symptoms and invasive surgery. According to the Centers for Disease Control and Prevention (the “CDC”), in the U.S., over 30 million people are treated for back pain every year, and osteoarthritis (OA) affects nearly 30 million people. Back pain is the #1 cause of missed work and the #1 healthcare expense in our country. Joint pain and OA account for millions of doctor office visits each year, and are rapidly rising as the average life expectancy increases. In all, musculoskeletal disease burdens our nation with human suffering, lost productivity, missed work, and excessive medical expenses.

There are no therapies with long-term efficacy for osteoarthritis. Clinicians have few options before resorting to total joint replacement surgery. Lifestyle changes such as weight loss and exercise are often recommended, and supplemented with periodic injections of corticosteroids or hyaluronic acid (HA). Unfortunately, corticosteroids and HA do not address the cause of the disease and merely treat the symptoms (pain and inflammation), bringing temporary and mild relief to the patient. These injection therapies represents a $1B a year market. To-date, the treatment of joint OA thus lacks any alternatives between a simple injection to temporarily relieve pain and a major joint replacement surgery. The interest in non-surgical approaches to treating joint pain has grown over the years as our population ages and remains active. Many new technologies are offered in this segment with relatively little market penetration – and no compelling randomized data – to date. They fall primarily into three categories: (1) Platelet Rich Plasma or “PRP” (without concentrated A2M) (2) “stem-cell” offerings derived from autologous adipose (fat) tissue or bone marrow and (3) placental-derived allograft products. Notably, the large orthopedic players have declined to participate in these segments because they would prefer to wait until a new technology is clinically proven in Level One studies, has specific FDA-cleared labeling claims and has gained reimbursement before acquiring at a premium. To date, none of the companies with autologous or allograft treatments have shown any indication that they will pursue this route, so Cytonics will remain as players in the niche cash-pay market for knee pain treatments.

TECHNOLOGY

Our Company has developed protein-based diagnostics and therapeutics for chronic orthopedic diseases. In 2010, our Company launched our flagship product, a first-in-kind biomarker assay that detects byproducts of cartilage degradation in joint fluid, called “FACT” (Fibronectin-Aggrecan Complex Test). The FACT diagnostic product is currently sold to physicians nationwide, and is used to assess the extent of cartilage damage in patients and determine the appropriate course of treatment. Samples of patient’s joint (synovial) fluid are delivered to Cytonics’ laboratory for testing, and the results are uploaded to a secure database accessible only to physicians. The FACT product is often used in conjunction with our Autologous Platelet Integrated Concentrate (“APIC-PRP”) therapy for osteoarthritis and joint pain. The APIC-PRP system is predicated on Platelet Rich Plasma (PRP) technology, which concentrates the plasma cells found in blood and is injected into joints that are painful and inflamed. The APIC-PRP system differs from PRP in that it selectively concentrates alpha-2-macroglobulin (A2M) while removing other harmful, pro-inflammatory blood proteins. A2M is a well-known blood serum protease inhibitor which prevents the proteins that “digest” cartilage from having a deleterious effect. The core of Cytonics’ therapy rests upon the therapeutic effect of this A2M protein, and we have shown in animal models of osteoarthritis that super-concentrated doses of autologous AM (i.e., A2M derived from the animal’s own blood) can prevent cartilage decay and reverse the effects of osteoarthritis on the joint. The APIC system prepares a highly-concentrated, A2M-rich solution from the patient’s own blood that can be injected into damaged, painful, and inflamed joints.

“The Cytonics Autologous Platelet Integrated Concentrate (APIC-PRP) is indicated for the rapid preparation of autologous platelet rich plasma from a small sample of blood at the patient's point of care. The platelet rich plasma is mixed with autograft and/or allograft bone prior to application to a bony defect for improving bone graft handling characteristics.”

Over 7,000 patients have been treated by the APIC-PRP system. Cytonics engineered a smaller, more efficient, and less expensive version of the APIC-PRP system (the “APIC Mini”) designed to provide smaller doses for applications such as spinal discs and facet joints, small joints (i.e. wrist, hand), and podiatry. This system requires a lower volume of blood and yields approximately 2cc’s of concentrated A2M product. The APIC Mini was developed with simplicity in mind, employing a 2-step process with utilizing a proprietary filter. The FDA application for this product has been reviewed, and Cytonics plans on issuing a response in late 2020. We anticipate a similar labeling to APIC-PRP.

“The Cytonics Autologous Platelet Integrated Concentrate (APIC-Mini) is indicated for the rapid preparation of autologous platelet rich plasma from a small sample of blood at the patient's point of care. The platelet rich plasma is mixed with autograft and/or allograft bone prior to application to a bony defect for improving bone graft handling characteristics.”

Our current focus is on the development of a synthetic A2M variant (“CYT-108”), based upon the protein structure of the naturally-occurring A2M molecule that has been shown to inhibit the enzymes that degrade cartilage in disease models of osteoarthritis. This synthetic variant, “CYT-108,” has been shown to inhibit cartilage degradation more than 2-fold over that of the naturally-occurring A2M molecule in small animal models of osteoarthritis (Zhang, Y., Wei, X., Browning, S., Scuderi, G., Hanna, L. S., & Wei, L. (2017)). Targeted designed variants of alpha-2-macroglobulin (A2M) attenuate cartilage degeneration in a rat model of osteoarthritis induced by anterior cruciate ligament transection. (Arthritis Research & Therapy, 19(1). doi: 10.1186/s13075-017-1363-4). Cytonics has contracted a Collaborative Manufacturing Organization and Collaborative Research Organization (Sinclair Research, Auxvasse, MO) to synthesize CYT-108 and perform pre-clinical tests ahead of human clinical trials. In 2019 we successfully purified CYT-108 for pre-clinical trials, which were initiated in October 2019 in an animal model of post-traumatic osteoarthritis. If CYT-108 is approved for sale by the FDA and if CYT-108 is successfully commercialized, we anticipate that CYT-108 will substantially reduce APIC sales as we believe that CYT-108 is a superior treatment option to APIC.

Cytonics’ efforts to identify optimal recombinant variants began in 2011, where intense, targeted design and production of A2M variants were screened against “wild type” A2M using both in vitro protease digestion assays and ex vivo cartilage models of OA. As indicated below, several of the variants have demonstrated considerably more inhibitory effect than human “wild type” A2M. We have achieved success in a small animal model of OA at Brown University (REF). Our recombinant variant CYT-108 performed better then Wild Type A2M and showed evidence of cartilage upregulation in RT-PCR. This is an important accomplishment as it represents an IND enabling study for an eventual Biologic License Application (BLA). Out next step is protein development and scale to accomplish a large animal study, and toxicity study. We have been issued numerous patents in both the EU and US for our synthetic A2M variant, CYT-108.

LICENSING AGREEMENTS

A2MCyte, LLC

In October 2015, the Company entered into an Exclusive Sales, Marketing, Manufacturing and Distribution Agreement with A2MCyte, LLC, whereby the Company granted to A2MCyte an exclusive manufacturing, marketing and sales license of the Company’s APIC-PRP products during a 5-year period with an exclusive right to sell such products in the United States. In April 2020, prior to the expiration of the term of the agreement in October 2020, the Company exercised its option to terminate the agreement due to A2MCyte’ s continued failure to achieve aggregate product sales milestones since the effectiveness of the agreement. The total amount of payments made by A2MCyte to the Company under the agreement was $1,290,000 consisting of $500,000 of upfront payments and $790,000 minimum royalty payments. There are no more royalty obligations or other payment obligations of A2MCyte under this agreement since the termination of the agreement in April 2020. A copy of the Exclusive License Agreement with A2MCyte is filed as Exhibit 6.4 to the Offering Statement of which this Offering Circular is a part.

Christie Medical Holdings, LLC

On October 8, 2019, the Company entered into a letter of intent, effective January 1, 2020, with Christie Medical Holdings, LLC (“Christie Medical Holdings”) for a grant of an exclusive manufacturing, marketing and sales license in the human markets with exclusive rights to sell both domestically and internationally in the human markets the Company’s APIC-PRP and FACT products. The terms and conditions of the letter of intent were superseded by that certain definitive Exclusive Sales, Marketing, Manufacturing and Distribution Agreement for Human Market, dated as of April 27, 2020, between the Company and Christie Medical Holdings. As of June 16, 2020, the total amount of payments made by Christie Medical Holdings to the Company is $50,000, consisting of $50,000 of upfront payments and $0 royalty payments.

Term and Termination Provisions

The term of the agreement is a 10-year term immediately following the effective date of the agreement (April 27, 2020), subject to automatic renewal for an additional successive 5-year term. Either party of the agreement has the right to terminate the agreement upon written notice to the other party in the event of the other party (i) materially breaches or fails to perform any of its obligations, representations or undertakings under the agreement or (ii) becomes insolvent, adjudged bankrupt, liquidates, dissolves or there is an assignment of the other party’s business for the benefit of creditors. The agreement may also be terminated at any time during the term of the agreement by written mutual agreement between the parties.

Upfront Payments

As to upfront payments, pursuant to the terms of the agreement, Christie Medical Holdings is to pay the Company a non-refundable payment in the amount of $450,000, of which (i) Christie Medical Holdings has already paid $50,000 to the Company and (ii) $400,000 is to be paid by Christie Medical Holdings to the Company in five equal payments ($80,000 per payment) at the beginning of each calendar year following the effectiveness of the agreement. As of June 16, 2020, the total amount of upfront payments made by Christie Medical Holdings is $50,000.

Royalty Payments

As to royalty payments, pursuant to the terms of the agreement, Christie Medical Holdings will pay the Company a portion of the revenue generated from sales and distribution of APIC-PRP and FACT products equal to 10% of the aggregate products sales per quarter, payable within 30 days after the end of each calendar quarter during a calendar year. Notwithstanding the foregoing, Christie Medical Holdings is required to pay the Company royalty guaranteed quarterly minimum payments as to APIC-PRP products as follows:

Royalty Payment Period	Minimum Due Per Quarter
3rd Quarter of 2020 through 2021	$50,000
2022 through 2023	$60,000
2024	$65,000
2025	$70,000
2026 through 2029	$75,000

In addition, pursuant to the terms of the agreement, Christie Medical Holdings is required to pay the Company royalty guaranteed quarterly minimum payments of $2,000 per month until such time that Christie Medical Holdings performs its own FACT Testing. As of June 16, 2020, no royalty payments (including royalty guaranteed quarterly minimum payments) are due as of yet in accordance with the foregoing and, therefore, no royalty payments as to APIC-PRP and FACT products have been paid by Christie Medical Holdings to the Company.

Sales Milestones

There are no sales milestone requirements under this agreement.

A copy of the Exclusive License Agreement with Christie Medical Holdings is filed as Exhibit 6.6 to the Offering Statement of which this Offering Circular is a part.

Astaria Global, LLC

On June 30, 2019, the Company entered into an Exclusive License Agreement for Manufacturing, Sales, Marketing, and Distributing in the Veterinary Market with Astaria Global, LLC, a device distributor in the veterinary market, whereby the Company granted to Astria Global, LLC an exclusive manufacturing, marketing and sales license of the Company’s APIC-PRP products in the veterinary markets with an exclusive right to sell such products in the veterinary markets both domestically and internationally. As of June 16, 2020, the total amount of payments made by Astaria Global, LLC to the Company is $100,000, consisting of $100,000 of upfront payments and $0 royalty payments.

Term and Termination Provisions

The term of the agreement is in perpetuity following the effectiveness of the agreement (June 30, 2019). Either party of the agreement has the right to terminate the agreement upon written notice to the other party in the event of the other party (i) materially breaches or fails to perform any of its obligations, representations or undertakings under the agreement or (ii) becomes insolvent, adjudged bankrupt, liquidates, dissolves or there is an assignment of the other party’s business for the benefit of creditors. The agreement may also be terminated at any time during the term of the agreement by written mutual agreement between the parties.

Upfront Payments

As to upfront payments, pursuant to the terms of the agreement, Astaria Global, LLC is to pay the Company a non-refundable licensing fee in the amount of $400,000, of which (i) Astaria Global, LLC has already paid $100,000 to the Company and (ii) $300,000 is to be paid by Astaria Global, LLC to the Company in eight equal payments ($37,500 per payment) payable within 15 days of the beginning of each of the third and second quarters of calendar years 2020, 2021, 2022, and 2023. As of June 16, 2020, the total amount of upfront payments made by Astaria Global, LLC to the Company is $100,000.

Royalty Payments

As to royalty payments, pursuant to the terms of the agreement, Astaria Global, LLC will pay the Company a portion of the revenue generated from sales and distribution of APIC-PRP products equal to 2%, 3%, and 4% of the aggregate products sales per quarter for calendar year 2021, calendar year 2022, and calendar years 2023 and thereafter, respectively, payable within 15 days after the end of each calendar quarter during a calendar year. Notwithstanding the foregoing, Astaria Global, LLC is required to pay the Company royalty guaranteed quarterly minimum payments as to APIC-PRP products as follows:

Royalty Payment Period	Minimum Due Per Quarter
Calendar Year 2019	None
Calendar Year 2020	None
Calendar Year 2021	$10,000
Calendar Year 2022	$15,000
Calendar Years 2023 and thereafter	$20,000

As of June 16, 2020, no royalty payments (including royalty guaranteed quarterly minimum payments) are due as of yet in accordance with the foregoing and, therefore, no royalty payments as to APIC-PRP products have been paid by Astaria Global, LLC to the Company.

Sales Milestones

There are no sales milestone requirements under the agreement.

A copy of the Exclusive License Agreement with Astaria Global, LLC is filed as Exhibit 6.5 to the Offering Statement of which this Offering Circular is a part.

INTELLECTUAL PROPERTY

We will seek to commercialize certain technology related to the medical treatment of conditions affecting the human spine and other major joint spaces in the body, including certain technology subject to patent applications (the "Intellectual Property"). Our Intellectual Property portfolio currently consists of 9 international issued patents, and 8 additional US and international provisional patents and patents pending. We have invested over $1,500,000 in patent development, and have filed numerous domestic and international patent applications protecting our diagnostic FACT, therapeutic APIC-PRP, and experimental CYT-108 products.

RESEARCH

We currently have a staff of 1 full time employee and 7 technical consultants, including 2 PhD’s, 2 MD/PhD’s, and 3 MBA’s. These advisors serve as scientific, financial and regulatory consultants.

In 2013, our research team developed a series of recombinant variants of A2M which has the potential to be a treatment for osteoarthritis, back and joint pain. In vitro and in vivo testing on small animal models of trauma-induced arthritis have demonstrated substantial cartilage-protecting abilities and tolerability of our recombinant A2M product. We have outsourced drug development to Goodwin Biotechnology, a contract services provider with expertise in cell line development, scale up, and GMP manufacturing.

We have contracted with Goodwin Laboratory (Plantation, FL) for GLP/GMP production of our A2M variants and to move forward with pre-clinical trials.

We have successfully completed a pilot pre-clinical study in 2019, and anticipate publishing the results in Q2 2020. The data acquired from the pilot pre-clinical study will be used to inform the study parameters of a larger, GLP-compliant pre-clinical study to be initiated in 2020, an IND filing with the FDA in 2022. We anticipate entering Phase 1 clinical trials by mid-2023.

MANUFACTURING

We do not intend to manufacture the majority of our products, but instead we will use outside suppliers and contract manufacturers. We will select suppliers that have a substantial track record of working with FDA regulated medical products and maintaining good manufacturing practices that comply with FDA requirements. Each potential supplier will be audited by our staff to ensure they satisfy our requirements.

MARKETING

Orthopedic, spine and neuro-surgeons, as well as pain management physicians, will be the decision makers for the use of our products. We plan to develop a sales and marketing program targeting these physicians in the US, where there may be a high interest in our products.

The development of our Company name and the APIC brand will be important for stimulating industry interest and recognition of our Company. We plan to issue press releases, place advertisements in industry journals/magazines, and engage in various forms of direct marketing (email, mailing, in person selling, attendance at trade shows, etc.).

COMPETITION

The spine and orthopedic markets are known for their intense competition; however, in the field of orthopedic diagnostics and biologic therapeutics there are very few competitors. Our primary competition will be companies that provide the existing standard of care including steroids, NSAIDs, viscosupplementation, and closed irrigation treatments. We believe that by proving a clinical and economic advantage over existing treatments, we will be able to compete effectively. We will, however, be competing for market share against other drug and device companies that may possess greater resources and experience than us.

Given the large market potential for therapies, it is likely that other pharmaceutical companies and orthopedic companies have internal development programs for therapeutic products that will compete with our products.

PRICING STRATEGY

Our pricing strategy is to position our products as premium priced products, however, to be less expensive than the current treatment algorithms for spine and joint pain. We will work closely with patients, insurance carriers and workman’s compensation providers to determine a fair price for our assay and therapeutic products.

DISTRIBUTION

The Company has licensed our APIC-PRP system to a national independent distributor. We limited the pilot launch of our products to regions of the U.S. with the highest sales potential by engaging a small number of independent agents. Some of the initial sales agents were also investors in our Company. We believe that as investors in the Company, these agents will be motivated to represent our product line and to help promote the features and benefits of our products to their local physicians. Our distributor network would be developed and managed by an internal sales and marketing staff.

REIMBURSEMENT

In the United States, any surgical product or treatment success will stem from the level of reimbursement available to the surgeon and hospital that performs the procedure. We plan on retaining the services of a reimbursement-consultant to assist us with gaining reimbursement allowance from private and government insurance entities for our products. Reimbursement allowance will be applied for following the appropriate clinical efficacy studies.

RISK FACTORS

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

•	our history of losses and doubt about our ability to continue as a going concern;

•	our inability to attract sufficient demand for and obtain acceptance of our diagnostic and targeted therapeutic products for the treatment of musculoskeletal disease and osteoarthritis by physicians;

•	the success of our diagnostic and targeted therapeutic products in the treatment, and the possible future introduction of new products and treatments, of musculoskeletal disease and osteoarthritis;

•	our ability to maintain current pricing for our diagnostic and targeted therapeutic products;

•	our total dependence on, and the potential failure or errors of, third party manufacturers and services providers to deliver products or provide services on a cost-effective basis, and timely manner;

•	our failure to develop, find or market new products; or our failure to secure patent, trademark or other protections from copy or competition for any such future products;

•	the successful completion of current and future clinical studies, or any potential adverse clinical findings arising from any such studies; the possible failure to present and publish any positive outcomes data from these clinical studies in credible and/or peer reviewed journals; and the potential failure to continue to treat patients by physicians or other professionals due to any future adverse clinical trials, the failure of an expected increased adoption of the diagnostic and targeted therapeutic products by medical providers as a result of the data from these clinical studies;

•	adverse actions or findings relating to ongoing FDA and European Union compliance; including limitations on labeling, application, and use of the diagnostic and targeted therapeutic products by any regulatory body, or the denial of the Company’s current and future applications for expansion of current labeling, application and use restrictions;

•	the size and timing of orders from physicians;

•	our ability to obtain reimbursement for the diagnostic and targeted therapeutic products for the treatment of musculoskeletal disease and osteoarthritis in the future from third-party healthcare insurers;

•	the willingness of patients to pay out-of-pocket for the diagnostic and targeted therapeutic products, in the absence of reimbursement from third-party healthcare insurers, for the treatment of musculoskeletal disease and osteoarthritis;

•	unanticipated delays in the development and introduction of our future products and/or our inability to control costs;

•	our failure to promote and maintain a strong brand;

•	failure to achieve or sustain profitability;

•	risks associated with the product industry and the variety and availability of sufficient qualified licensed and non-licensed professionals that are necessary for the proper deployment of the diagnostic and targeted therapeutic products in any given geographic area, or across the Company’s entire market area;

•	our failure to successfully or cost-effectively manage our marketing efforts and channels, and the failure of such efforts and channels to be effective in generating leads and business for the Company or any of its affiliated providers;

•	significant competition, or the development of new technologies or treatments that may have cost and/or clinical advantages over our diagnostic and targeted therapeutic products;

•	the business risks of both domestic U.S. and international operations;

•	changing consumer preferences;

•	potential litigation from competitors or patients;

•	a limited market for our preferred stock and common stock;

•	our ability to retain or hire third-party manufacturers, suppliers or other service providers to produce our products;

•	our ability to adequately protect the intellectual property used to produce our products; and

•	our ability to stay abreast of modified or new laws and regulations applying to our business.

In addition, the report of our independent registered public accounting firm for the two years ended December 31, 2019 contains a statement with respect to substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations and negative cash flows.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act upon filing a Form 8-A. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the rules of the Securities and Exchange Commission (“SEC”). For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

CORPORATE HISTORY

We were originally organized on July 26, 2006 in Florida as Gammaspine, Inc. On April 20, 2007, we changed our name from Gammaspine, Inc. to Cytonics Corporation.

Our authorized capital is 70,000,000 shares, of which (1) 50,000,000 shares are Common Stock, par value $0.001 per share (the "Common Stock"), and (2) 20,000,000 shares are Preferred Stock, par value $0.001 per share, which may, at the sole discretion of the Board of Directors, be issued in one or more series (“Preferred Stock”). The Board of Directors has designated (a) 150,000 shares as Initial Preferred Stock, par value $0.001 (the “Initial Preferred Stock”), (b) 1,500,000 shares as Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), (c) 6,000,000 shares as Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and (d) 10,000,000 shares as Series C Preferred Stock, par value $0.0001 per shares (the “Series C Preferred Stock”).

Private Placements – Common Stock

On August 18, 2014, the Company issued 12,500 shares of Common Stock at a purchase price of $2.00 per share (for an aggregate of $25,000 of proceeds) to an accredited investor in a private placement under Rule 506(b) of Regulation D of the Securities Act.

During the period from April 20, 2007 to August 18, 2014, Cytonics issued an aggregate of 3,499,470 shares of Common Stock as compensation (for an aggregate of $0.00 of proceeds) to members of management in consideration of the recipient’s research and work contributions to the Company in reliance on Rule 506(b) of Regulation D of the Securities Act.

Private Placements – Preferred Stock

On November 30, 2009, the Company issued 150,000 shares of Initial Preferred Stock at a purchase price of $2.00 per share (for an aggregate of $300,000 of proceeds) to 3 accredited investors in a private placement under Rule 506(b) of Regulation D of the Securities Act.

On November 30, 2009, Cytonics issued an aggregate of 576,190 shares of Series A Preferred Stock at a purchase price of $4.00 per share (for an aggregate of $2,304,760 of proceeds) to 48 accredited investors in a private placement under Rule 506(b) of Regulation D of the Securities Act.

During the period from February 4, 2011 to June 9, 2011, Cytonics issued an aggregate of 1,779,000 shares of Series B Preferred Stock at an average purchase price of $2.50 per share (for an aggregate of $4,447,500 of proceeds) to 11 accredited investors in a private placement under Rule 506(b) of Regulation D of the Securities Act.

During the period from November 15, 2012 to January 15, 2016, Cytonics issued an aggregate of 795,865 shares of Series B Preferred Stock at an average purchase price of $4.00 per share (for an aggregate of $3,183,460 of proceeds) to 49 accredited investors in a private placement under Rule 506(b) of Regulation D of the Securities Act.

Private Placements – Convertible Notes

From June 30, 2018 to June 30, 2019, the Company issued an aggregate of $804,000 of convertible promissory notes in exchange for aggregate proceeds of $804,000 to 21 accredited investors in a private placement under Rule 506(c) of Regulation D of the Securities Act. The convertible promissory notes bear simple interest at the rate of 10% per annum payable by Cytonics on a quarterly basis with principal due on June 30, 2021 and are voluntarily convertible by the holder into shares of the Company’s common stock at a conversion price of $1.60 per share until the Company completes a public offering of its common stock for gross proceeds of at least $1,000,000 pursuant to an effective registration statement under the Securities Act, at which point the conversion price would be equal to the sale price in such public offering.

On October 31, 2019, the Company issued a convertible note in a private placement under Rule 506(b) of Regulation D of the Securities Act, in the amount of $100,000 to an investor, which is convertible into equity of the Company at a 10% discount to the offering price of the Company’s equity in this Offering Circular.

Regulation CF Offering and Regulation D Rule 506(c) Offering

On May 17, 2019, the Company issued an aggregate of $486,511 of convertible promissory notes (“Crowd Notes”) in exchange for aggregate proceeds of $463,344 to both accredited and non-accredited investors under Regulation CF and Rule 506(c) of Regulation D. In connection with the offering, which was facilitated by SI Securities, LLC as placement agent, the company issued to SI Securities, LLC $23,167 in Crowd Notes, in addition to offering expenses and commissions of $44,000. The Crowd Notes bear accrued interest of 5% payable upon maturity. The outstanding loan balance of the Crowd Notes will automatically convert if the Company completes a “Qualified Equity Financing” which means an offering of stock by the Company for gross proceeds of at least $1,000,000, or pursuant to an effective registration statement under the Securities Act, at which point the conversion price would be equal to the lesser of (i) sale price discounted by 20% in such public offering or (ii) the quotient resulting from dividing the valuation cap of $32,400,000 by the fully-diluted capitalization immediately prior to the closing of the Qualified Equity Financing (the “Conversion Price”). Commencing on the maturity date, the Crowd Note holders (by a decision of those Crowd Note holders holding a majority of the principal amount of the outstanding Crowd Notes) have the option to (a) require the Company to pay the outstanding loan balances or (b) convert the Crowd Notes into a number of the Company’s most senior class of shares equal to the quotient obtained by dividing the outstanding loan balance by the Conversion Price.

Appointment of Issuer Direct as Transfer Agent

On February 12, 2020, Cytonics entered into that certain Transfer Agent agreement with Issuer Direct, whereby Issuer Direct agreed to act as the transfer agent of Cytonics.

Employment Agreements

On May 15, 2018, the Company entered into a letter agreement with Joey Bose to engage his services as the President of the Company, with an annual base salary of $85,000 to be paid semi-monthly. Also pursuant to the letter agreement, the base salary is to be reviewed every twelve months and the Company also granted Mr. Bose an initial award of 424,800 stock options to purchase share of the Company’s common stock at an exercise price of $2.00 per share to vest over 3 years. Also according to the letter agreement, Mr. Bose will be awarded a performance bonus that will be tied to the completion of specific objectives. See “Executive Compensation – Employment Agreements”.

Issuance of Stock Options

In April 2007, the Company’s shareholders adopted the 2007 Stock Incentive Plan providing for the grant of stock options and restricted stock awards to employees and non-employee directors selected by the Board of Directors or a committee of our Board of Directors. Options granted under the plan may include non-statutory stock options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. The Company’s 2007 Stock Incentive Plan expired in April 2017, and no awards have been granted thereunder since such time.

In December 2017, the Company (i) granted non-Plan based options to purchase 1,378,834 shares of common stock and (ii) modified existing Plan and non-Plan based options to purchase 461,300 shares of common stock.  These granted and modified options are fully vested and carry an exercise price of $1.00 per share over a 5-year term.

On November 19, 2018, the Board of Directors adopted the 2018 Stock Incentive Plan (the “Plan”), under which the Board of Directors may grant stock-based compensation awards with respect to an aggregate of up to 5,000,000 shares of Common stock, subject to adjustment and increase pursuant to the terms of the Plan. The Plan permits the grant of stock options, restricted stock, restricted stock units and other forms of stock-based compensation to selected persons providing services to the Company (including non-employee directors).

The following is a summary of the Company’s stock option activity for the years ended December 31, 2019 and 2018:

	2019		2018
	Number of Options	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
Outstanding at January 1	6,117,470	$074	5,318,870	$0.35
Granted	100,000	$2.00	824,800	$1.52
Exercised	0		$(12,000)	$0.38
Expired	(392,200)	$0.49	(14,200)	$0.20
Outstanding at December 31	5,825,270	$0.78	6,117,470	$0.74

The following table summarizes stock option information at December 31, 2019:

December 31, 2019
Exercise Price	Outstanding	Weighted Average Contractual Life (Years)	Exercisable
$ 0.05	800,000	7.3	800,000
$ 0.30	120,000	2.2	120,000
$ 0.38	1,278,276	1.4	1,278,276
$ 0.57	496,000	3.5	496,000
$ 1.00	2,340,134	4.0	2,262,467
$ 2.00	524,800	4.2	261,700
Total	5,825,270		5,484,303

Forward Stock Split

Our board of directors approved on February 13, 2018 a 2-for-1 forward split of our Common Stock, which was effected on February 16, 2018. The forward split divided each one shares of our outstanding common stock into two shares of common stock and correspondingly adjusted the exercise prices of our common stock purchase warrants and options and conversion price of our convertible debt. All references to common stock, common stock purchase warrants, restricted stock, share data, per share data and related information have been retroactively adjusted, where applicable, in this Offering Circular to reflect the forward split of our common stock (and the corresponding adjustment of the exercise prices of our common stock purchase warrants) as if it had occurred at the beginning of the earliest period presented. As a result of the forward stock split, the number of shares of common stock issued and outstanding increased from 4,773,560 shares as of February 16, 2018, to approximately 9,547,120 shares. In connection with the forward stock split, we filed Articles of Amendment to our Articles of Incorporation to effect the forward stock split with the Secretary of State of Florida on February 16, 2018.

COMPANY INFORMATION

Our principal office is located at 658 West Indiantown Road, Suite 214, Jupiter, Florida 33458 and our phone number is (561) 406-2864. Our corporate website address is www.cytonics.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Offering Circular.

The Company does not have any subsidiaries.

The logos associated with FACT assay, APIC PRP System, APIC Mini System, and APIC Cell-Free Systems, and other trade names, trademarks or service marks of Cytonics, appearing in this Offering Circular are the property of Cytonics. Trade names, trademarks and service marks of other organizations appearing in this Offering Circular are the property of their respective holders.

THE OFFERING

Securities Being Offered by the Company:	A minimum of 750,000 and a maximum of 9,500,000 shares of our Series C Preferred Stock, par value $0.0001 (“Series C Preferred Stock”) at an offering price of $2.00 per share (the “Offered Shares”). Purchasers of the Shares will become our preferred stockholders.

Offering Price per Preferred Stock by the Company:	$2.00 per share of Series C Preferred Stock.

Number of Shares Outstanding Before the Offering of Preferred Stock :	A total of 9,547,120 shares of Common Stock are issued and outstanding as of the date hereof. 150,000, 576,190 and 2,574,865 shares of Initial Preferred Stock, Series A Preferred Stock and Series B Preferred Stock, respectively are issued and outstanding as of the date hereof.

Number of Shares Outstanding After the Offering of Preferred Stock :	A total of 750,000 shares of Series C Preferred Stock will be issued and outstanding after this Offering is completed if the Minimum Amount of Offered Shares are sold. A total of 9,500,000 shares of Series C Preferred Stock will be issued and outstanding after this Offering is completed if the Maximum Amount of Offered Shares are sold. We anticipate 150,000, 576,190 and 2,574,865 shares, respectively, of Initial Preferred Stock, Series A Preferred Stock and Series B Preferred Stock will be issued and outstanding after this Offering is completed.

Minimum offering amount:	750,000 shares at $2.00 per share, or $1,500,000.

Maximum offering amount:	9,500,000 shares at $2.00 per share, or $19,000,000.

Minimum Investment Amount:	The minimum investment amount per investor is $1,000 (500 shares of Series C Preferred Stock); however, we can waive the minimum purchase requirement on a case to case basis in our sole discretion. We may waive the minimum investment amount based on the supply and demand for the Offered Shares. For example, the Company may waive the minimum investment amount if there is not sufficient demand among fewer investors for the Offered Shares. SeedInvest Auto Invest Participants have a lower investment minimum purchase of $200 (100 shares of Series C Preferred Stock). The subscriptions, once received by us can be cancelled by the investor(s) at any time, however once the subscriptions are closed on, they are irrevocable.

Minimum Investment Amount:	There is no maximum investment amount per investor.

Investment Amount Restrictions:	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Capital Stock and Voting Rights:	Our common stock is common equity and contains no preferences as to other classes of our capital stock. Each share of our common stock entitles the holder to one vote on all matters submitted to the vote of the stockholders, including the election of directors. Four series of preferred stock have been established by the board of directors, namely Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Holders of Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to a number of votes per share equal to the largest amount of common stock into which they are convertible at the time of voting, respectively, held on all matters submitted to the vote of the stockholders.

Placement Agent:	We have engaged SI Securities, LLC, as the Placement Agent to offer the Offered Shares to prospective investors in the United States, on a best efforts basis, and our Placement Agent will have the right to engage such other broker-dealers or agents as it determines to assist in such Offering.

Subscribing Online:	We will use our SeedInvest profile, www.SeedInvest.com/Cytonics, to provide notification of this anticipated Offering. Prior to the qualification of the Offering Statement by the SEC, if you desire information about this anticipated Offering, you may (i) go to the Investor Relations page at www.cytonics.com and click on the “Reserve Your Shares” button (the Cytonics website will redirect you, as a prospective investor, via the “Reserve Your Shares” button to a landing page on the website operated by the Platform Agent) or (ii) go to www.SeedInvest.com/cytonics where prospective investors are asked to provide certain information about themselves, such as his, her or its name, phone number, e-mail address, zip code and the amount of shares of interest, constituting a non-binding indication of interest. After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, the Offering will be conducted through the website operated by our Platform Agent at www.SeedInvest.com/cytonics, whereby investors will electronically receive, review, execute and deliver subscription agreements.

Escrow Agent:	The Bryn Mawr Trust Company of Delaware shall serve as our Escrow Agent.

Escrow Account:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, payment of the purchase price by ACH debit transfer, wire transfer or debit card shall be made by investors through the Platform to the specified non-interest bearing bank account (“Escrow Account”) maintained by The Bryn Mawr Trust Company of Delaware (the “Escrow Agent”) as deposit account agent for Cytonics in compliance with SEC Rule 15c2-4. Upon achievement of the Minimum Offering Amount and the closing on such amount, the proceeds from the Minimum Offering Amount will be distributed to us and the associated Offered Shares will be issued to the investors. Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to us and the associated Offered Shares will be issued to the investors in such Offered Shares. If the Offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and without interest.

U.S. offering:	A maximum of $19,000,000 of Offered Shares will be offered worldwide. No sales of Offered Shares will be made anywhere in the world prior to the qualification of the Offering Circular by the SEC in the United States. All Offered Shares will be offered everywhere in the world at the same U.S. dollar price that is set forth in this Offering Circular.

Risk Factors:	Investing in our Series C Preferred Stock involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Series C Preferred Stock.

Use of Proceeds:	We expect to receive net proceeds from this offering of approximately $15,208,000 after deducting placement agent commissions in the amount of $1,662,500 (8.75% of the gross proceeds of the Offering). We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of Offering under Regulation A of up to $2,129,500, including legal, auditing, accounting, escrow agent, administrative agent, transfer agent, financial printer, Blue Sky, advertising, and other professional fees; (b) second towards the implementation of our business plan, including but not limited to funding GMP drug development, pre-clinical studies, and Phase I clinical trials; and (c) the balance towards working capital and general corporate purposes, See “Use of Proceeds .”
Termination of the Offering:

The Offering will terminate at the earlier of: (1) the date at which the Maximum Offering Amount has been sold, (2) the date which is one year from the date this Offering being qualified by the SEC, or (3) the date at which the Offering is earlier terminated by the company in its sole discretion (such earliest date, the “Termination Date”).

Proposed Listing:	No public market currently exists for our shares of Series C Preferred Stock. We do not intend to apply for quotation of our Series C Preferred Stock on any OTC trading platform or major stock exchanges.

Transfer Agent and Registrar:	Issuer Direct will be our transfer agent and registrar in connection with the Offering.

Dividends:	Our ability to pay dividends depends on both our achievement of positive cash flow and our board of directors’ discretion in declaring dividends. The order and priority of our dividends is further described in “Description of Capital Stock – Dividends.”

SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2019 and 2018 and the balance sheet data as of December 31, 2019 and 2018 are derived from the audited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this Offering Circular.

	Year Ended December 31,
	2019	2018
Statement of Operations Data
Sales revenues	$365,169	$294,000
Cost of Goods Sold	N/A	N/A
Gross Profits	N/A	N/A
Total operating expenses	1,119,923	835,590
Loss from operations	(754,754)	(541,590)
Nonoperating income (expense)	(222,168)	(22,900)
Net loss	$(976,922)	$(564,490)
Net loss per share, basic and diluted	$(0.10)	$(0.06)

Balance Sheet Data (at period end)
Cash and cash equivalents	$537,592	$772,330
Working capital (1)	$426,730	$724,762
Total assets	$1,056,608	$1,214,257
Total liabilities	$1,219,537	$884,318
Stockholders’ equity (deficit)	$(162,929)	$329,939

(1) Working capital represents total current assets less total current liabilities.

RISK FACTORS

An investment in our Offered Shares is highly speculative and is suitable only for persons or entities that are able to evaluate the risks of the investment. An investment in our Offered Shares should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should consider the following risks before making a decision to purchase our Offered Shares. To the best of our knowledge, we have included all material risks.

Risks Related to Our Business

We have a relatively limited operating history and thus are subject to the risks of business development. We are a development stage company and have sold limited products to date.

The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company could sustain losses in the future.

We have sold a very limited quantity of products to date. The majority of our revenue to date has been from receipt of a $1,607,376 federal grant, a $5,000,000 licensing fee, and $75,000 in quarterly royalties collected since October 2015. We are subject to business risks that are typical of development stage companies, and “start-up” and “lead-time” factors are expected to affect the timing of our receipt of revenues. As a start-up entity, we are subject to many of the risks common to such enterprises, including inability to implement our business plan, under-capitalization, cash shortages, and limitations with respect to personnel, financing and other resources, as well as uncertainty of our ability to generate revenues. We cannot assure you that our activities will be successful or result in any revenues or profit for us, and the likelihood of our success must be considered in light of the stage of our development. Our success or failure will depend in large part upon decisions made by our management and the marketplace conditions, in addition to many factors beyond our control. Until we generate significant revenues, we will experience negative cash flows and financial losses. If we are unsuccessful, you may lose your entire investment.

There can be no assurance that Cytonics’ efforts will result in successful commercialization or further development of Cytonics’ operations, that Cytonics’ marketing efforts will be successful, or that Cytonics will ever achieve significant (or any) revenue. If Cytonics fails to achieve its goals outlined, Cytonics may run out of money to run its operation and as such, Cytonics would need to raise additional working capital. Failure to do so could result with investors losing part or all of their money invested.

We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ended December 31, 2018 and 2019, we reported net losses of $564,490 and $976,922, respectively, and negative cash flow from operating activities of $415,482 and $661,440, respectively. As of December 31, 2019, we had an aggregate accumulated deficit of $16,367,468. We anticipate that we will continue to report losses and negative cash flow. As a result of these net losses and cash flow deficits and other factors, our independent auditors issued an audit opinion with respect to our financial statements for the two years ended December 31, 2019 that indicated that there is a substantial doubt about our ability to continue as a going concern.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Ability to Continue as a Going Concern.”

We expect to experience losses in the future and may not become profitable.

Pursuant to our business strategy, we expect to continue to make expenditures on research, clinical trials, and regulatory approvals, which will adversely affect operating results until revenues from sales of our products reach a level at which these costs are supported. Our recent operations have been financed and are expected to continue to be financed primarily through sales by us of our equity and through debt. We anticipate, based on our current proposed plans and assumptions relating to operations, that the net proceeds from the sale of the Shares offered hereby will be sufficient to satisfy our contemplated cash requirements for approximately 12 months from the date of this Offering.

Since the formation of our Company, we have generated limited revenues, with the exception of the federal grant income, income from the sale of an exclusive license to our diagnostic products, and quarterly royalties. We may experience quarterly and annual losses, and expect to do so at least through the end of the 2020 calendar year. We may never become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We will need to generate significant revenues to achieve and maintain profitability.

We will need additional capital to fund our operations, which, if obtained, could result in substantial dilution or significant debt service obligations. Our inability to procure additional financing, if required, may have a material adverse effect on us. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

We require additional equity and/or debt financing to continue our operations. We estimate that the gross proceeds of this Offering to be at most $19,000,000. We assume that this will be sufficient to support our current 12-month operating plan. However, if we raise less than the Minimum Offering Amount, or if unforeseen developments occur, we may require additional financing in the future, and may not be able to secure any additional financing we may need on terms favorable to us, or at all. These conditions raise substantial doubt about our ability to continue as a going concern for at least one year from the date of this filing.

Even if we are able to create additional revenues, we will need to raise additional capital. Although we believe that we have access to capital resources, there are no commitments in place for new financing as of the date of this document and there can be no assurance that we will be able to obtain funds on commercially acceptable terms, if at all. We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we may be required to raise additional funds through equity or debt financing. In order to continue operating, we may need to obtain additional financing, either through borrowings, private offerings, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. However, there can be no assurance that we will be successful in securing additional capital. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. Our inability to obtain any additional financing could have a material adverse effect upon us.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our investors or that result in our investors losing all of their investment in our Company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities could be at prices substantially below prices at which our shares are currently valued. To the extent we require additional financing and cannot raise it, we may have to limit our then-current operations, curtail all or certain portions of our business objectives and plans or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our investors. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

Some of our products are ready for commercial sales, but there is no certainty that these products will be successfully marketed.

Our ability to develop and commercialize products based on our proprietary technology will depend on our ability to develop products internally and may depend upon key outside partnerships that may not materialize on a timely basis or at all. There is no certainty that products employing our technology will be successfully marketed or licensed. Our products and technologies may prove to be unworkable or economically unfeasible. Many medical and pharmaceutical products require long development and testing periods and large capital investments with no certainty that the product will be successfully marketed.

Some of our products are in the developmental stage and may require more testing.

Our technologies are based on extensive testing, but there are still important questions and additional testing and development that will need to occur prior to making our products available for broad sale to the medical community. The company may need to initiate expensive clinical studies to further support the use and market acceptance of our products. We have had limited technical input or evaluations with respect to our products from other physicians or medical professionals, and therefore have received limited validation of the potential efficacy of our products or their viability in the market from persons outside of our Company. Our limited resources in supporting our products could have a material adverse effect upon our business.

We may have a limited number of products.

We may not be able to afford to develop additional products. If the production or sales of any of our limited number of products do not meet our expectations, our dependence upon small numbers of products and our inability to quickly develop new products could have a material adverse effect upon our business, prospects, financial condition and results of operations.

The failure of our products to gain market acceptance would have an adverse effect upon our ability to generate revenues and attain profitability.

A significant challenge for us will be gaining market acceptance of our products. The participation and interest of practicing surgeons and other physicians will be critical. It may require significant time, effort and expense to attract sufficient numbers of physicians for our products to gain widespread acceptance. We cannot assure you that a sufficient number of physicians will invest the time required to gain familiarity with and be trained in the use of our products, or that, once trained, they will be committed to continued usage.

Similarly, other medical procedures and products can also treat certain of the medical indications that we believe can be treated by our products. The medical community widely accepts many alternative treatments, and certain of these other treatments have a long history of prior use. We cannot be certain that our products will gain acceptance over established treatments or that either physicians or the medical community in general will accept and use our products.

Market acceptance of our products depends on many factors, including our ability to convince prospective customers that our technology is an attractive alternative to other technologies, to manufacture products in sufficient quantities and at an acceptable cost, and to supply and service sufficient quantities of our products directly or through our strategic alliances. The industry is subject to rapid and continuous change arising from, among other things, consolidation and technological improvements.

One or more of these factors may vary unpredictably, which could have a material adverse effect upon our business, prospects, financial condition and results of operations.

We will be dependent upon third party suppliers and manufacturers.

Because of our limited resources, we will be dependent upon other companies to conduct research, supply key components and to manufacture our products. Our ability to develop and maintain relationships with these suppliers, as well as our ability to develop additional sources for key components and manufacturing capabilities, may be important for our long-term success. We cannot assure you that we will be able to establish or maintain relationships with third party suppliers and manufacturers that may be necessary for the execution of our business plan.

Our potential inability to contract with qualified distributors to represent us and promote our products could have a negative effect on our business and financial performance.

We will rely heavily on distributors to sell our products and to market our products to physicians. Our potential inability to establish distributor relationships could have a material adverse effect upon our business, prospects, financial condition and results of operations. If we are unable to establish relationships with qualified distributors, we will be unable to effectively compete for sales of our products in the medical industry.

Reimbursement levels allowed by private and government insurance entities will affect the market acceptance of our products and our potential revenue.

If we are unable to convince patients to pay cash or the health insurance entities to reimburse us for our products, it will very likely have a negative effect on our ability to generate significant revenues.

Physicians and hospitals are each responsible for the costs associated with surgical procedures. In order for both parties to receive payment for performing these surgical services they each must seek reimbursement from the patient and the patient’s health care provider. The level of compensation is determined by reimbursement codes that are used to define each step of a surgical operation. Each code is defined by a detailed procedural description and associated level of monetary value. These industry standard codes are accepted throughout the healthcare industry and ultimately contribute to the success or failure of a new product introduction.

Physicians use codes, referred to as Current Procedural Terminology (CPT) codes, which are recognized by health care providers. Physicians define or code each step of an operative procedure by using a different code. These codes vary by procedure and often are subjective to the physician’s specific definition of his procedure. These codes can be referenced from various sources such as the “Common Coding Scenarios for Comprehensive Spine Care,” which is published annually by the American Medical Association. This code notation is submitted to the insurer and notifies the health care provider of what service or procedure was provided. A pre-established fee for that code number is then reimbursed to the operating physician. The code reimbursement value will vary based on the patient’s insurance carrier as each carrier maintains different levels for reimbursement.

Not only does the surgeon submit for reimbursement for his surgery, but the hospital also provides a service requiring a separate code submission for reimbursement. Diagnosis-Related Group (“DRG”) codes are codes responsible for hospital reimbursement under the Medicare Prospective Payment System. New DRG codes are continuously being created to more clearly address different procedures necessary in the medical industry.

Reimbursement for spine and orthopedic procedures will continue to change as the national healthcare system places pressure on the industry to lower costs. More specifically, manufacturers will continue to be under pressure to offer competitive pricing as health care providers look for alternatives to decrease costs.

Our products are not currently covered by any specific Current Procedural Terminology (“CPT”) code, and we do not expect that there will be any CPT code approved for reimbursement of our products any time in the near future.

The CPT code set is maintained by the American Medical Association through the CPT Editorial Panel.  CPT codes are used to describe medical, surgical, and diagnostic services and are designed to communicate uniform information about medical services and procedures among physicians, coders, patients, accreditation organizations, and payers (including the Centers for Medicare and Medicaid Services and insurers) for administrative, financial (including reimbursement), and analytical purposes.

Our products are not currently covered by any specific CPT code, and we do not expect that there will be any CPT code approved for reimbursement of our products any time in the near future.  Until such time that a CPT code is approved that covers one or more of our products, patients would be required to pay for our products out of pocket. The process of obtaining a new CPT code to cover a product can take years and is expensive and full of uncertainties.  Our inability to obtain a CPT code for our products on a timely or acceptable basis could have a material adverse effect upon our business, prospects, financial condition and results of operations.  Further, approval of a CPT code for our products may place substantial restrictions on the indications for which our products may be used or the persons with whom they may be used.  To gain reimbursement for the use of a product for clinical indications other than those for which the product was initially approved or cleared or for significant changes to the product, further studies, including clinical trials and approvals, may be required.

Our operations will be subject to extensive government regulation.

Medical products, devices and therapies are subject to extensive government regulation and review. These regulations are constantly changing. While we believe that our proposed operations will be conducted in material compliance with applicable laws, we have not received or applied for a legal opinion from counsel or from any federal or state judicial or regulatory authority to this effect, and many aspects of our business operations have not been the subject of state or federal regulatory interpretation. Interpretation and enforcement of existing federal and state laws regulating health care, and future laws regulating health care, could have a material adverse effect upon our business, prospects, financial condition and results of operations.

Our founder and Chairman of our Board of Directors, Gaetano Scuderi, M.D., is a physician. He owns a significant percentage of our issued and outstanding shares. A number of our other investors are physicians. All of our investor physicians may have a conflict of interest in working in the best interests of patients while recommending our products to those patients, because they may receive a financial benefit from sales of our products as a result of their ownership interest in our Company.

Physician Self-Referral Laws. The federal self-referral law (known as the “Stark Law”) imposes restrictions on physicians’ referrals for certain designated health services reimbursable by Medicare or Medicaid to entities with which any such physician (or an immediate family member) has a financial relationship, whether through an ownership, debt or compensation arrangement, and it prohibits an entity from billing Medicare or Medicaid, or any other federally funded health benefit program, for services rendered pursuant to a prohibited referral. Violations can result in denial and recoupment of payments for services, imposition of substantial civil or monetary penalties and exclusion from Medicare and Medicaid. In addition, several states have adopted self-referral laws, some of which are not limited to Medicare or Medicaid reimbursed services or to certain designated health services. Violation of any such laws may result in the imposition of penalties on the physicians pursuant to applicable regulations, including fines and suspension or revocation of the physician’s license. Investors should make their own determination as to the risk of violation of the Stark Law. Any sanctions imposed upon us could have a material adverse effect upon our business, prospects, financial condition and results of operations.

Fraud and Abuse. The anti-kickback provisions of the Social Security Act prohibit the solicitation, payment, receipt or offering of any direct or indirect remuneration in return for, or as an inducement for, referrals of patients for items or services reimbursable under Medicare, Medicaid or other federally funded health care benefit programs. Violation of these provisions, which are commonly known as the “Fraud and Abuse Law,” can lead to the imposition of civil and criminal penalties upon all parties involved, including substantial civil monetary penalties and exclusion from Medicare, Medicaid and other federally funded health care benefit programs. The scope of prohibited conduct under the Fraud and Abuse Law is broad and it extends to economic arrangements involving hospitals, physicians and their business partners, including arrangements such as those contemplated by us. Applicable state regulations may also prohibit the payment of remuneration in return for referrals. Violation of these state regulations may result in the imposition of monetary penalties on physicians, and suspension or revocation of a physician’s license. It is not certain that our operations will meet the requirements of a safe harbor under the Fraud and Abuse Law. We cannot assure you that our operations do not, or in the future will not, violate such law, and any sanctions imposed upon us could have a material adverse effect upon our business, prospects, financial condition and results of operations.

Licensure and Corporate Practice of Medicine. State laws and regulations combine to regulate the provision of health care services by prohibiting business entities, such as us, from practicing medicine or otherwise providing health care services without a license and from exercising control over the medical judgments or decisions of physicians and licensed entities. Violation of these requirements could result in civil and criminal sanctions against us. While we believe that our business as structured materially complies with these laws, we cannot assure you that the regulatory authorities or other parties will not assert that we are engaged in the corporate practice of medicine or the unlicensed provision of health care services, and if such an action were taken or such a determination were made, it could have a material adverse effect upon our business, prospects, financial condition and results of operations.

We may not be able to obtain the regulatory approvals necessary to market our products. Further, if we fail to comply with the extensive governmental regulations that affect our business, we could be subject to penalties and could be precluded from marketing our products.

Our research and development activities and the manufacturing, labeling, distribution and marketing of our products will be subject to regulation by numerous governmental agencies, including but not limited to the FDA, the State of Florida, HHS, and CMS. The United States Food and Drug Administration (“FDA”) imposes mandatory procedures and standards for the conduct of clinical trials and the production and marketing of products for diagnostic and human therapeutic use.

Our products are subject to approvals or clearances prior to marketing for commercial use. The process of obtaining necessary approvals or clearances can take years and is expensive and full of uncertainties. Our inability to obtain required regulatory approvals on a timely or acceptable basis could have a material adverse effect upon our business, prospects, financial condition and results of operations. Further, approvals or clearances may place substantial restrictions on the indications for which our products may be marketed or the persons to whom they may be marketed. To gain approval for the use of a product for clinical indications other than those for which the product was initially approved or cleared or for significant changes to the product, further studies, including clinical trials and approvals, may be required.

We believe that the most significant risk relates to the regulatory classification of certain of our products. In the filing of each application, we make a legal judgment about the appropriate form and content of the application. If the regulator disagrees with our judgment in any particular case and, for example, requires us to file a pre-market approval application rather than allowing us to market for approved uses while we seek broader approvals, or requires extensive additional clinical data, the time and expense required to obtain the required approval might be significantly increased or the approval might not be granted.

Approved products will be subject to continuing regulatory requirements relating to quality control and quality assurance, maintenance of records, reporting of adverse events, documentation, and labeling and promotion of medical devices.

The regulatory authorities require that our products be manufactured according to rigorous standards. These regulatory requirements may significantly increase our production or purchasing costs above currently expected levels and may even prevent us from making our products in quantities sufficient to meet market demand. If we change our approved manufacturing process, regulators may require a new approval before that process may be used. Failure to develop our manufacturing capability may mean that even if we develop promising new products, we may not be able to produce them profitably, as a result of delays and additional capital investment costs. Manufacturing facilities are also subject to inspections by or under the authority of the relevant regulator. In addition, failure to comply with applicable regulatory requirements could subject us to enforcement action, including product seizures, recalls, withdrawal of clearances or approvals, restrictions on or injunctions against marketing our product or products based on our technology, and civil and criminal penalties.

The Affordable Care Act and other payment and policy changes may have a material adverse effect on us.

The Patient Protection and Affordable Care Act enacted on March 23, 2010, as amended by the Health Care and Education Reconciliation Act of 2010 enacted on March 30, 2010, or, together, the Affordable Care Act, imposes a 2.3% excise tax on the sale of any taxable human medical device after December 31, 2012, subject to certain exclusions, by the manufacturer, producer or importer of such devices. The total cost to the industry was expected to be approximately $20 billion over ten years. This significant tax burden on our industry could have a material negative impact on the results of our operations and our cash flows. A significant portion of our sales will be considered medical device sales under this new legislation. Therefore, our products will be subject to this excise tax.

Further, the Affordable Care Act encourages hospitals and physicians to work collaboratively through shared savings programs, such as accountable care organizations, as well as other bundled payment initiatives, which may ultimately result in the reduction of medical device acquisitions and the consolidation of medical device suppliers used by hospitals. While passage of the Affordable Care Act may ultimately expand the pool of potential end-users of our products, the above-discussed changes could adversely affect the prices we are able to charge for our products or the amounts of reimbursement available for our products and could limit the acceptance and availability of our products. Each of these could have a material adverse effect on our financial position and the results of our operations.

Further, with the increase in demand for healthcare services, we expect both a strain on the capacity of the healthcare system and more proposals by legislators, regulators and third-party payers to keep healthcare costs down. Certain proposals, if passed, could impose limitations on the prices we will be able to charge for our products, or the amounts of reimbursement available from governmental agencies or third-party payers. These limitations could have a material adverse effect on our financial position and results of operations.

Federal healthcare reform continues to be a political issue, and it is unclear how federal elections may ultimately impact the effects of the Affordable Care Act. Various healthcare reform proposals have also emerged at the state level. We cannot predict what healthcare initiatives, if any, will be implemented at the federal or state level, or the effect any future legislation or regulation will have on us. However, an expansion in government’s role in the United States healthcare industry may lower reimbursements for our products, reduce medical procedure volumes and adversely affect our business, possibly materially.

Changes in the health care industry may require us to reduce the selling prices for our products or result in a reduction in the size of the market for our products, which could have a negative effect on our financial performance.

Trends toward managed care, health care cost containment and other changes in government and private sector initiatives are placing increased emphasis on the delivery of more cost-effective medical therapies that could adversely affect the sale or the prices of our products. For example:

•	Major third-party payers of hospital services, including Medicare and Medicaid and private health care insurers, have substantially revised their payment methodologies, which has resulted in stricter standards for reimbursement of hospital charges for certain medical procedures;

•	Third-party payer cutbacks could create downward price pressure;

•	Numerous legislative changes have been passed and others are being considered that would result in major reforms in the U.S. health care system that could have an adverse effect on our business;

•	There has been a consolidation among health care facilities and purchasers of medical products in the United States and these entities, which prefer to limit the number of suppliers from which they purchase medical products, may decide not to purchase or to stop purchasing our products or demand discounts on our prices;

•	There are proposed and existing laws and regulations in many markets regulating pricing and profitability of companies in the health care industry; and

•	There have been initiatives by third-party payers to challenge the prices charged for medical products, which initiatives could affect our ability to sell products on a competitive basis.

Both the pressure to reduce prices for our products in response to these trends and the decrease in the size of the market as a result of these trends could adversely affect our future levels of revenues and profitability of sales.

In addition, there are laws and regulations that regulate the means by which companies in the health care industry may compete by discounting the prices of their products. Although we intend to exercise care in structuring our customer discount arrangements to comply with those laws and regulations, we cannot assure you that:

•	Government officials charged with responsibility for enforcing those laws will not assert that our customer discount arrangements are in violation of those laws or regulations, or

•	Government regulators or courts will interpret those laws or regulations in a manner consistent with our interpretation.

We may be subject to material liability or litigation expenses for claims associated with our products or related instruments.

Because of the nature of our business, we may become a defendant in medical malpractice, products liability or similar lawsuits, and may become subject to the attendant risk of substantial damage awards. Direct claims, suits or complaints could be asserted against us. While we expect to address these risks through comprehensive general liability insurance, we cannot assure you that such insurance will be available to us, affordable for us, or that any claim asserted against us will be covered by insurance, or will not exceed the coverage limits of applicable insurance. Further, we cannot assure you that we will be able to obtain any such insurance in the future, or that the insurance, if available, will not be too costly to obtain or maintain. A claim against us that is not defended by an insurance carrier, or a successful claim against or settlement by us in excess of our insurance coverage, or our inability to obtain or maintain insurance, could have a material adverse effect upon our business, prospects, financial condition and results of operations.

Our current and planned business is inherently expensive, risky and may not be understood by or accepted in the marketplace, which could adversely affect our future value.

The business currently conducted by the Company is financially speculative. To date, very few companies have been successful in their efforts to commercialize such a business. Furthermore, the number of people who may use our services is difficult to forecast with accuracy. Our future success is dependent on the establishment of the market for our services and our ability to capture a share of this market with the services and offerings we plan to develop. Due to the groundwork laid by the founders, our costs have been kept at a minimum. This allows us to become profitable quickly with a very minute amount of the potential market using our tools and resources.

Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or our Company, including the utility of our services and offerings, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our marketplace, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counter-parties, failure by us or our partners to meet minimum standards of service and quality and compliance failures and claims.

We are susceptible to adverse economic conditions and our business may be adversely affected by changes in general economic conditions.

While we intend to finance our operations and growth of our business from funding and cash flow from operations, if adverse global economic conditions persist or worsen, we could experience a decrease in cash flow from operations attributable to reduced demand for our tools, resources and services and as a result, we may need to acquire additional financing for our continued operation and growth. There can be no assurance that alternative financing on acceptable terms would be available to Cytonics.

Our financial performance will be significantly affected by changes in national and local economic conditions, including:

•	Changes in the price or availability of materials that we utilize in the manufacture of our products and instruments;

•	Changes in purchasing or reimbursement policies by hospitals, hospital chains, insurance carriers or Medicare/Medicaid;

•	Changes by insurance companies in reimbursement or coverage for our products; and

•	Entry of lower cost alternatives to our products.

Our business is highly dependent upon the volume of patients seeking treatment for back and joint pain conditions. In turn, the demand for our products is highly sensitive to the following factors:

•	The development of alternative procedures or pharmaceutical treatments;

•	Seasonal demand in our principal markets;

•	Changes in market demand for the product; and

•	An increase in the cost of malpractice insurance for surgeons who perform spine and joint diagnosis and treatment, which increases the cost of procedures and reduces the number of procedures performed.

Because these factors can be volatile, our revenue levels can also be volatile. We expect to offer our products for sale throughout the United States. Adverse economic conditions in the United States could have a material adverse effect upon our business, prospects, financial condition and results of operations.

We may not effectively execute our strategy.

Our business strategy requires that we successfully and simultaneously complete many tasks. To be successful, we will need to:

•	Raise sufficient capital to fund our financial requirements;

•	Develop products that gain market acceptance and can be sold at competitive prices;

•	Negotiate effective business relationships and licensing agreements with others in the pharmaceutical and medical device industry;

•	Attract and retain qualified, professional employees; and

•	Evolve our business to gain advantages in an increasingly competitive environment.

We cannot assure you that we will be able to successfully execute any or all of the elements of our strategy. Our failure to successfully execute any one of the elements of our strategy may have a material adverse effect on our business and results of operations.

We may fail to implement our business plan.

Investors may lose their entire investment if we fail to implement our business plan. Our prospects must be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. We cannot guarantee that we will be successful in executing our business. If we fail to implement and create a base of operations for our proposed business, we may be forced to cease operations, in which case investors may lose their entire investment.

There may be unanticipated obstacles to execution of our business plan.

Our proposed plan of operation and prospects will depend largely upon our ability to successfully establish Cytonics’ presence in a timely fashion, retain and continue to hire skilled management, technical, marketing, and other personnel, and attract and retain significant numbers of quality business partners and corporate clients. There can be no assurance that we will be able to successfully implement our business plan or develop or maintain future business relationships, or that unanticipated expenses, problems or technical difficulties which would result in material delays in implementation will not occur.

Competition with third parties in our contemplated industry is intense, which could reduce our profitability and our ability to pay dividends or raise additional funds.

We compete with many other entities seeking to undertake similar activities as we do. Furthermore, we expect that our most significant competitors will be fully integrated and more established companies. These companies are developing competing services and products and they have significantly greater capital resources and research and development, manufacturing, testing, regulatory compliance, and marketing capabilities. As a result, our competitors may develop more competitive or affordable products or services, or achieve earlier product and service commercialization than we are able to achieve. Competitive products and services may render any services, products or product candidates that we may acquire or develop uneconomic or obsolete.

There is no assurance that we will be able to grow or maintain our market share or customer base. In addition, we expect that the markets in which we will compete will continue to attract new competitors and new technologies. Increased competition in our markets could lead to price reductions, reduced profits, or loss of market share. The current global economic conditions could also result in increased price competition for our products and services and or provide an opportunity for our products and services to underprice the competition.

To compete successfully, we need to maintain a successful research and development effort and continue to adapt our model and services based on the industry demand. If we fail to enhance our current products and develop new products in response to changes in technology and industry standards, or fail to bring product enhancements or new product developments to market quickly enough, or accurately predict future changes in our customers’ needs and our competitors develop new technologies or products, our products could become less competitive or obsolete.

We operate in a rapidly changing marketplace.

The markets in which we compete are rapidly changing and highly competitive, and we may not be able to compete effectively.

Our industry is highly competitive.

The healthcare industry is highly competitive. We will be competing for market share against established drug and device companies and other medical technology companies that possess greater resources and experience than we do. We may also face competition from other early-stage companies that have alternative technological solutions, as well as universities, research institutions and other non-profit entities. Many of our competitors will have access to greater financial, technical, research and development, marketing, manufacturing, sales, distribution and other resources than we do. Our more established competitors also will have substantially greater experience in conducting clinical trials and obtaining regulatory approvals. Further, our competitors may be more effective at developing commercially viable products based upon their technologies.

We may need to develop new applications for our products to become or remain competitive. Technological advances by one or more of our future competitors could render our present or future products obsolete or uneconomical. Further, the removal of regulatory barriers in the future may also result in new competitors entering our business. Our future success will depend upon our ability to compete effectively against current technology as well as to respond effectively to technological advances and regulatory changes. Competitive pressures could have a material adverse effect upon our business, prospects, financial condition and results of operations.

The volatile credit and capital markets could have a material adverse effect on our financial condition.

Our ability to manage our future debt will be dependent on our level of positive cash flow. An economic downturn may negatively impact our cash flows. Credit and capital markets can be volatile, which could make it more difficult for us to refinance our debt or to obtain additional debt or equity financings in the future. Such constraints could increase our costs of borrowing and could restrict our access to other potential sources of future liquidity. Our failure to have sufficient liquidity to make interest and other payments required by our debt could result in a default of such debt and acceleration of our borrowings, which would have a material adverse effect on our business and financial condition.

A prolonged economic downturn could materially affect us in the future.

The recent recession and prolonged economic downturn reduced consumer confidence to historic lows, impacting the public’s ability and desire to spend discretionary dollars as a result of job losses, home foreclosures, significantly reduced home values, investment losses, bankruptcies and reduced access to credit, resulting in lower levels of customer traffic. If the economy experiences another significant decline, our business and results of operations could be materially adversely affected.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or to actions by regulatory authorities.

We are continuing to develop our information technology capabilities, if we are unable to successfully upgrade or expand our technological capabilities, we may not have the ability to take advantage of market opportunities, manage our costs and transactional data effectively, satisfy customer requirements, execute our business plan or respond to competitive pressures.

We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism that could disrupt business and result in lower sales, increased operating costs and capital expenditures.

Our headquarters and company-operated locations, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures, may disrupt our business and may adversely affect our ability to continue our operations. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect our operations.

Public health epidemics or outbreaks could adversely impact our business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations, including among others, our sales and marketing and clinical trial operations and could have an adverse impact on our business and our financial results.

Rapid growth may strain our resources.

We expect to experience significant and rapid growth in the scope and complexity of our business, which may place a significant strain on our senior management team and our financial and other resources. Such growth, if experienced, may expose us to greater costs and other risks associated with growth and expansion. We may be required to hire a broad range of additional employees, including other support personnel, among others, in order to successfully advance our operations. We may be unsuccessful in these efforts or we may be unable to project accurately the rate or timing of these increases.

Our ability to manage our growth effectively will require us to continue to improve our operations, to improve our financial and management information systems, and to train, motivate, and manage our future employees. This growth may place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our business, or the failure to manage growth effectively, could have a materially adverse effect on our business, financial condition, and results of operations. In addition, difficulties in effectively managing the budgeting, forecasting, and other process control issues presented by such a rapid expansion could harm our business, financial condition, and results of operations.

Our risk management efforts may not be effective which could result in unforeseen losses.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future.

We plan to mitigate this risk by executing our business plan and creating cash flow in order to stem the need for debt acquisition to survive.

Our business is located in Florida and may be subject to interruptions caused by hurricanes and other natural disasters.

Our physical facilities and employees are all located in southeastern Florida and thus our business operations are more susceptible than businesses located in other parts of the country to interruptions caused by hurricanes and flooding. These natural disasters pose a risk of damage to our facilities and interruptions to our business, which could be prolonged, as a result of extended power outages, the unavailability of our employees during periods when they must attend to personal circumstances, and the inability of third parties to provide necessary services to us due to similar factors. Damage to our facilities and extended interruption of our business could result in lost revenues and other material adverse consequences for our business, which may not be adequately covered by insurance or for which insurance may not be available.

Compliance with Regulation A and reporting to the SEC could be costly, and our management will be required to devote substantial time to the compliance requirements of Regulation A.

Compliance with Regulation A could be costly and requires legal and accounting expertise. After qualifying this Form 1-A, we will be obligated to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

Investors may have to wait for a period of time from the date of their investment before obtaining the shares of Series C Preferred Stock purchased in this Offering.

If and when we consummate an Initial Closing, the offering will continue until a date which is the earliest of: (1) the date at which the Maximum Offering Amount has been sold, (2) the date which is one year from the date this Offering being qualified by the SEC or (3) the date at which the Offering is earlier terminated by the Company in its sole discretion. Additionally, in its discretion, the Company may elect to not hold another closing following the Initial Closing. Accordingly, any investors that invest in this offering after the Initial Closing may not receive shares of Series C Preferred Stock until such additional closing occurs, or not at all if there are no closings after the Initial Closing (in which case outstanding investment amounts will be returned, without deduction and generally without interest). During this period you will not have access to your investment, nor will you have shares of Series C Preferred Stock.

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” and will be subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Series C Preferred Stock less attractive to investors.

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues (note that the offering of Series C Preferred Stock pursuant to this Offering Circular will not result in the sale of securities under an effective registration statement). Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

We cannot predict if investors will find our Series C Preferred Stock less attractive because we may rely on these exemptions. If some investors find our Series C Preferred Stock less attractive as a result, there may be a less active trading market for our Series C Preferred Stock and our stock price may be more volatile.

We depend on our executive officers, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of our executive officers and significant employees. If they were to leave us or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results. We also do not maintain any key man life insurance policies for any of our employees.

If we are unable to recruit additional executives and personnel, we may not be able to execute our forecasted business strategy and our growth may be hindered; limited time availability.

Our success largely depends on the performance of our management team and other key personnel and our ability to continue to recruit qualified senior executives and other key personnel. Competition for senior management personnel is intense and there can be no assurance that we will be able to retain our personnel or attract additional qualified personnel. The loss of a member of senior management may require the remaining executive officers to divert immediate and substantial attention to fulfilling his or her duties and to seeking a replacement. We may not be able to continue to attract or retain such personnel in the future. Any inability to fill vacancies in our senior executive positions on a timely basis could impair our ability to implement our business strategy, which would harm our business and results of operations.

We may not be able to retain key personnel or replace them if they leave.

Our future success depends partially on our ability to attract and retain highly qualified personnel. Competition for personnel is intense and we cannot assure you that we will be able to retain key employees or that we will be able to attract and retain additional qualified personnel in the future. Our inability to attract and retain necessary personnel could have a material adverse effect upon our business, prospects, financial condition and results of operations.

Members of our Board and our executive officers will have other business interests and obligations to other entities, and certain officers and directors may have conflicts of interest.

None of our directors or our executive officers will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not compete with the business of the Company or otherwise breach their agreements with the Company. We are dependent on our directors and executive officers to successfully operate our Company. Their other business interests and activities could divert time and attention from operating our business. Of course, the Cytonics opportunity is very good and we anticipate that those involved during our initial phases will provide these position holders the ability to turn to Cytonics full time.

Individuals serving on our Board of Directors or as our officers actively participate in other business ventures and investment opportunities, including those that may compete with us. A conflict of interest is likely to arise if a director or officer becomes affiliated with a business entity that is a competitor, customer, provider or supplier of, or otherwise does business with, our Company. Individuals with such conflicts are required to disclose any such conflicts to us pursuant to their fiduciary duty of loyalty to our Company as required by our corporate governance policies and Florida state law. However, we cannot be certain that our directors and officers will always make disclosures, and therefore we may not be able to determine if a conflict of interest exists.

Intellectual Property Risks

Our intellectual property rights may not provide meaningful commercial protection for our products, which could enable third parties to use our technology or very similar technology and could reduce our ability to compete successfully.

Our ability to compete effectively will depend, in part, on our ability to maintain the proprietary nature of our technologies, which includes our ability to obtain, protect and enforce patents on our technology and to protect our trade secrets. While our technology is subject to patent applications that cover significant aspects of our product line, our patent applications may not provide us with any significant competitive advantage. Others may challenge our patent applications and, as a result, our proprietary rights could be narrowed, invalidated or rendered unenforceable. Competitors may develop products similar to ours that our patent applications do not cover. Our current and future patent applications may not result in the issuance of patents. Further, there is a substantial backlog of patent applications in many patent offices and the approval or rejection of patent applications may take several years.

We are dependent upon a limited number of PhD’s and MD’s for the continued development of our proprietary technology, and if one or more of them were to become unavailable to us, our ability to continue the development of our technology could be adversely affected.

Dr. Gaetano Scuderi, Dr. Lewis Hanna, Dr. Robert Bowser, Dr. Shawn Browning, and Dr. John David Laughlin are the named inventors of all or part of our patented technology, and we depend to a substantial degree upon some of them for continued development of our technology and applications of our technology to the spine and joint markets. We have the right of ownership in any future technologies or products that they may develop while working for the Company or as consultants. They have assigned their rights in our proprietary technology to the Company, and as employees and/or shareholders in our Company, continue to have an economic incentive to work with us on the development and commercialization of our technology. Nevertheless, we do not have any agreements with them that obligate them to continue providing services or other assistance to us, including in the continued development and commercialization of our products and our technology. If they were to cease providing assistance to us in these areas, our business could be adversely affected.

We have disclosed detailed information regarding our intellectual property to certain of our competitors.

We have disclosed some of our Product designs and other proprietary information to certain potential partners who may also compete with us in the future. Although these parties have executed non-disclosure agreements with respect to the proprietary information, there can be no assurances that they will maintain the confidentiality of our intellectual property rights or refrain from infringing on our intellectual property rights.

Our proprietary technology includes unpatented trade secrets, which we may not be able to protect.

Our proprietary technology includes unpatented trade secrets, the competitive advantage of which is substantially dependent upon our ability to maintain their continued secrecy. Trade secrets are difficult to protect. We cannot assure you that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that those trade secrets will not be disclosed, or that we can effectively protect our unpatented trade secrets.

In an effort to protect our trade secrets, we have a policy of requiring our employees, consultants and advisors to execute proprietary information agreements upon commencement of employment or consulting relationships with us. We expect that these agreements will provide that all confidential information developed or made known to the individual during the course of his or her relationship with us must be kept confidential, except in specified circumstances. We cannot assure you, however, that these agreements will provide meaningful protection for our trade secrets or other proprietary information in the event of the unauthorized use or disclosure of confidential information.

Our success will depend partly on our ability to operate without infringing or misappropriating the proprietary rights of others.

We may be sued for infringing upon the intellectual property rights of others. In addition, we may find it necessary, if threatened, to initiate a lawsuit seeking a declaration from a court that we do not infringe upon the proprietary rights of others or that the other party’s rights are invalid or unenforceable. If we do not prevail in any litigation, in addition to any damages we might have to pay, we would be required to stop the infringing activity or obtain a license. Any required license may not be available to us on acceptable terms, or at all. In addition, some licenses may be nonexclusive, and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our products, which could have a material adverse effect upon our business, prospects, financial condition and results of operations.

We may be involved in lawsuits to protect or enforce our intellectual property rights, which may be expensive.

In order to protect or enforce our intellectual property rights, we may have to initiate legal proceedings against third parties, such as patent infringement suits or interference proceedings. Intellectual property litigation is expensive, and, even if we prevail, the expense of that litigation could adversely affect our financial position. In addition, litigation is time consuming and could divert our management’s time and attention from our business operations.

Risks Related to Ownership of Our Series C Preferred Stock, the Offering and Lack of Liquidity

There has been no active public market for our Series C Preferred Stock prior to this Offering and we do not intend to apply for a quotation of our Series C Preferred Stock (or our common stock) on OTC Markets or on any stock exchange and an active trading market may never following this Offering, which may adversely impact the market for shares of our Series C Preferred Stock and make it difficult to sell your shares.

Prior to this Offering, there was no, and there currently is not, an active market for our Series C Preferred Stock (or our common stock). We do not intend to apply for quotation of our Series C Preferred Stock or for our common stock on OTC Markets or on any stock exchange and a trading market for our Series C Preferred Stock (or our common stock) may never develop. You may not be able to sell your shares of Series C Preferred Stock at or above the initial offering price, or at all.

The Company’s stock price may be volatile.

The price of the Company’s Series C Preferred Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	goods or services by the Company or its competitors;

•	additions or departures of key personnel;

•	the Company’s ability to execute its business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Series C Preferred Stock.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In such case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

In such case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Sales of our Preferred Stock and Common Stock under Rule 144 could reduce the price of our stock.

There are currently 1,643,555 shares of the various series of our Preferred Stock and 2,638,180 shares of Common Stock, respectively, held by non-affiliates and 1,687,500 shares of Preferred Stock and 6,908,940 shares of Common stock, held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities that can only be resold if the conditions of Rule 144 are met. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the 90 days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of Preferred Stock and Common Stock under Rule 144 could reduce prevailing market prices for our securities.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for Offered Shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Offered Shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors, in consultation with our Placement Agent, has determined the offering price in its sole discretion. The fixed offering price for our Offered Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our Offered Shares may not be supported by the current value of our Company or our assets at any particular time.

The entire amount of your purchase price for your Offered Shares will not be available for investment in the Company.

A portion of the offering proceeds will be used to pay selling commissions of 8.75% of the offering proceeds to our Placement Agent, which it may re-allow and pay to participating broker-dealers, who sell Offered Shares. See “PLAN OF DISTRIBUTION.” Thus, a portion of the gross amount of the offering proceeds will not be available for investment in the Company. See “USE OF PROCEEDS.”

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Offered Shares have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Offered Shares or find an exemption under the securities laws of each state in which we offer the Offered Shares, each investor may have the right to rescind his, her or its purchase of the Offered Shares and to receive back from the Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management's judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and our business.

We may not have the ability to pay our convertible promissory notes when due.

Our Company has issued convertible promissory notes totaling $1,390,511 which must be repaid by our Company within 3 years after their date of issuance (by May 17 and June 30, 2021).  Our Company does not have sufficient capital to repay the notes as of the date of this report, and may not have sufficient capital to repay the notes when due. Our Company’s inability to repay the notes when due would permit the noteholders to exercise their default remedies against our Company which could have a material adverse effect on our Company.

Future issuances of debt securities, which would rank senior to our Series C Preferred Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Series C Preferred Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Series C Preferred Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Series C Preferred Stock. Moreover, if we issue additional Preferred Stock, the holders of such preferred stock could be entitled to preferences over holders of Series C Preferred Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Series C Preferred Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Series C Preferred Stock.

Purchasers in this Offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share of Series C Preferred Stock will be substantially higher than the pro forma net tangible book value per share of our Common Stock. As a result, investors purchasing our Series C Preferred Stock in this Offering will experience immediate dilution of $1.32 per share if we sell the Maximum Offering Amount or $1.94 per share if we well the Minimum Offering Amount. This dilution is due in large part to the fact that our earlier investors paid substantially less than the initial public offering price for their common stock and various preferred shares, when they purchased same. In addition, if we issue additional equity securities, you will experience additional dilution.

Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Offered Shares are not freely transferable and there may not be a market created in which the Offered Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA. See “ERISA CONSIDERATIONS.”

We may issue additional shares of preferred or common stock, which would dilute the value of your investment.

Our amended and restated articles of incorporation authorize us to issue up to 50,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which the Board of Directors have designated 150,000 shares of Initial Preferred Stock (of which 150,000 shares are issued and outstanding and convertible into 360,000 shares of Common Stock), 1,500,000 shares of Series A Preferred Stock (of which 576,190 shares are issued and outstanding and convertible into 1,152,380 shares of Common Stock), 6,000,000 shares of Series B Preferred Stock (of which 2,574,865 are issued and outstanding and convertible into 5,149,730 shares of Common Stock), and 10,000,000 shares of Series C Preferred Stock (of which no shares are issued and outstanding). There are also $904,000 in convertible notes outstanding, of which $804,000 of such notes are convertible into 502,500 shares of common stock, at a rate of $1.60 per share, and $100,000 of such notes and interest thereon are convertible into 64,810 shares of Series C Preferred Stock at a rate of $1.80 per shares and the conversion of such Series C Preferred Stock into 64,810 shares of Common Stock at a rate of one share of Common Stock for one share of Series C Preferred Stock, and $535,229 in Crowd Notes outstanding and interest thereon which are convertible into 567,220 shares of Series C-1 Preferred Stock at a rate of $0.94 per share which are convertible into 567,220 of Common Stock at a rate of one share of Common Stock for one share of Series C-1 Preferred Stock (assuming we sell and issue all of the Offered Shares). Assuming we sell and issue all of the Offered Shares and all of our convertible notes, including the Crowd Notes, are converted into equity, the Company will have issued and outstanding equity (post stock-split) of approximately 32,436,199 shares of common stock, 16,162,110 shares of common stock reserved for issuance upon exercise of issued and outstanding preferred stock, and 5,823,870 shares of common stock reserved for issuance under our stock option plan, which have been awarded to employees, directors, and consultants at an exercise price of $0.10 to $2.00 per share with vesting over three to four years. Following the closing of the Offering, Cytonics’ directors, officers, and employees (former and current) will hold approximately 24.5% of the issued shares of the Company, and all other stockholders collectively will hold approximately 75.5% of the shares of the Company, on a fully diluted basis.

At any time, in the sole discretion of our Board of Directors, we may issue additional shares of our authorized but unissued stock for such consideration as our Board of Directors shall determine to be adequate. Shares may be offered to other investors at a price per share lower than the price per share in this Offering, or upon terms that may be deemed more favorable to investors than those offered hereunder. Our issuance of additional shares will dilute your equity ownership in our Company and may dilute our book value per share.

We may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering are to raise additional capital to use in accordance with our planned use of proceeds. We currently intend to use the proceeds we receive from this Offering, after deducting Placement Agent commissions, fees and expenses associated with qualification of Offering under Regulation A, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees, primarily to fund GMP drug development, pre-clinical studies, Phase I clinical trials, and provide working capital for day-to-day operations. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed.

Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change-of-control.

Our amended and restated articles of incorporation authorizes the Board of Directors to issue up to 20,000,000 shares of preferred stock, of which 2,350,000 shares remain undesignated. Such undesignated shares of preferred stock may be issued in one or more subseries, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended.

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director.

Our Company’s amended and restated articles of incorporation and amended and restated bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our articles of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Cytonics is obligated to pay certain fees and expenses.

Cytonics will pay various fees and expenses related to its ongoing operations regardless of whether or not Cytonics’ activities are profitable. These fees and expenses will require dependence on third-party relationships. Cytonics is generally dependent on relationships with its strategic partners and vendors, and Cytonics may enter into similar agreements with future potential strategic partners and alliances. Cytonics must be successful in securing and maintaining its third-party relationships to be successful. There can be no assurance that such third parties may regard their relationship with Cytonics as important to their own business and operations, that they will not reassess their commitment to the business at any time in the future, or that they will not develop their own competitive services or products, either during their relationship with Cytonics or after their relations with Cytonics expire. Accordingly, there can be no assurance that Cytonics’ existing relationships or future relationships will result in sustained business partnerships, successful service offerings, or significant revenues for Cytonics.

We have not retained independent professionals for investors.

We have not retained any independent professionals to comment on or otherwise protect the interests of potential investors.  Although we have retained our own counsel, neither such counsel nor any other independent professionals have made any examination of any factual matters herein, and potential investors should not rely on our counsel regarding any matters herein described.

Suitability Requirements.

The Shares are being offered hereby only to persons who meet certain suitability requirements set forth herein. The fact that a prospective Investor meets the suitability requirements established by us for this Offering does not necessarily mean that an investment in us is a suitable investment for that Investor. Each prospective Investor should consult with his own professional advisers before investing in us.

Investors are not to construe this Offering Circular as constituting legal or tax advice. Before making any decision to invest in us, investors should read the Offering Statement of which this Offering Circular forms a part, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors.

An Investor should be aware that we will assert that the Investor consented to the risks and the conflicts of interest described or inherent in this document if the Investor brings a claim against us or any of our directors, officers, managers, employees, advisors, agents, or representatives.

An orthopedic implant company invested $4 million in the Company at a price of $2.50 per share and acquired the exclusive marketing and distribution rights to our diagnostic products. Although the implant company invested an additional $350,000 in the company in 2013, the marketing and distribution agreement has been terminated upon mutual agreement.

In February 2011, a leading orthopedic implant company purchased 400,000 shares of Series B Preferred Stock at $2.50 per share, along with the option to purchase additional equity of the Company.  In June 2011, the orthopedic implant company exercised the option to purchase additional equity and purchased an additional 1,200,000 shares of Series B Preferred Stock at $2.50 per share.  In April 2013, the orthopedic implant company purchased an additional 87,500 shares of Series B Preferred Stock at $4.00 per share.

In June 2011, the Company and the orthopedic implant company also entered into an Exclusive Global Marketing and Distribution Agreement. In this agreement, the orthopedic implant company received an exclusive worldwide license to sell and market certain of the Company’s diagnostic products. As part of this agreement, the orthopedic implant company also received the option to negotiate for the purchase of an exclusive worldwide license to sell and market the Company’s autologous and non-autologous therapeutic products. The orthopedic implant company’s option to negotiate for the Company’s autologous therapeutic products expired in 2012. In April of 2013, the marketing and distribution agreement was terminated upon mutual agreement. All options expired upon termination of the agreement.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

USE OF PROCEEDS

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of Offering under Regulation A of up to $2,129,500, including  commissions to our Placement Agent, legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees, marketing the Offering, (b) second towards the implementation of our business plan, including but not limited to, funding GMP drug development, pre-clinical studies, and Phase I clinical trials; and (c) the balance towards working capital and general corporate purposes. In the event that we sell less than the maximum shares offered in the Offering, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment or consulting agreements.

If all of the Series C Preferred Stock offered hereunder are purchased, we expect to receive net proceeds from this offering of approximately $17,337,500 after deducting estimated Placement Agent commissions in the amount of $1,662,500 (8.75% of the gross proceeds of the Offering). However, we cannot guarantee that we will sell all of the Series C Preferred Stock being offered by us. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 8% (Minimum Offering Amount), 50%, 75%, or 100% (Maximum Offering Amount) of the shares being offered in the Offering:

	If 8% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$1,500,000	$9,500,000	$14,250,000	$19,000,000
Offering Expenses (Commissions to Placement Agent and other broker dealers)	($131,250)	($831,250)	($1,246,875)	($1,662,500)
Net Proceeds	$1,368,750	$8,668,750	$13,003,125	$17,337,500

Our intended use of the net proceeds is as follows:
Fees for Qualification of Offering under Regulation A (includes legal, auditing, accounting, escrow agent, transfer agent, digital marketing, financial printer and other professional fees)	($372,500)	($1,172,500)	($1,647,500)	($2,129,500)
Funding Pre-Clinical Trials	($0.00)	($500,000)	($500,000)	($500,000)
GMP Drug Development	($996,250)	($2,000,000)	($2,000,000)	($2,000,000)
Funding Phase 1 Studies	($0.00)	($3,000,000)	($3,000,000)	($3,000,000)
Working Capital and General Corporate Purposes	($0.00)	($1,996,250)	($5,855,625)	($9,708,000)
Total Use of Proceeds	$1,500,000	$9,500,000	$14,250,000	$19,000,000

CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2019 on an actual basis.

This table should be read in conjunction with the information contained in this Offering Circular, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes thereto appearing elsewhere in this Offering Circular.

As of December 31, 2019
Actual
Cash and cash equivalents	$537,592
Convertible notes payable, net of debt discounts	961,904
Convertible notes payable, related parties	100,000
Total long-term obligations	1,061,904
Stockholders’ equity:
Common Stock, $0.001 par value; 50,000,000 shares authorized and 9,547,120 shares issued and outstanding on an actual basis	9,547
Preferred stock, $0.001 par value; 10,000,000 shares authorized
Initial Preferred Stock, $0.001 par value; 150,000 shares authorized and issued and outstanding on an actual basis	150
Series A Preferred stock, $0.001 par value; 1,500,000 shares authorized and 576,190 shares issued and outstanding on an actual basis	576
Series B Preferred stock, $0.001 par value; 6,000,000 shares authorized and 2,574,865 shares issued and outstanding on an actual basis	2,575
Additional paid-in capital	16,191,691
Accumulated deficit	(16,367,468)
Total stockholders’ equity (deficit)	(162,929)
Total capitalization	$898,975

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Series C Preferred Stock being offered was determined by negotiation between us and the placement agent. No public market exists for our Series C Preferred Stock or our common stock and none is expected to develop. The principal factors considered in determining the public offering price included:

●	the information in this Offering Circular and otherwise available to the placement agent, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of Series C Preferred Stock sold in this offering will exceed the pro forma net tangible book value per share of Common Stock after the offering. As of December 31, 2019, our net tangible book value was approximately $(635,174). Net tangible book value is the value of our total tangible assets less total liabilities. In addition, this section assumes (a) the conversion of Convertible Notes into 502,500 shares of Common Stock at a rate of $1.60 per share of Common Stock; (b) the conversion of Convertible Notes into 64,810 shares of Series C Preferred Stock at a rate of $1.80 per shares and the conversion of such Series C Preferred Stock into 64,810 shares of Common Stock at a rate of one share of Common Stock for one share of Series C Preferred Stock; (c) the conversion of Crowd Notes into 567,220 shares of Series C-1 Preferred Stock at a rate of $0.94 per share and the conversion of such Series C-1 Preferred Stock into 567,220 shares of Common Stock at a rate of one share of Common Stock for one share of Series C-1 Preferred Stock; (d) the conversion of 150,000 shares of Initial Preferred Stock into 360,000 shares of Common Stock at a rate of 2.40 shares of Common Stock for one share of Initial Preferred Stock; (e) the conversion of 576,190 shares of Series A Preferred Stock into 1,152,380 shares of Common Stock at a rate of two shares of Common Stock for one share of Series A Preferred Stock; (f) the conversion of 2,574,865 shares of Series B Preferred Stock into 5,149,730 shares of Common Stock at a rate of two shares of Common Stock for one share of Series B Preferred Stock; and (g) the exercise of options to purchase 5,484,503 shares of Common Stock of Cytonics at an average exercise price of $0.72 per share.

Based on the initial offering price of $2.00 per one share of Series C Preferred Stock, on an as adjusted basis as of December 31, 2019, after giving effect to the issuance of Common Stock upon the conversion of Convertible Notes, Crowd Notes, Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock (as well as the Series C Preferred Stock offered hereby), assumed exercise of options to purchase Common Stock, and the application of the related net proceeds of this offering, our net tangible book value would be:

(i) $15,678,861, or $0.68 per share of Common Stock, assuming the sale of 100% of the shares offered (9,500,000 shares) with net proceeds in the amount of $15,208,000 after deducting estimated broker commissions of $1,662,500 and estimated offering expenses of $2,129,500;

(ii) $11,819,486, or $0.52 per share of Common Stock, assuming the sale of 75% of the shares offered 7,125,000 shares) with net proceeds in the amount of $11,355,625 after deducting estimated broker commissions of $1,246,875 and estimated offering expenses of $1,647,500;

(iii) $7,960,111, or $0.35 per share of Common Stock, assuming the sale of 50% of the shares offered 4,750,000 shares) with net proceeds in the amount of $7,496,250 after deducting estimated broker commissions of $831,250 and estimated offering expenses of $1,172,500; and

(iv) $1,460,111, or $0.06 per share of Common Stock, assuming the sale of 8% of the shares offered 750,000 shares) with net proceeds in the amount of $996,250 after deducting estimated broker commissions of $131,250 and estimated offering expenses of $372,500.

Purchasers of shares of Series C Preferred Stock in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100% (Maximum Offering Amount), 75%, 50%, or 8% (Minimum Offering Amount) of the shares being offered in this offering:

Percentage of offering shares of Series C Preferred Stock sold	100%	75%	50%	8%
Offering price per share of Series C Preferred Stock	$2.00	$2.00	$2.00	$2.00
Net tangible book value per share of Common Stock on a fully diluted and converted basis before this offering	$(0.03)	$(0.03)	$(0.03)	$(0.03)
Increase in net tangible book value per share of Common Stock on a fully diluted and converted basis attributable to new investors	$0.71	$0.54	$0.38	$0.09
Pro forma net tangible book value per share of Common Stock on a fully diluted and converted basis after this offering	$0.68	$0.52	$0.35	$0.06
Immediate dilution in net tangible book value per share of Common Stock on a fully diluted and converted basis to new investors	$1.32	$1.48	$1.65	$1.94

The following tables sets forth on a fully diluted and converted to Common Stock basis depending upon whether we sell 100% (Maximum Offering Amount), 75%, 50%, or 8% (Minimum Offering Amount) of the shares of Series C Preferred Stock being offered in this Offering, as of December 31, 2019, the number of shares of Series C Preferred Stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of Series C Preferred Stock in this offering, after giving pro forma effect to the issuance of Preferred Stock and Common Stock pursuant to private placements, assumed conversion of preferred stock and convertible notes into Common Stock, and assumed exercise of options to purchase Common Stock and the new investors in this offering at the offering price  of $2.00 per share of Series C Preferred Stock, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated broker commissions and estimated offering expenses.

	100% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing common stockholders as of December 31, 2019	9,522,120	29.1%	$0.00	0.0%	$0.00
Issuance of Common Stock pursuant to private placements.	25,000	0.1%	$25,000	0.1%	$1.00
Assumed issuance of Common Stock for converted Initial Preferred Stock prior to the Offering	360,000	1.1%	$300,000	0.8%	$0.83
Assumed issuance of Common Stock for converted Series A Preferred Stock prior to the Offering	1,152,380	3.5%	$2,304,760	6.6%	$2.00
Assumed issuance of Common Stock for converted Series B Preferred Stock prior to the Offering	5,149,730	15.8%	$7,630,960	21.8%	$1.48
Assumed issuance of Common Stock for convertible notes prior to the Offering	1,134,530	3.5%	$1,367,344	3.9%	$1.21
Assumed exercise of options to purchase Common Stock prior to the Offering	5,823,870	17.8%	$4,429,897	12.6%	$0.76
New investors	9,500,000	29.1%	$19,000,000	54.2%	$2.00
Total	32,667,630	100.0	$35,057,961	100.0%	$1.07

	75% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing common stockholders as of December 31, 2019	9,522,120	31.5%	$0.00	0.0%	$0.00
Issuance of Common Stock pursuant to private placements.	25,000	0.1%	$25,000	0.1%	$1.00
Assumed issuance of Common Stock for converted Initial Preferred Stock prior to the Offering	360,000	1.2%	$300,000	1.0%	$0.83
Assumed issuance of Common Stock for converted Series A Preferred Stock prior to the Offering	1,152,380	3.8%	$2,304,760	7.6%	$2.00
Assumed issuance of Common Stock for converted Series B Preferred Stock prior to the Offering	5,149,730	17.0%	$7,630,960	25.2%	$1.48
Assumed issuance of Common Stock for convertible notes prior to the Offering	1,134,530	3.7%	$1,367,344	4.5%	$1.21
Assumed exercise of options to purchase Common Stock prior to the Offering	5,823,870	19.2%	$4,429,897	14.6%	$0.76
New investors	7,125,000	23.5%	$14,250,000	47.0%	$2.00
Total	30,292,630	100.0%	$30,307,961	100.0%	$1.00

	50% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing common stockholders as of December 31, 2019	9,522,120	34.1%	$0.00	0.0%	$0.00
Issuance of Common Stock pursuant to private placements.	25,000	0.1%	$25,000	0.1%	$1.00
Assumed issuance of Common Stock for converted Initial Preferred Stock prior to the Offering	360,000	1.3%	$300,000	1.2%	$0.83
Assumed issuance of Common Stock for converted Series A Preferred Stock prior to the Offering	1,152,380	4.1%	$2,304,760	9.0%	$2.00
Assumed issuance of Common Stock for converted Series B Preferred Stock prior to the Offering	5,149,730	18.4%	$7,630,960	29.9%	$1.48
Assumed issuance of Common Stock for convertible notes prior to the Offering	1,134,530	4.1%	$1,367,344	5.3%	$1.21
Assumed exercise of options to purchase Common Stock prior to the Offering	5,823,870	20.9%	$4,429,897	17.3%	$0.76
New investors	4,750,000	17.0%	$9,500,000	37.2%	$2.00
Total	27,917,630	100.0%	$25,557,961	100.0%	$0.92

	8% of the Offered Shares Sold
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing common stockholders as of December 31, 2019	9,522,120	39.8%	$0.00	0.0%	$0.00
Issuance of Common Stock pursuant to private placements.	25,000	0.1%	$25,000	0.1%	$0.00
Assumed issuance of Common Stock for converted Initial Preferred Stock prior to the Offering	360,000	1.5%	$300,000	1.7%	$1.00
Assumed issuance of Common Stock for converted Series A Preferred Stock prior to the Offering	1,152,380	4.8%	$2,304,760	13.1%	$0.83
Assumed issuance of Common Stock for converted Series B Preferred Stock prior to the Offering	5,149,730	21.6%	$7,630,960	43.5%	$2.00
Assumed issuance of Common Stock for convertible notes prior to the Offering	1,134,530	4.7%	$1,367,344	7.8%	$1.48
Assumed exercise of options to purchase Common Stock prior to the Offering	5,823,870	24.4%	$4,429,897	25.3%	$1.21
New investors	750,000	3.1%	$1,500,000	8.5%	$2.00
Total	23,917,630	100.0%	$17,557,961	100.0%	$0.73

The foregoing discussion and tables include the issuance of 25,000 shares of Common Stock of Cytonics pursuant to private placements which closed on August 18, 2014 and assume the following transactions immediately prior to the completion of this Offering:

(i)	the conversion of outstanding convertible notes into (a) 502,500 shares of Common Stock of Cytonics at a price of $1.60 per share, (b) 64,810 shares of Series C Preferred Stock at a price of $1.80 per share and the conversion of such Series C Preferred Stock into 64,810 shares of Common Stock on a one to one basis, and (c) 567,220 shares of Series C-1 Preferred Stock at a rate of $0.94 per share and the conversion of such Series C-1 Preferred Stock into 567,220 shares of Common Stock at a rate of one for one.

(ii)

the conversion of the issued and outstanding (a) Initial Preferred Stock into 360,000 shares of Common Stock of Cytonics, (b) Series A Preferred Stock into 1,152,380 shares of Common Stock of Cytonics, and (c) Series B Preferred Stock into 5,149,730 shares of Common Stock of Cytonics; and

(iii)	the exercise of all outstanding options to purchase 5,825,270 shares of Common Stock at an average exercise price of $0.78 per share.

PLAN OF DISTRIBUTION

The Company is offering a minimum of 750,000 shares of the Company’s Series C Preferred Stock and a maximum of 9,500,000 shares of the Company’s Series C Preferred Stock, as described in this Offering Circular. The Minimum Offering Amount is $1,500,000 and the Maximum Offering Amount is $19,000,000.

The Series C Preferred Stock is convertible into shares of the Company’s Common Stock either at the discretion of the investor or automatically upon the occurrence of the consummation of an underwritten public offering of the Company resulting in at least $20,000,000 net proceeds to the Company. The total number of shares of the Company’s Common Stock into which the Series C Preferred Stock may be converted at the discretion of the investor is based on a conversion ratio of one for one.

This offering circular will be furnished to prospective investors before or at the time of all written offers and will be available for viewing on our website, as well as on the SEC’s website at www.sec.gov. Set forth below is the procedure for subscribing to purchase the Series C Preferred Stock.

Placement Agent

SI Securities, LLC, a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (“FINRA”) which we refer to herein as the Placement Agent, has agreed to act as the sole and exclusive placement agent in connection with this Offering, subject to the terms and conditions of that certain engagement letter, dated November 24, 2019, between the Placement Agent and the Company (the “Engagement Letter”). The Placement Agent is not purchasing any securities offered by this Offering Circular, and are under no obligation to purchase any securities in this Offering nor are they required to arrange the purchase or sale of any specific number or dollar amount of securities, but instead have agreed to use their best efforts to arrange for the sale of all of the securities offered hereby in exchange for commissions, to be paid in cash, in an amount equal to 8.75% of the of the gross proceeds of the Offering. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The initial term of the Engagement Letter began on November 24, 2019 and continues for 45 days from entry into the Engagement Letter and shall automatically renew for successive 15 day periods and automatically terminates 270 days from entry into the Engagement Letter. The Engagement Letter can be terminated by either party at any time upon written notice. A copy of the Engagement Letter is filed as Exhibit 1.1 to the Offering Statement of which this Offering Circular is a part.

It is expected that the Placement Agent will conduct essentially all of the marketing and sales of the Series C Preferred Stock. There is no assurance that additional placement agents will participate in the Offering. We are responsible for all Offering fees and expenses estimated to be $3,792,000 in the aggregate, including the following: (i) fees and disbursements of our legal counsel, accountants and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws; and (v) all costs of the Transfer Agent services.

The Engagement Letter with the Placement Agent provides that we will indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Placement Agent may be required to make in respect thereof.

An offering circular in electronic format will be made available on the websites maintained by the Placement Agent, or selling group members, if any, participating in the Offering.

Commissions and Discounts

The following table shows the total discounts and commissions payable to the Placement Agent on a per share basis in connection with this Offering:

Per Share
Public offering price	$2.00
Placement Agent commissions	$0.175
Proceeds, before expenses, to us	$1.825

Other Terms

Except as set forth above, the Company is not under any contractual obligation to engage SI Securities, LLC to provide any services to the Company after this Offering, and has no present intent to do so. However, SI Securities, LLC may, among other things, introduce the Company to potential target businesses or assist the Company in raising additional capital, as needs may arise in the future. If SI Securities, LLC provides services to the Company after this offering, the Company would pay SI Securities, LLC fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Platform Agent

Additionally, pursuant to the Engagement Letter, the Placement Agent agreed to act as our “Platform Agent” for this Offering using an online platform provided by SeedInvest Technology, LLC, an affiliate of Placement Agent, at the domain name www.seedinvest.com (the “Online Platform”) to provide technology tools to allow for the sales of securities in this Offering.

The Platform Agent will provide certain technology and administrative services in connection with the Offering, including the Online Platform of the Platform Agent by which, after the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors of the Company will receive, review, execute and deliver subscription agreements electronically.

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, payment of the purchase price by ACH debit transfer or wire transfer shall be made through the Online Platform of the Platform Agent and all amounts received shall be directed to a non-interest bearing escrow account (“Escrow Account”) in compliance with SEC Rule 15c2-4, with funds released to the Company only after an Initial Closing of this Offering, and for any Additional Closings under this Offering, if any.

After the Initial Closing, the Company may close on investments on a “rolling” basis (so not all investors will receive their Offered Shares on the same date). All funds will be directed to the Company’s Escrow Account held by the Escrow Agent. The Platform Agent is not acting as escrow agent and will not hold any funds.

SI Securities, LLC will charge investors in this Offering a non-refundable transaction fee equal to 2% of the amount invested (up to $300) at the time an investor subscribes to purchase securities in this Offering. The Transaction Fee is broken out as follows: (i) 50% is meant to cover the financial and administrative costs associated with the processing of payments via Wire, ACH, and Debit transfers; and (ii) the remaining 50% is meant to cover the financial and administrative costs of the related and subsequent reconciliation of cash and securities in investor accounts. This fee will be refunded in the event the Company does not reach the Minimum Offering Amount and there is no Initial Closing of this Offering.

Services Agreement with The Ridge, LLC

On February 3, 2020, the Company entered into a Service Agreement (the “Service Agreement”) with The Ridge, LLC (“Ridge”). Although the Service Agreement with The Ridge states that the services to be provided by Ridge will be for a crowdfunding campaign, Ridge will provide certain digital marketing services to the Company. The services under the Service Agreement include but are not limited to design, website and conversion rate optimization, email marketing, paid research, pad social media and strategic planning, implementation and execution of marketing. The Term of the Service Agreement began on February 3, 2020 and continues for a period of three (3) months and can be extended by the parties for consecutive one (1) month periods by mutual written consent of the parties. If the Services Agreement is extended, Ridge will receive additional compensation on the same terms and conditions of the Service Agreement. As compensation under the Service Agreement, the Company agreed to pay Ridge a fixed fee of $10,000 per month and a number of shares of the Company’s Common Stock in an amount equal to $10,000 per month based on a per-share dollar value reasonably determined by the Board of Directors of the Company (but in no event will the per-share dollar value be more than $2.00 per share for purposes of determining the number of shares to be issued to Ridge (the "Equity Compensation"). The Equity Compensation that will be issued within sixty (60) days after the expiration or termination of the Services Agreement or the services thereunder (whichever occurs first).

Escrow Account

The Bryn Mawr Trust Company of Delaware (the “Escrow Agent”), will act as escrow agent for the Offering pursuant to the Escrow Agreement between the Company, the Escrow Agent and the Placement Agent dated January 7, 2020 (the “Escrow Agreement”). A copy of the Escrow Agreement is filed as Exhibit 8.1 to the Offering Statement of which this Offering Circular is a part. Prior to the date the SEC issues a qualification for the sale of the shares of Series C Preferred Stock pursuant to this Offering Circular, the Escrow Agent shall establish a non-interest-bearing account (the “Escrow Account”).

The parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of investors, and that (ii) the Company is not entitled to any funds received into escrow, and that no amount deposited into the Escrow Account shall become the property of the Company or any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity, until the Company has triggered closing of such funds. In the event the Company does not reach the Minimum Offering Amount prior to termination of the Offering, the Escrow Agent shall make a full and prompt return of funds so that refunds are made to each investor in the exact amount received from said investor, without deduction, penalty or expense to investor.

The Escrow Agent shall be a segregated deposit account at the bank.

If any subscription agreement for the purchase of shares of the Series C Preferred Stock is rejected by the Company in its sole discretion, then the subscription agreement and the escrowed amounts for such investor shall be returned to the rejected investor without interest by the escrow agent promptly from the date it receives notice of such rejection.

Upon the Initial Closing, and any Additional Closings, under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company (where the funds will be available for use in the operations of the Company's business in a manner consistent with the “Use of Proceeds” in this Offering Circular).

The Placement Agent will compensate the Escrow Agent under the Escrow Agreement for its services thereunder with payment of $100.00 for each time there is a distribution from the Escrow Account after the first four (4) and a $750.00 Escrow Account Fee and will reimburse the Escrow Agent for all of its reasonable pre-approved out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like.

The Escrow Agent, in no way endorses the merits of the offering of the Series C Preferred Stock.

Minimum and Maximum Investment Amount

There is no maximum investment amount per subscriber in this Offering. The minimum investment amount per investor is $1,000 (500 shares of Series C Preferred Stock); however, we can waive the minimum purchase requirement on a case to case basis in our sole discretion. We may waive the minimum investment amount based on the supply and demand for the Offered Shares. For example, the Company may waive the minimum investment amount if there is not sufficient demand among fewer investors for the Offered Shares. SeedInvest Auto Invest Participants have a lower investment minimum purchase of $200 (100 shares of Series C Preferred Stock). The subscriptions, once received by us can be cancelled by the investor(s) at any time, however once the subscriptions are closed on, they are irrevocable.

Transfer Agent and Registrar

We have engaged Issuer Direct (the “Transfer Agent”) to be the transfer agent and registrar for the Company. The Transfer Agents Address is One Glenwood, STE 1001, Raleigh, North Carolina 27603, and their phone number is (877) 481-4014.

We agreed to compensation the Transfer Agent for its services with a one-time $500.00 payment and $495.00 monthly payments over 12 months.

Stock Certificates

Ownership of the Offered Shares will be in “book-entry” only form, meaning that ownership interests shall be recorded by the Transfer Agent, and kept only on the books and records of the Transfer Agent. No physical certificates shall be issued, nor received, by the Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing the Transfer Agent.

ERISA Considerations

Special considerations apply when contemplating the purchase of the Offered Shares on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the Offered Shares on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Shares of our common stock will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Foreign Regulatory Restrictions on Purchase of the Offered Shares

We have not taken any action to permit a public offering of our Offered Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of Offered Shares and the distribution of the prospectus outside the United States.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date this Offering Circular is declared qualified by the SEC. This offering will terminate at the earlier of: (1) the date at which the Maximum Offering Amount has been sold, (2) the date which is one year from this Offering being qualified by the SEC, or (3) the date at which the Offering is earlier terminated by the Company in its sole discretion (such earliest date, the “Termination Date”). Upon achievement of the Minimum Offering Amount and the closing on such amount (the “Initial Closing”), the proceeds from the Minimum Offering Amount will be distributed to us and the associated Offered Shares will be issued to the investors. If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings for additional sales (each an “Additional Closing”), up to the maximum number of Offered Shares, and until the Termination Date. Upon each Additional Closing, if any, the proceeds subject to that Additional Closing will be distributed to us and the associated Offered Shares will be issued to the investors in such Offered Shares. If the Offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and without interest. Our Company and the Placement Agent will consider various factors in determining the timing of any Additional Closings, including the amount of proceeds received at the Initial Closing, any Additional Closings that have already been held, the level of additional valid subscriptions received after the Initial Closing and the eligibility of additional investors under applicable laws.

Testing the Waters

We will use our existing website, www.cytonics.com to provide notification of this anticipated Offering. Prior to the qualification of the Offering by the SEC, if you desire information about this anticipated Offering, you may (i) go to the Investor Relations page at www.cytonics.com and click on the “Reserve Your Shares” button (the Cytonics website will redirect you, as a prospective investor, via the “Reserve Your Shares” button to a landing page on the website operated by Platform Agent) or (ii) go to www.SeedInvest.com/cytonics where prospective investors are asked to provide certain information about themselves, such as his, her or its name, phone number, e-mail address, zip code and the amount of shares of interest, constituting a non-binding indication of interest (“Interest Holders”). This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Platform Agent’s website as well. All Interest Holders have received and will continue to receive a series of comprehensive educational emails explaining the entire process and procedures for subscribing in the Offering and “what to expect” on the Platform Agent’s platform. Upon qualification by the SEC, Interest Holders will be invited to participate in subscribing in the Offering (set forth below).

Procedures for Subscribing

If you decide to subscribe for any Series C Preferred Stock in this Offering, you should:

Go to the Offering page at www.SeedInvest.com/cytonics, click on the “Invest” button and follow the procedures as described.

The Cytonics website (www.cytonics.com) will also redirect interested investors via the “Invest Now” button to a site operated by Platform Agent, where investors can receive, review, execute and deliver subscription agreements electronically.

Any potential investor will have ample time for the opportunity to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this Offering Circular. Further, we will not accept any money until the SEC declares the Offering Statement qualified.

We anticipate that we may hold one or more closings for purchases of the Offered Shares until the offering is fully subscribed or we terminate the Offering. Proceeds will be held with the Escrow Agent in the Escrow Account subject to compliance with Exchange Act Rule 15c2-4 until the Initial Closing occurs and then until each Additional Closing occurs.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor   as defined under Rule 501 of Regulation D or that your investment in the shares of the Series C Preferred Stock does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the shares of the Series C Preferred Stock for your own account and that your rights and responsibilities regarding your shares of Series C Preferred Stock will be governed by our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, each filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Series C Preferred Stock shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Investor Perks

To encourage participation in the Offering, the Company is providing specific perks for investors who purchase a minimum of 7,500 shares of its Series C Preferred Stock (“Shares”) in this Offering. Additional perks are available for purchases of a greater number of Shares. All perks must be redeemed within two years of receiving the Shares in this Offering, except as indicated below. The Company is of the opinion that these perks do not alter the sales price or cost basis of the securities in this offering. Instead, the perks are promotional discounts on future services of the Company, or a “thank you” to investors that help the Company achieve its mission. However, it is recommended that investors consult a tax professional to fully understand any tax implications of receiving any perks before investing. The table below presents the investment level to receive the stated perk, and the approximate cash value of the perk:

Investment Amount	Perk Description	Approximate Cash Value†
$15,000	Tier 1	$1,000
	Complimentary consultation with a qualified physician (regional availability may differ).
	Participation in scheduled quarterly calls with Cytonics’ senior management

$30,000	Tier 2	$3,000
	Everything in Tier1
	Complimentary APIC kit (sent to a qualified physician, regional availability may differ)

$75,000	Tier 3	$7,000
	Everything in Tier 2
	Airfare to visit our research facilities and a dinner with the senior management of Cytonics.
	Complimentary consult with Gaetano Scuderi, MD and APIC treatment

$150,000	Tier 4	$9,000
	Everything in Tier 3
	Complimentary flight (for two) to Jupiter, FL for a weekend stay at the Jupiter Beach Resort.
	Invitation to annual updates (dinners, calls) with the senior management of Cytonics.

$250,000	Tier 5	$21,000
	Everything in Tier 4
	An active role in CYT-108 development.
	Complimentary admission to industry conferences that Cytonics attends (such as the American Academy of Orthopedic Surgeons Annual Meeting).

† The approximate cash value was determined by management’s best estimates of the value of a consultation with a qualified physician (regional availability may differ) ($1,000), participation in scheduled quarterly calls with the Company’s senior management ($0), an APIC kit (sent to a qualified physician, regional availability may differ) ($2,000), airfare to visit the Company’s research facilities ($1,000), a dinner with the Company’s senior management ($500), a consultation with Gaetano Scuderi, MD ($500), APIC treatment ($2,000), flight (for two) to Jupiter, FL for a weekend stay at the Jupiter Beach Resort ($2,000), participation in annual updates (dinners, calls) with the Company’s senior management ($0), active role in CYT-108 development ($0), and admission to industry conferences that the Company attends (such as the American Academy of Orthopedic Surgeons Annual Meeting) ($12,000). Actual cash value may differ.

Selling Restrictions

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Offered Shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Offered Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Offered Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Offered Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Offered Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Offered Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Offered Shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Offered Shares which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. The Company has not authorized, nor does it authorize, the making of any offer of Offered Shares in circumstances in which an obligation arises for the Company to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Offered Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Shares to be offered so as to enable an investor to decide to purchase or subscribe the Offered Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Offered Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Offered Shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, the Offered Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Offered Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Offered Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Offered Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Offered Shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Offered Shares offered should conduct their own due diligence on the Offered Shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Offered Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Offered Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Offered Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Offered Shares must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This offering circular does not constitute a public offer of the Offered Shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Offered Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Offered Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Offered Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Offered Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Offered Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Offered Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Offered Shares may not be circulated or distributed, nor may the Offered Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Offered Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Offered Shares pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock or any series of our Preferred Stock, since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, holders of our Common Stock, or any series of our Preferred Stock, will only realize an economic gain on their investment if the price appreciates. You should not purchase our Series C Preferred Stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and as we do not intend to establish an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

DESCRIPTION OF BUSINESS

COMPANY OVERVIEW

Our company was formed on July 26, 2006 as a Florida corporation, for the purpose of researching and developing, marketing and distributing analytic tools used to detect biomarkers associated with certain diseases referred to as “assays,” therapeutic drugs, and related instruments and disposables related to musculoskeletal diseases. We are a development stage research company dedicated to developing therapeutics based on the naturally-occurring protease inhibitor alpha-2-macroglobulin (A2M), a blood serum protein that has known cartilage-protecting effects and could potentially serve as a treatment for osteoarthritis. To this end, we have developed a number of diagnostic and therapeutic products aimed at treating joint pain and inflammation.

Our mission is to improve people’s lives by limiting the progression of chondral pathology, which is bone and cartilage degeneration, which leads to disabling pain, inflammation, and the development of arthritis. Our strategy has been to leverage the unique molecular characteristics of A2M to develop autologous (“self-derived”) and synthetic (manufactured in a laboratory) therapeutics. We have developed two autologous A2M therapies and have out-licensed the drugs to medical device distributors in the human and veterinary orthopedic markets. Our current focus is on the development of a synthetic A2M variant (“CYT-108”) that can be synthesized in a laboratory and purchased “off-the-shelf,” and can be delivered in high concentrations to damaged and inflamed joints by an orthopedist. We seek to maximize the value of the drugs we discover by putting them in the hands of leading pharmaceutical companies with late-stage development, commercialization and marketing expertise.

The Osteoarthritis (“OA”) market represents a $185 billion annual opportunity, which is currently attributable to treating pain symptoms and invasive surgery. According to the Centers for Disease Control and Prevention (the “CDC”), in the U.S., over 30 million people are treated for back pain every year, and osteoarthritis (OA) affects nearly 30 million people. Back pain is the #1 cause of missed work and the #1 healthcare expense in our country. Joint pain and OA account for millions of doctor office visits each year, and are rapidly rising as the average life expectancy increases. In all, musculoskeletal disease burdens our nation with human suffering, lost productivity, missed work, and excessive medical expenses.

Our Company has developed protein-based diagnostics and therapeutics for chronic orthopedic diseases. In 2010, our Company launched our flagship product, a first-in-kind biomarker assay that detects byproducts of cartilage degradation in joint fluid, called “FACT” (Fibronectin-Aggrecan Complex Test). The FACT diagnostic product is currently sold to physicians nationwide, and is used to assess the extent of cartilage damage in patients and determine the appropriate course of treatment. Samples of patient’s joint (synovial) fluid are delivered to Cytonics’ laboratory for testing, and the results are uploaded to a secure database accessible only to physicians. Over 900 kits were distributed to physicians in 2019 with roughly 90 kits distributed thus far in 2020.

We have developed a range of therapeutic products for the treatment of painful osteoarthritis, back, and joint pain based upon our understanding of Fibronectin-Aggrecan Complex formation and the role that A2M plays in regulating cartilage degradation. The Company’s first therapeutic product, APIC-PRP was cleared for sale via the 510(k) regulatory process in January 2014. This technology is predicated on Platelet Rich Plasma (PRP), a concentration of the plasma cells found in blood that is injected into joints that are painful and inflamed. The APIC-PRP system differs from PRP in that it selectively concentrates A2M while removing other blood proteins. The final preparation is a highly-concentrated, A2M-rich solution that can be injected into damaged, painful, and inflamed joints.

The Company has entered into licensing agreements with certain distributors of medical devices whereby the Company has granted sales, marketing manufacturing, and distribution licenses in the human and veterinary markets with exclusive rights to sell both domestically and internationally in the human and veterinary markets the APIC-PRP products and FACT products of the Company. See “Description of Business – Licensing Agreements.”

Our current focus is on the development of a synthetic A2M variant (“CYT-108”), based upon the protein structure of the naturally-occurring A2M molecule that has been shown to inhibit the enzymes that degrade cartilage in disease models of osteoarthritis. This synthetic variant, “CYT-108,” has been shown to inhibit cartilage degradation more than 2-fold over that of the naturally-occurring A2M molecule in small animal models of osteoarthritis (Zhang, Y., Wei, X., Browning, S., Scuderi, G., Hanna, L. S., & Wei, L. (2017)). Targeted designed variants of alpha-2-macroglobulin (A2M) attenuate cartilage degeneration in a rat model of osteoarthritis induced by anterior cruciate ligament transection. (Arthritis Research & Therapy, 19(1). doi: 10.1186/s13075-017-1363-4). Cytonics has contracted a Collaborative Manufacturing Organization and Collaborative Research Organization (Sinclair Research, Auxvasse, MO) to synthesize CYT-108 and perform pre-clinical tests ahead of human clinical trials. In 2019 we successfully purified CYT-108 for pre-clinical trials, which were initiated in October 2019 in an animal model of post-traumatic osteoarthritis. If CYT-108 is approved for sale by the FDA and if CYT-108 is successfully commercialized, we anticipate that CYT-108 will substantially reduce APIC sales as we believe that CYT-108 is a superior treatment option to APIC.

For the fiscal years ended December 31, 2019 and 2018, we generated revenues of $365,169 and $294,000, respectively, and reported net losses of $976,922 and $564,490, respectively, and negative cash flow from operating activities of $661,440 and $415,482, respectively. Our auditors have raised substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and financings. As noted in our financial statements, we had an accumulated stockholders’ deficit of approximately $16,367,468 and recurring losses from operations as of December 31, 2019. See “Risk Factors - We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.”

FACT DIAGNOSTIC PRODUCT

Cytonics’ first product was “FACT” (Fibronectin-Aggrecan Complex Test), a pilot-launched lab developed test diagnostic assay that can identify pain generators associated with degenerating cartilage such as in OA or degenerative disc disease. Cytonics demonstrated in top peer-review journals ( ID of a Novel Fibronectin-Aggrecan Complex in Synovial Fluid of Knees w/Painful Meniscal Injury; JBJS, Feb 2011; Clinically Significant Improvement in Functional Outcome After Lumbar Epidural Steroid Injection for Radiculopathy is Predicted by Assay for Novel Fibronectin-Aggrecan Complex; Golish SR et al SPINE, August 2011) that “FAC” (Fibronectin-Aggrecan complex) is present in joints exhibiting pain from cartilage degeneration but not in asymptomatic joints. We believe FACT will become an important tool to improve joint and especially spine surgery results currently compromised by poor diagnostics.

FACT™ is an enzyme linked immunosorbent sandwich assay (ELISA) that measures the presence of a FAC in a fluid specimen taken from patients with spine or joint related pain. The presence of the Fibronectin-Aggrecan Complex (FAC) and other related biomarkers has been shown in clinical studies to be associated with inflammation due to tissue damage or degeneration. FACT™ is a Laboratory Developed Test that was developed, and its performance characteristics determined by Cytonics Corporation. The test has not been cleared or approved by the U.S. Food and Drug Administration. Federal law restricts the FACT diagnostic test to sale only by or on the order of a physician. FACT may be protected by U.S. Patent 8,338,572, which was issued to the Company on December 25, 2012 and other pending U.S. and foreign patent applications made by the Company as further described below.

The FACT™ diagnostic product was debuted at the North American Spine Society (NASS) Annual Meeting in October 2010 in Orlando, FL. We received a very positive response from physicians and were awarded “Best New Technology for Spine Care in 2010” and “Best New Technology in Diagnostics and Imaging in 2010.”

Following NASS, we initiated a pilot launch of the FACT testing service with a limited number of physicians, the majority of which were Cytonics’ investors.

In February 2011, Synthes Corporation, a leading orthopedic implant company, purchased 400,000 shares of our Series B Preferred Stock at $2.50 per share, along with the option to purchase additional equity of the Company. In June 2011, Synthes exercised the option to purchase additional equity and also purchased an additional 1,600,000 shares of Series B Preferred Stock at $2.50 per share. On April 2013, Johnson and Johnson (“J&J”), who purchased Synthes in 2012, purchased an additional 87,500 shares of Series B Preferred Stock at $4.00 per share.

In June 2011, Synthes also entered into an Exclusive Global Marketing and Distribution Agreement (“Agreement”) with the Company. In the Agreement, Synthes received an exclusive worldwide license to sell and market certain of the Company’s diagnostic products. As part of this Agreement, Synthes also received the option to negotiate for the purchase of an exclusive worldwide license to sell and market the Company’s autologous and non-autologous therapeutic products. The Synthes option to negotiate for the Company’s autologous therapeutic products expired in 2012. In April of 2013, the marketing and distribution agreement was terminated upon mutual agreement (with J&J). All options expired upon termination of the agreement.

The FACT diagnostic product is currently sold to physicians nationwide, and is used to assess the extent of cartilage damage in patients and determine the appropriate course of treatment. Samples of patient’s joint (synovial) fluid are delivered to Cytonics’ laboratory for testing, and the results are uploaded to a secure database accessible only to physicians. Over 900 kits were distributed to physicians in 2019 with roughly 90 kits distributed thus far in 2020.

FACT REGULATORY STRATEGY

Cytonics testing service for FACT is regulated under the Clinical Laboratories Improvement Amendments of 1988. The FACT is considered a Lab Developed Test (LDT) and has not been cleared or approved by the U.S. Food and Drug Administration (FDA). The FDA does have enforcement authority over LDT's, but until now has not exercised its authority, except on a very limited basis.

The current FDA regulatory landscape of In Vitro Diagnostic (IVD) and LDTs remains unclear. However, based on the publicly available information, as well as our current regulatory experience, the FDA appears to be considering its authority of LDTs marketed without FDA clearance or approval at this point in time. Given that the FACT™ assay meets the definition of an LDT (i.e., IVD test created and used by the same CLIA-certified laboratory; “CLIA” means clinical laboratory improvement amendments), it is our understanding that FDA likely would allow our strategic partner to market the FACT™ assay without premarket clearance or approval under the agency’s enforcement discretion pending forthcoming guidance from FDA regarding the future regulation of LDTs. Thus, it is our view that until such time that FDA provides further guidance on its strategy for regulation of LDTs, we may offer the FACT™ assay as an LDT through our CLIA-certified laboratory without receiving FDA clearance or approval. However there can be no assurance that our understanding of the foregoing is correct.

The FDA has detailed a potential risk-based classification scheme for the future regulation of LDTs. Based on our experience with currently regulated IVDs, it is our understanding that the agency’s proposed risk-based classification scheme, if pursued by FDA, likely will correlate to well-defined regulatory pathways. For example, makers of an LDT that could result in serious injury or death, result in difficulty detecting a false result, or have a high public health risk likely will be required to submit an FDA approval mechanism that requires randomized prospective data (“PMA”). Next, makers of an LDT that could result in a non-serious injury, result in a relatively easy to detect false result, or are an adjunctive test likely will be required to submit a 510(k) notice. Lastly, makers of an LDT that could result in little potential for injury, result in an easy to detect false result, or are a highly adjunctive test likely will be 510(k) exempt. However, the agency has acknowledged that there are a number of issues that remain undecided including, whether some tests will remain subject to enforcement discretion and the timeline for phasing in a new LDT regulatory scheme. It is our view that, similar to previous guidance issued by FDA where the agency seeks regulatory oversight regarding LDTs, there very likely will be a reasonable grace period for companies to comply with any new regulatory requirements.

It is our further view that our FACT™ assay will be considered by FDA to represent a moderate risk device. Moderate risk devices are often regulated through the 510(k) process if an appropriate “predicate” class I or class II device can be identified. In the event that our assay is subject to FDA regulations sometime in the future, we will implement a strategy that has the greatest chance that the FACT™ assay will be found to be subject to the lowest level of regulation. We will identify the appropriate class I or class II predicates but we will have to work with FDA through the pre-submission process to determine whether FDA will accept the company’s 510(k) substantial equivalence arguments.

In summary, while the FDA continues to consider implementation of enforcement over LDTs, we can currently offer the FACT™ assay through a CLIA-certified laboratory. Should our assay become subject to new FDA regulation, our strategy will be to request FDA oversight of the FACT™ assay at the lowest level of regulation. Finally, even with future FDA regulation of LDTs, it is likely that the agency will provide a grace period for LDTs currently offered through CLIA laboratories to comply with any new regulatory requirements. Accordingly, we believe that we are likely to have a period of time while offering the FACT™ assay as an LDT in which to seek FDA premarket clearance or approval, if required. However there can be no assurance that the foregoing will occur as expected, and if the FDA decides to take different action that we expect, it could have a material adverse effect on the Company.

ORTHOPEDIC THERAPIES

Cytonics exploited its unique understanding of the cartilage degenerative/pain cascade to create therapeutic products for the treatment of painful osteoarthritic joint and spine disease. Its key scientific discovery is that Alpha-2-Macroglobulin (“A2M”), a protein that can be concentrated from a patient’s blood, inhibits catabolic proteases that have long been known to be implicated in cartilage breakdown secondary to OA. According to the CDC, OA affects over 30 million U.S. patients each year and while clinicians offer various injections to treat the associated pain, there is no definitive treatment except for expensive joint replacement. Cytonics’ development and clinical-regulatory projects have already brought two autologous A2M versions to the clinic to treat the disease as well as its painful symptoms and we believe will culminate in already-optimized recombinant off-the-shelf versions.

The Company’s first therapeutic product, Autologous Platelet Integrated Concentrate (“APIC”) received 510(k) clearance (FDA approval for medical devices) as platelet rich plasma (PRP) in January 2014 (BK-130060-0). Unlike other PRP products which proved only modest clinical benefit, APIC’s novel two-stage process follows traditional centrifugation with a second, filtration step, resulting in a plasma concentrate that is low in WBCs (which are harmful to intra-articular healing (Platelet-Rich Plasma Increases Matrix Metalloproteases in Cultures of Human Synovial Fibroblasts; Browning SR, Weiser Am, Scuderi GI, Carballo C, Hanna LS; JBJS Am 2012; 94(23); e1721-e1727) and which concentrates not just platelets but also alpha-2-macroglobulin, (A2M) a potent and broad-based protease inhibitor. The Company has entered into licensing agreements with certain distributors of medical devices whereby the Company has granted sales, marketing manufacturing, and distribution licenses in the human and veterinary markets with exclusive rights to sell both domestically and internationally in the human and veterinary markets the APIC-PRP products of the Company. See “Description of Business – Licensing Agreements.”

Inspired by Cytonics’ 2013 Orthopedic Research Society presentation of its pilot work with A2M, ( Is There a Chondroprotective effect of Autologous Protease Inhibitor Concentrate on an Osteoarthritis Rabbit Model? A Pilot Study; Cuellar J and V, Browning S, Scuderi G, Golish R, Hanna L; presented 2013 ORS, San Antonio) independent investigators from Brown University supported by NIH and its Chinese counterpart published in July 2014 a seminal paper validating Cytonics’ work and concluding that “…. supplemental A2M provides chondral protection in post-traumatic OA.”(Identification of a2-Macroglobulin as a Master Inhibitor of Cartilage-Degrading Factors That Attenuates the Progression of Posttraumatic Osteoarthritis.; Wei et al; Arthritis and Rheumatology Vol 66 No. 7, July 2014). This team continues to pursue independent animal research demonstrating that A2M protects joints from chronic osteoarthritic degradation.

RECOMBINANT

Cytonics’ ultimate goal is to expand upon the therapeutic potential of the naturally-occurring (“wild-type”) A2M molecule by engineering a synthetic (“recombinant”) version of the wild-type A2M. We believe that this will allow us to create an off-the-shelf biologic drug that can be produced in high concentrations and in mass quantities. The creation of a recombinant A2M molecule involves three distinct steps: (1) Obtaining the DNA sequence that encodes for the A2M protein found in the body, (2) Engineering that DNA sequence to give the A2M variant improved functionality, and (3) Expressing the A2M variant DNA to create an A2M variant protein product (the final drug that has therapeutic function). This is accomplished using high speed screening and discovery techniques. Cytonics screened thousands of A2M variants and identified multiple optimized recombinant forms whose protease inhibition exceeds that of the naturally occurring, wild-type A2M. These select variants have been synthesized, validated in vitro, secured by an international patent portfolio, and have demonstrated cartilage-protective activity and tolerability in preclinical work in a small animal model at Brown University. We believe that these research efforts confirm Cytonics’ ability to engineer biologic variants of naturally-occurring molecules for therapeutic purposes. We have contracted with Goodwin Laboratory (Plantation, FL) for GLP/GMP production of our A2M variants and to move forward with pre-clinical trials. A pilot pre-clinical study was initiated in October 2019 at Sinclair Research (Auxvasse, MO) and concluded in December 2019. We expect to have preliminary results by April 2020.

APIC THERAPEUTIC PRODUCTS

Cytonics has developed autologous treatments for osteoarthritis, back, and joint pain. Based on Cytonics’ in depth knowledge of the pain cascade and our discovery of FAC, we have developed a method to concentrate proteins that are known to inhibit cartilage degeneration and potentially prevent the formation of FAC. We have developed the APIC PRP and APIC Mini Systems, which utilize a unique and proprietary process to concentrate platelets, growth factors, and/or protease inhibitors from a patient’s own blood for a range of orthopedic applications. The resulting concentrated formulas have been shown to slow the breakdown of cartilage in vitro and in vivo studies. To-date, over 7,000 patients suffering from joint pain and inflammation have been treated with Cytonics’ APIC system.

APIC REGULATORY STRATEGY

In January 2014, we received FDA 510k clearance for our APIC PRP System. This was a major milestone for the Company and allows us to sell and market the APIC System in the U.S. We have submitted a 510k for the APIC Mini based on the original clearance for the APIC PRP System, and are in the final stages of FDA approval.

We have received CE (“Conformité Européenne” which means European Conformity) mark approval for use of the APIC Systems in Europe. We have no plans currently to pursue sales and marketing of the APIC Systems for use in Europe.

We are supported in all FDA submissions by our regulatory affairs counsel.

ADDITIONAL PRODUCTS

The Company plans to develop additional products that include therapeutics that we plan to manufacture, outsource to contract manufacturing, or license to strategic partners. Products currently in development or envisioned include the following:

1.	Recombinant Protein Therapeutic – A recombinant protein therapy delivered locally to the source of pain to reduce inflammation, eliminate pain, and to promote healing.
2.	APIC PRP for the treatment of chronic wounds.
3.	APIC Mini for the treatment of small joints in humans and animals.

CHRONIC WOUNDS

A further development is that the same MMP and other proteases that are implicated in OA – and inhibited by A2M – are elevated in many chronic wounds, thus prevent their healing, (Analysis of the acute and chronic wound environments: the role of protease and their inhibitors; Trengove N, Schultz G et al; Wound Repair and Regenerative Medicine 1999 Nov-Dec; 7 (6); 442-451 and Protease Activity Levels Associated with Healing Status of Chronic Wounds; Serena, T et al; Poster 429, European Wound Management Association (EWMA) meeting Vienna, 2012) and that APIC has been shown to significantly decrease the protease levels that are upregulated in Elevated Protease Activity (“EPA”) wounds (Communications, Drs. Serena, Kirsner, Hanft). While this represents an enormous clinical need and market, Cytonics has elected to prioritize and pursue other clinical indications, such inflammatory joint disease, for their technologies.

LICENSING AGREEMENTS

A2MCyte, LLC

In October 2015, the Company entered into an Exclusive Sales, Marketing, Manufacturing and Distribution Agreement with A2MCyte, LLC, whereby the Company granted to A2MCyte an exclusive manufacturing, marketing and sales license of the Company’s APIC-PRP products during a 5-year period with an exclusive right to sell such products in the United States. In April 2020, prior to the expiration of the term of the agreement in October 2020, the Company exercised its option to terminate the agreement due to A2MCyte’ s continued failure to achieve aggregate product sales milestones since the effectiveness of the agreement. The total amount of payments made by A2MCyte to the Company under the agreement was $1,290,000 consisting of $500,000 of upfront payments and $790,000 minimum royalty payments. There are no more royalty obligations or other payment obligations of A2MCyte under this agreement since the termination of the agreement in April 2020. A copy of the Exclusive License Agreement with A2MCyte is filed as Exhibit 6.4 to the Offering Statement of which this Offering Circular is a part.

Christie Medical Holdings, LLC

On October 8, 2019, the Company entered into a letter of intent, effective January 1, 2020, with Christie Medical Holdings, LLC (“Christie Medical Holdings”) for a grant of an exclusive manufacturing, marketing and sales license in the human markets with exclusive rights to sell both domestically and internationally in the human markets the Company’s APIC-PRP and FACT products. The terms and conditions of the letter of intent were superseded by that certain definitive Exclusive Sales, Marketing, Manufacturing and Distribution Agreement for Human Market, dated as of April 27, 2020, between the Company and Christie Medical Holdings. As of June 16, 2020, the total amount of payments made by Christie Medical Holdings to the Company is $50,000, consisting of $50,000 of upfront payments and $0 royalty payments.

Term and Termination Provisions

The term of the agreement is a 10-year term immediately following the effective date of the agreement (April 27, 2020), subject to automatic renewal for an additional successive 5-year term. Either party of the agreement has the right to terminate the agreement upon written notice to the other party in the event of the other party (i) materially breaches or fails to perform any of its obligations, representations or undertakings under the agreement or (ii) becomes insolvent, adjudged bankrupt, liquidates, dissolves or there is an assignment of the other party’s business for the benefit of creditors. The agreement may also be terminated at any time during the term of the agreement by written mutual agreement between the parties.

Upfront Payments

As to upfront payments, pursuant to the terms of the agreement, Christie Medical Holdings is to pay the Company a non-refundable payment in the amount of $450,000, of which (i) Christie Medical Holdings has already paid $50,000 to the Company and (ii) $400,000 is to be paid by Christie Medical Holdings to the Company in five equal payments ($80,000 per payment) at the beginning of each calendar year following the effectiveness of the agreement. As of June 16, 2020, the total amount of upfront payments made by Christie Medical Holdings is $50,000.

Royalty Payments

As to royalty payments, pursuant to the terms of the agreement, Christie Medical Holdings will pay the Company a portion of the revenue generated from sales and distribution of APIC-PRP and FACT products equal to 10% of the aggregate products sales per quarter, payable within 30 days after the end of each calendar quarter during a calendar year. Notwithstanding the foregoing, Christie Medical Holdings is required to pay the Company royalty guaranteed quarterly minimum payments as to APIC-PRP products as follows:

Royalty Payment Period	Minimum Due Per Quarter
3rd Quarter of 2020 through 2021	$50,000
2022 through 2023	$60,000
2024	$65,000
2025	$70,000
2026 through 2029	$75,000

In addition, pursuant to the terms of the agreement, Christie Medical Holdings is required to pay the Company royalty guaranteed quarterly minimum payments of $2,000 per month until such time that Christie Medical Holdings performs its own FACT Testing. As of June 16, 2020, no royalty payments (including royalty guaranteed quarterly minimum payments) are due as of yet in accordance with the foregoing and, therefore, no royalty payments as to APIC-PRP and FACT products have been paid by Christie Medical Holdings to the Company.

Sales Milestones

There are no sales milestone requirements under this agreement.

A copy of the Exclusive License Agreement with Christie Medical Holdings is filed as Exhibit 6.6 to the Offering Statement of which this Offering Circular is a part.

Astaria Global, LLC

On June 30, 2019, the Company entered into an Exclusive License Agreement for Manufacturing, Sales, Marketing, and Distributing in the Veterinary Market with Astaria Global, LLC, a device distributor in the veterinary market, whereby the Company granted to Astria Global, LLC an exclusive manufacturing, marketing and sales license of the Company’s APIC-PRP products in the veterinary markets with an exclusive right to sell such products in the veterinary markets both domestically and internationally. As of June 16, 2020, the total amount of payments made by Astaria Global, LLC to the Company is $100,000, consisting of $100,000 of upfront payments and $0 royalty payments.

Term and Termination Provisions

The term of the agreement is in perpetuity following the effectiveness of the agreement (June 30, 2019). Either party of the agreement has the right to terminate the agreement upon written notice to the other party in the event of the other party (i) materially breaches or fails to perform any of its obligations, representations or undertakings under the agreement or (ii) becomes insolvent, adjudged bankrupt, liquidates, dissolves or there is an assignment of the other party’s business for the benefit of creditors. The agreement may also be terminated at any time during the term of the agreement by written mutual agreement between the parties.

Upfront Payments

As to upfront payments, pursuant to the terms of the agreement, Astaria Global, LLC is to pay the Company a non-refundable licensing fee in the amount of $400,000, of which (i) Astaria Global, LLC has already paid $100,000 to the Company and (ii) $300,000 is to be paid by Astaria Global, LLC to the Company in eight equal payments ($37,500 per payment) payable within 15 days of the beginning of each of the third and second quarters of calendar years 2020, 2021, 2022, and 2023. As of June 16, 2020, the total amount of upfront payments made by Astaria Global, LLC to the Company is $100,000.

Royalty Payments

As to royalty payments, pursuant to the terms of the agreement, Astaria Global, LLC will pay the Company a portion of the revenue generated from sales and distribution of APIC-PRP products equal to 2%, 3%, and 4% of the aggregate products sales per quarter for calendar year 2021, calendar year 2022, and calendar years 2023 and thereafter, respectively, payable within 15 days after the end of each calendar quarter during a calendar year. Notwithstanding the foregoing, Astaria Global, LLC is required to pay the Company royalty guaranteed quarterly minimum payments as to APIC-PRP products as follows:

Royalty Payment Period	Minimum Due Per Quarter
Calendar Year 2019	None
Calendar Year 2020	None
Calendar Year 2021	$10,000
Calendar Year 2022	$15,000
Calendar Years 2023 and thereafter	$20,000

As of June 16, 2020, no royalty payments (including royalty guaranteed quarterly minimum payments) are due as of yet in accordance with the foregoing and, therefore, no royalty payments as to APIC-PRP products have been paid by Astaria Global, LLC to the Company.

Sales Milestones

There are no sales milestone requirements under the agreement.

A copy of the Exclusive License Agreement with Astaria Global, LLC is filed as Exhibit 6.5 to the Offering Statement of which this Offering Circular is a part.

COMPANY AND TECHNOLOGY

Cytonics is a research-driven company that has published 14 peer-review papers and been issued 8 patents (with 9 additional patents pending) covering its innovative work. The Company has also achieved early revenue through the out-licensing of its autologous APIC-PRP technology to a US-based distributor of medical devices. See “Description of Business – Licensing Agreements – A2MCyte.” It maintains its laboratory and office in Jupiter, Florida. Its first therapeutic product, APIC-PRP was cleared for sale via the 510(k) regulatory process in January 2014. Unlike traditional PRP or other injectable products that have been recently directed at orthopedic indications, Cytonics APIC products were conceived specifically for use in osteoarthritis (OA) joints, and, while not required by FDA, were validated in the lab prior to pilot launch. The Company has entered into certain licensing agreements with to certain distributors of medical devices whereby the Company has granted sales, marketing manufacturing, and distribution licenses in the human and veterinary markets with exclusive rights to sell both domestically and internationally in the human and veterinary markets the APIC-PRP and FACT products of the Company. See “Description of Business – Licensing Agreements – Christie Medical Holdings, LLC and – Astaria Global, LLC.”

THE SCIENCE OF OSTEOARTHRITIS AND CYTONICS A2M

The cause and progression of osteoarthritis (OA) is complex. It is known that there are biomechanical and biochemical contributors as well as consequences to the disease but because this is still not fully understood there are no treatments that prevent or significantly slow its progression.

Currently available non-surgical therapies are nonsteroidal anti-inflammatory drugs (NSAIDs), corticosteroid injections and visco-supplementation which all treat pain and functional symptoms, temporarily. Joint replacement surgery and physical therapy following injury can address the biomechanical aspects of OA, but there are as yet no effective therapies to address the biochemical contributors. Any treatment that will delay and reduce the necessity of expensive joint replacement will be very beneficial for the patient and reduce the economic burden.

PROTEASES AND PROTEASE INHIBITORS

Cartilage degradation is the hallmark of OA and while it has been researched for years, inhibition of its progression has proven elusive. Many metabolic and physiologic processes in animals are regulated by an interactive balance between proteases and their inhibitors. Homeostasis (a healthy, steady state) is achieved by this carefully regulated balance and imbalance – such as that observed when cartilage cell physiology changes - can result in a disease state. A growing body of evidence agrees that cartilage catabolism (the breakdown of molecules and thus tissue) follows changes in the normal physiology of cartilage cells, leading to upregulation (and consequent “overbalance”) of metalloproteases (a large family of catabolic protein enzymes that break down cartilage).

Cytonics’ First Cartilage Degradation Discovery

A spine surgeon, Dr. Scuderi, in his initial Cytonics research program, sought to enable definitive identification of the pain generator in Degenerative Disc Disease (DDD). The current imperfect diagnosis techniques for DDD lead to suboptimal surgical results for debilitating procedures that cost patients and payers $40 billion per year. Cytonics demonstrated that Aggrecan fragments from degraded cartilage form complexes with Fibronectin from the synovial or disc fluid in vivo and that the complex can be assayed as a biomarker for pain associated with the degenerating cartilage. They named the complex “FAC” (Fibronectin-Aggrecan complex” and the assay for it “FACT”.)

They then reasoned that perhaps FAC was not just a byproduct of cartilage degeneration but was a mediator in the degenerative cascade. By this hypothesis, preventing its formation could stop the degenerative process or the associated pain and so this guided the next phase of Cytonics’ research.

Cartilage degradation in OA has been associated with increased activity of several classes of proteases, including A Disintegrin-like and Metalloproteinase with ThromboSpondin (ADAMTS)-4 and ADAMTS-5, matrix metalloproteinase’s (MMPs) 1, 5-7 and inflammatory proteases (elastase and cathepsin-G) 8-10. Proteases break down molecules (and thus tissues) by cleaving protein bonds. The cleaving of an Aggrecan fragment, which then forms a complex with fibronectin, is an example of such catabolism.

Alpha-2 Macroglobulin, a broad-based protease inhibitor

Cytonics’ next key understandings and discoveries relate to findings that Alpha-2-Macroglobulin (A2M) functions as a highly potent serine protease inhibitor throughout different tissues and extracellular spaces. A2M is a glycoprotein in blood plasma that can inhibit a broad range of MMPs and ADAMTSs, as well as other serine proteases such as elastases and cathepsins. It could thus inhibit OA progression.

While not the current focus of Cytonics’ clinical research, the use of A2M to also inhibit the pain and progression of disc degeneration via local delivery – which some believe to be the “holy grail” of DDD treatment, is another key clinical opportunity for Cytonics. The spine clinic has shown great interest in such a treatment, but multiple high visibility, high-cost programs to treat DDD pain via injection have all failed. Sixteen of the leading spine surgeons and interventionalists have expressed an interest in treating DDD with Cytonics’ products.

It has also been demonstrated in experimental models, and in pilot clinical experience, that A2M is capable of in inhibiting the proteases implicated in non-healing wounds with Elevated protease Activity (EPA), recently determined to represent as much as a third of chronic wounds.

How does A2M inhibit proteases that cause OA?

A2M is a “suicide inhibitor” that uses a highly potent ‘bait and trap’ approach to protease inhibition. A2M is a cage-like protein with a central “bait region” which is particularly subject to proteolytic cleavage (Figure 2.2 F1).

Fig 3.1: Diagram of A2M entrapment of proteases.

Once a protease enters the A2M “trap” and cleaves the “bait region” A2M undergoes a conformational change that closes the trap and prevents the protease from escaping {Feldman, 1985}. Additionally, the conformational change reveals a binding region to the LRP-1 receptor, which helps facilitate the removal of A2M-protease complexes.

A2M IS A POTENTIAL THERAPEUTIC AGENT

A2M is thus an appealing candidate to inhibit the proteases that break down cartilage in OA (and, it turns out, in some other disease states as well). Cytonics first demonstrated that the concentration of A2M in synovial fluid of a healthy person is less than 30 ug/ml, whereas in OA joints A2M is found to be 80 - 120 ug/ml. This is consistent with the idea that under natural conditions A2M in synovial fluid is not sufficient to stop the early initiation of OA. Thus, increases in A2M (for example, by addition of additional A2M) may be therapeutic.

Validation of A2M and APIC as Therapeutic Agents

Cytonics next conducted a series of experiments to demonstrate that A2M inhibits OA progression. It then repeated the experiments with the “product version” of A2M, Autologous Platelet Integrated Concentrate or APIC, which is now marketed in the U.S. Several of these studies were integral components of Cytonics’ 700-page Investigational New Drug Application to FDA, which was approved in 30 days with no questions, a highly unusual result and a tribute to the submission’s quality.

This series of experiments and their findings are summarized below.

1.	A2M inhibits OA in ex vivo cartilage models.

Cytonics first employed a series of traditional ex-vivo experiments. In these experiments, explanted specimens of bovine cartilage explants (“BCE”) were degraded by addition of a series of known OA-associated matrix metalloproteinases: (ADAMTS-4, ADAMTS-5, MMP-3, MMP-7, MMP-12, or MMP-13).

The experiment first quantified the degradation of the BCE by each protease, then repeated with the addition of A2M to demonstrate, in compelling and unambiguous results, that it greatly inhibits the degradation of bovine cartilage explants by each of the proteinases.

2.	A2M inhibits indirect cartilage catabolism by pro inflammatory cytokines

To further confirm and clarify its findings, Cytonics then tested in the same model, the impact of A2M on pro-inflammatory cytokines TNF-α and IL-1β, which act upon endogenous chondrocytes in the cartilage to produce proteases, also and “indirectly” breaking down cartilage resulting in increased sGAG in the media. A2M was shown to similarly inhibit these cytokines and their downstream proteases.

3.	APIC inhibits OA in ex vivo cartilage models.

Cytonics’ next series of experiments were created to evaluate not purified A2M as in earlier experiments, but a “product version” of A2M in the same models. Autologous Protease Inhibitor Concentrate (APIC) is Cytonics’ autologous biologic treatment obtained from the patient’s own blood and processed at point-of-service. The APIC process concentrates A2M from the patient’s plasma to 5-7 mg/ml and permits it to be used as treatment for mild to moderate OA. It similarly inhibited cartilage degradation.

4.	APIC inhibits Post-Traumatic Osteoarthritis (PTOA) in a rabbit OA model

Cytonics next progressed to a well-validated animal model, which mimics the development of early post-traumatic and/or established Osteoarthritis depending on the time point after surgically created ACL injury (“ACL-T”). These studies were key in proving A2M performance and were carried out by AccelLab (Montreal, Canada). AccelLab’s Institutional Animal Care and Use Committee (IACUC) approved all studies, which meet or exceeds all U.S. standards.

In this experiment, animals were allocated in 2 study groups and results summarized below:
• In treatment Group 1, 6 rabbits received ACL-T surgery and A2M treatment on the right knee, (green) and sham surgery on the left knee.
• In control Group 2, 6 rabbits received ACL-T surgery and saline treatment on the right knee, (red) and no sham surgery on the left knee.

Macroscopic evaluation of the total femur, tibia and patella (below) using the Osteoarthritis Research Society International (OARSI) grading system demonstrated that A2M reduced cartilage degradation by 53 ±20% compared to untreated controls ( p = 0.0086).

Fig 3.3 Macroscopic Images of rabbit knees 6 weeks after ACL Injury and treatment with Saline or APIC. Sham surgeries without ACL-T were performed as a control.

5.	A2M Confirmed as the Principle OA Therapeutic in APIC

Despite this exciting conclusion in an animal model, Cytonics continued its characterization of the APIC formulation to confirm that among its multiple plasma components A2M is the active compound.

APIC, as an autologous blood products designed to inhibit cartilage catabolism, consists of all the constituents of plasma at some concentration. Therefore, other common blood protease inhibitors a1-anti-trypsin (AT), a1-anti-chymotrypsin, (ACT) and anti-thrombin III (ATIII) are present in APIC and were tested for their ability to inhibit cartilage catabolism in the Bovine Cartilage Explant (BCE) model. In summary, these experiments confirmed that while A2M is able to completely inhibit the pro-inflammatory cytokine-induced catabolism of cartilage (A, below) equal molar amounts of purified human AT, ACT, and heparinized ATIII did not. Further, the chondroprotective abilities of purified AT, ACT, and ATIII at the concentrations present in APIC were tested (B, below) with similar conclusion.

6.	A2M inhibits FAC formation

Coming full circle, Cytonics then ran novel experiments that used the culture media from BCE experiments (test series 1) to confirm that A2M does in fact inhibit the formation of FAC, the cartilage breakdown product that is the subject of its diagnostic product. It was demonstrated that treatment of the cartilage with A2M prevented cartilage catabolism and subsequently inhibited FAC formation. This finding inspired the compelling clinical project that won for Cytonics the Best Paper Award at 2015 ISIS, wherein Cytonics found that patients who are “FAC+” within the disc are more likely to demonstrate clinical improvement following intradiscal autologous A2M injection. The results of this investigation suggest that autologous A2M may be an efficacious biologic treatment in discogenic pain and that FAC may be an important biomarker in patient selection for this treatment.

Together, these studies demonstrate that A2M and autologous APIC are capable of treating OA with little to no side effects. Several of these studies were vital components of Cytonics’ 700-page IND submission to FDA, which can be reviewed in its entirety upon request and execution of a Non-Disclosure Agreement.

APIC-PRP AS A THERAPEUTIC FOR CHRONIC WOUNDS

Cytonics is fully focused on the treatment of OA but has previously established that other disease states can be treated with its existing APIC products.

An understanding in the treatment of chronic wounds is that many of those that are most resistant to healing are characterized by Elevated Protease Activity (EPA) (Treatment of Osteoarthritis of the Knee; Evidence-Based Guideline, 2nd Edition; AAOS, May 18, 2013). This has led to a growing interest in specialized methods to treat these wounds, and in new point-of-care diagnostics (Systematic Review for Effectiveness of Hyaluronic Acid in the Treatment of Severe Degenerative Joint Disease (DJD) of the Knee; AHRQ, Dec 14, 2014), that can identify these wounds in a matter of minutes so as to offer them special treatment. Elevated Protease Activity (EPA) contributes to non-healing wounds by digesting growth factors that assist in the healing process, degrading Extracellular Matrix (ECM) proteins, and disrupting cell-cell and cell-matrix communication. MMP-2, MMP-8, and Neutrophil Elastase have been identified as important factors in EPA non-healing wounds.

Currently there are no therapies that we are aware of that seek to treat these wounds by inhibiting the elevated proteases that characterize them. Rather, companies offer re-purposed collagen wound dressings, which have been a staple of wound care for decades. As the target proteases attack collagen binding sites as well as ECM and other wound healing factors, it is proposed that these aged collagen products compete for protease binding sites and thus lessen the impact of EPA.

As the proteinases implicated in EPA are closely related to those that APIC products inhibit in orthopedic joints, Cytonics sought to determine if they would be similarly inhibited in these wounds. In experiments carried out in conjunction with University of Florida-Gainesville, Cytonics demonstrated that both APIC and A2M inhibited protein digestion by Chronic Wound Fluid (WF) from a patient with a DFU, in a dose-dependent manner. This exciting result suggests a new treatment in heretofore hard-to-heal chronic wounds, and several leading wound care clinicians successfully treated difficult, long term non-healing wounds with APIC, and expressed interest in treating more of their chronic wound patients with APIC.

Cytonics is not pursuing this program at this time and believes that with the anticipated U.S. release of the first point-of-care EPA diagnostic, this first and only treatment that inhibits EPA proteases will be a valuable out licensing opportunity for the $6 billion Advanced Wound Care segment. It has been estimated that a third of the chronic wounds treated in this hard-to-heal segment are EPA wounds.

CYTONICS THERAPEUTIC PRODUCTS

1. APIC PRP

Cytonics’ first therapeutic product APIC PRP received FDA permission to market via the 510(k) process in January 2014. Like all other PRP systems and despite its distinguishing technology and performance, Cytonics APIC-PRP is indicated by its FDA-approved labeling for:

The Cytonics Autologous Platelet Integrated Concentrate (APIC) is indicated for the rapid preparation of autologous platelet rich plasma from a small sample of blood at the patient's point of care. The platelet rich plasma is mixed with autograft and/or allograft bone prior to application to a bony defect for improving bone graft handling characteristics.

This means that the single indication for which PRP products are approved is one that is rarely practiced and is irrelevant to current PRP or APIC use. While Cytonics’ goal is to create products to treat OA, and not necessarily to “be in the PRP business,” a strategic decision was made to gain quick APIC access to the clinic via this method, before pursuing the more time consuming Investigational New Drug process for its biologic drug candidate, “CYT-108”. Following pilot launch in 2014, Cytonics has seen increasing success and interest in its APIC system.

Like earlier PRP systems it incorporates a centrifuge to concentrate platelets, but APIC PRP (below) is distinguished from all other systems primarily by a second step that further concentrates the platelets as well as the protease inhibitor A2M.

Fig 4.1. Pictures of APIC PRP system hardware and disposable (below)

Because APIC products are conceived specifically to treat degenerating cartilage in joints and other inflammatory pathology related to protease activity, they have specific features that differentiate them from other systems. Key to all APIC products are features that concentrate A2M. After centrifugation, the APIC PRP System utilizes a hollow fiber Tangential Flow Filter (TFF, schematic in Fig 2.) to further concentrate platelets and concentrate A2M.

Fig. 4.2 Tangential Flow Filter

The resultant concentrate has a low RBC content, low WBC and a very high A2M concentration. Because it has been demonstrated that WBCs – often concentrated along with platelets – are actually harmful in the treatment of joint pain (Misharin, A. V., Cuda, C. M., Saber, R., Turner, J. D., Gierut, A. K., Haines, G. K., … Perlman, H. (2014). Nonclassical Ly6C− Monocytes Drive the Development of Inflammatory Arthritis in Mice. Cell Reports, 9(2), 591–604. doi: 10.1016/j.celrep.2014.09.032), Cytonics configured its system to have a WBC content barely higher than physiologic, unlike most other systems. (Figure 3.3)

Fig. 4.3 Characterization of WBC, RBC, Platelet and A2M content of Cytonics and Harvest PRP Systems

2. APIC MINI

APIC MINI
APIC MINI Blood Collection Kit
(1) Blood Collection Set
(3) Blood Collection Vacuettes
(2) Alcohol Prep Pads
(1) Gauze Sponge
30ml Luer-Lok Syringe
10ml Syringe
APIC MINI
APIC-MINI PRP Kit
Kit Contents:
(1) Blood Collection Vacuette
(2) Plasma Collection Needle
(1) 20-mL Syringe
(1) 10-mL Syringe
VACUETTE
APIC MINI
APIC-MINI cPPP Kit
Kit Contents:
(2) APIC Centrifuge Tube with Filter
(1) Plasma Collection Needle
(1) 10-mL Syringe
(1) 3-mL Syringe

The APIC Mini system was designed to provide an A2M concentration in smaller volumes for applications such as spinal discs and facet joints, small joints (i.e. wrist, hand), and podiatry. The APIC Mini System will provide the market with the only low cost A2M concentration System. This system requires a lower volume of blood and yields approximately 2cc’s of concentrated APIC. This product will not require a separate pump, as in APIC-PRP. There will be a 2-step process with centrifugation only utilizing, a filter in the centrifugation step. We have finished testing with our predicate device and are awaiting biocompatibility-testing results. The FDA application for this product has been reviewed, and Cytonics plans on issuing a response in late 2020. We anticipate a similar labeling to APIC-PRP.

Fig 4.4. Picture of APIC Mini system disposable kit

“The Cytonics Autologous Platelet Integrated Concentrate (APIC-Mini) is indicated for the rapid preparation of autologous platelet rich plasma from a small sample of blood at the patient's point of care. The platelet rich plasma is mixed with autograft and/or allograft bone prior to application to a bony defect for improving bone graft handling characteristics.”

3. Recombinant A2M Program

Cytonics’ ultimate goal with its A2M program is to bring recombinant, off-the-shelf products to the various clinics, bypassing the need to prepare APIC products onsite. Recombinant products offer multiple advantages including the ability to have variants that are more effective than “wild-type” and are the obvious culmination of this program.

Cytonics’ efforts to identify optimal recombinant variants began in 2011, where intense, targeted design and production of A2M variants were screened against “wild type” A2M using both in vitro protease digestion assays and ex vivo cartilage models of OA. As indicated below, several of the variants have demonstrated considerably more inhibitory effect than human “wild type” (also recombinantly produced) A2M. We have achieved success in a small animal model of OA at Brown University (REF). Our recombinant variant CYT-108 performed better then Wild Type A2M and showed evidence of cartilage upregulation in RT-PCR. This is an important accomplishment as it represents an IND enabling study for an eventual Biologic License Application (BLA). Out next step is protein development and scale to accomplish a large animal study, and toxicity study.

Moreover, in 2016 we were issued patents in both the UK and US for our machined variants.

Fig. 4.7 Comparison of Candidate Inhibition Compared to Wild Type A2M. Fig. 4.8 Summary of animal data (N=77) CYT-108 statistically better then WT in preventing PTOA in ACL-T rat model

Fig. 4.9 Wild-type alpha-2-macroglobulin (WT-A2M) (left) and A2M variants CYT-98 and CYT-108 (right) inhibit cartilage catabolism induced by TNFα and IL-1β. *Compared with wt-A2M, P < 0.05. BCE, bovine articular cartilage explants, SGAG sulfated glycosaminoglycan

THE MARKET FOR OA TREATMENT

Cytonics has focused its efforts on the treatment of osteoporosis, one of the largest, rapidly growing, and underserved global clinical markets.

Centers for Disease Control (CDC) define Osteoarthritis (OA) as “…a disease of the entire joint involving the cartilage, joint lining, ligaments, and underlying bone. The breakdown of these tissues eventually leads to pain and joint stiffness. The joints most commonly affected are the knees, hips, and those in the hands and spine. …. There is currently no cure for OA. Treatment for OA focuses on relieving symptoms and improving function, and can include a combination of patient education, physical therapy, weight control, use of medications, and eventually total joint replacement.”

Dramatically Rising Incidence and Cost

According to the CDC, OA is estimated to affect 72 million US adults in 2030. An aging US population and an increasing incidence of obesity has greatly increased the occurrence of OA, but the increasing desire of aging baby boomers to remain active, combined with improved techniques, has caused the number of joint replacement surgeries (virtually all of which are to treat OA) to rise at substantially faster rates. In its recent report, “Health, 2014, United States,” HHS reported that the incidence per 10,000 patients age 45-64 of total knee and total hip replacements increased dramatically from 6.3 to 37.1, and from 6.2 to 18.2 (Health, United States, 2014; HHS, Library of Congress Catalog Number 76–641496). The American Academy of Orthopaedic Surgeons (AAOS) reported 680,150 total knee replacements and 370,770 total hip replacements in 2014 during their 2018 annual meeting, and the AOOS anticipates total knee replacements and total hip replacements to grow by 142% and 190%, respectively, by 2030.The estimated cost of treating all orthopedic pain conditions is more than $54 billion according to Blue Cross Blue Shield (2019) (Blue Cross Blue Shield, The Health of America Report 2019).

Current Non-Surgical OA Treatments

Prior to resorting to joint replacement for the treatment of knee and hip OA, clinicians had few options. They recommend weight loss, and exercise and treat the pain, but not the disease, with periodic injections of corticosteroids or hyaluronic acid (HA). Injection therapy represents a $1B a year market. The treatment of joint OA thus lacks any alternatives between a simple injection to temporarily relieve pain and a major joint replacement surgery.

Hyaluronic Acid (HA)

The CDC reports that in the US, HA is the pre-surgical treatment of choice and is approaching $1 billion annually in sales, with research showing that the global HA market is reported to exceed $15B by 2026.

While the average selling price for HA products is around $250-$300, corticosteroid injections are far less expensive. Almost all injections take place in the clinician’s office where the practice is allowed to charge (by CMS) a 6% premium over the cost of the HA injectate, but also bills for ancillary codes including office, diagnosis and injecting, making their total reimbursement $400-$500. In all cases, private payers reimburse considerably more than CMS.

Table 1. Hyaluronic Acid Injection Products and Competitors

Product	Seller/Manufacturer	Est. Current Market Share
Synvisc, Synvisc One	Genzyme/Sanofi	41.3%
Monovisc	JNJ DePuy-Synthes/Anika	20.5%
Euflexxa	Ferring	18.5%
Supartz	Supartz/Sekagaku	9.6%
Hyalgan	Fidia Pharmaceuticals	6.3%
Gel-One	Zimmer/Sekagaku	3.9%

(Joint Fluid, US; SmarTRAK; July 2015; BioMed GPS).

Payer/Reimbursement Pressure on HA

The large full-line orthopedic biotech firms field large direct sales organizations to promote their offerings. Pain clinicians also treat joint pain with injections and have demonstrated more willingness to try new injection products; they are more likely to offer multiple corticosteroid injections and to rely on injections as the major revenue driver in their practices.

Very few medical drugs or devices are successful without reimbursement from public CMS and private payers. Starting in 2013, the use of HA has come under pressure. In May 2013, following years of recommending its use in OA knees, the American Academy of Orthopedic Surgeons (AAOS) reversed its position and recommended against such use, citing the lack of compelling evidence in a meta-analysis of the published data (Treatment of Osteoarthritis of the Knee; Evidence-Based Guideline, 2nd Edition; AAOS, May 18, 2013). In December 2014, CMS issued its own critical report, a Technology Assessment” (Systematic Review for Effectiveness of Hyaluronic Acid in the Treatment of Severe Degenerative Joint Disease (DJD) of the Knee; AHRQ, Dec 14, 2014 ) from sister Agency for Healthcare Research and Quality (AHRQ) in which it reported that, in its (Medicare/Medicaid) patient population the “…average effects (of HA) do not meet the minimum clinically important difference…”. This is seen as the first step in a CMS coverage decision to restrict/reduce or even end coverage for HA and indeed several private payers have already ended or restricted coverage as a result of these reports.

Many orthopedic surgeons still believe, despite their society’s recommendation and rationale, that HA works to temporarily relieve pain for at least some of their patients and continue to offer it to those patients (the majority) whose payers still cover it. Indeed, some payers who immediately suspended coverage of HA following the AAOS recommendation have returned to some level of coverage, because they have seen a resultant increase in total joint surgeries when HA was not offered. Orthopedists generally believe – and some publications support – that HA generally offers some pain relief at 4 weeks, peaks at 8 weeks, and then declines to show some residual effect even out to 24 weeks. The AAOS recommendation timing is fortuitous for Cytonics, as clinicians have begun to seek effective alternatives to HA.

New Non-Surgical OA Treatments

We believe that there is clearly an opportunity for new products and players who can deliver what payers are seeking. In its report, AHRQ/CMS clearly indicated their disappointment that no HA offerings demonstrated in their PMA (FDA approval mechanism that requires randomized prospective data) applications and clinical studies the ability to reduce or delay the incidence of joint replacement surgery, despite such claims by manufacturers. The strong implication (and common sense economic conclusion) is that such results would not warrant coverage.

Many new technologies are offered in this segment with relatively little market penetration – and no compelling randomized data – to date. They fall primarily into three categories: (1) Platelet Rich Plasma or “PRP” (without concentrated A2M) (2) “stem-cell” offerings derived from autologous adipose (fat) tissue or bone marrow and (3) placental-derived allograft products. Notably, the large orthopedic players have declined to participate in these segments because they would prefer to wait until a new technology is clinically proven in Level One studies, has specific FDA-cleared labeling claims and has gained reimbursement before acquiring at a premium. To date, none of the firms with autologous or allograft treatments have shown any indication that they will pursue this route, so Cytonics will remain as players in the niche cash-pay market for knee pain treatments.

Platelet-Rich-Plasma (PRP)

PRP has been offered for years by orthopedists for extra-articular (ligament, tendon) pain. Despite a complete lack of compelling clinical evidence, this treatment is safe and profitable for clinicians. As many clinicians have begun to get pushback from payers for HA treatments, they have begun to offer traditional PRP products for intra-articular (inside the joint, as a treatment for OA) use. There is little to no evidence that supports its clinical efficacy and in fact most PRPs have been shown to cause more pain due to high WBC content. Unlike HA, the majority of PRP sales today are NOT directed at intra-articular (OA pain relief) indications and the Company estimates the current U.S. market for OA-directed PRP at well under $50 million.

Stem Cell Treatments Directed at OA

Like PRP, so-called “stem cell treatments” have been offered largely for extra-articular soft-tissue orthopedic injuries (and many unrelated indications) but recently have begun to be used intra-articularly to treat OA pain. Clinicians and patients are enamored of the appeal of stem cells, which in theory can impact healing and other physiologic functions in many ways, or can differentiate into specific types of cells that are especially useful in the location into which they are injected. However, no studies have indicated that they can do either in any orthopedic indication, or that the cells are either alive, active or replicating once injected. Stem cells are typically derived in an office setting from the patient’s adipose (fat tissue) or from bone marrow. The ensuing preparation is time-consuming and labor intensive. Some firms offer “externally expanded” stem cells, typically mesenchymal stem cells (MSC’s that are capable of differentiating into skin, bone, cartilage, muscle) to vastly increase the number of cells; these clearly are heavily regulated by FDA and unavailable for sale in the U.S.

Because stem cell, PRP, and placental tissue injections are all unreimbursed and minimally regulated, clinicians are free to charge patients cash at whatever rate they desire; these treatments can thus be enormously profitable is some practices in wealthy areas. They tend to be offered more frequently by pain clinicians and “regenerative clinicians” than by practicing orthopedists and are sometimes accompanied by claims of “regenerating cartilage” to treat OA. The Company believes that, while it will in some cases compete with such treatments, they will never be able to demonstrate disease (or even pain) treatment and thus will not achieve reimbursement.

Placental-Derived products Directed at OA

In recent years allograft amniotic membranes, sourced from consenting C-Section mothers, have been found to be very effective in treating certain chronic wounds and, in certain surgeries to prevent post-surgical adhesions. (Ilic, D., Vicovac, L., Nikolic, M., & Ilic, E. L. (2016). Human amniotic membrane grafts in therapy of chronic non-healing wounds: Table 1. British Medical Bulletin, 117(1), 59–67. doi: 10.1093/bmb/ldv053). Some allograft tissues, like bone, skin and many of these amniotic membrane tissues have been classified by FDA as “361 Human Cellular and Tissue products” which , by virtue of minimal manipulation”, “for homologous use” and “non-reliance on cellular activity” are deemed inherently safe and exempted from pre-market approval and can thus be brought quickly to market. As a result of the recent criticisms of HA, many of these firms are promoting placental-derived tissue products as treatments for soft tissue and for OA orthopedic pathologies.

Changing FDA Rules for Amniotic and Other Allografts

FDA has indicated, and provided controversial guidance, for a much more limiting definition of “minimal manipulation” and promises new interpretation for “homologous use” as well. The clear intent, and possible outcome despite industry resistance, is the greatly reduce the number of new, lightly-regulated, “361 HCT/P” products The products are, in order of frequency of use, (1) amniotic membrane, ground to minute particles and suspended in saline (2) stem cells derived from amniotic fluid suspended in saline or (3) processed amniotic fluid.

Ground Amnion in Suspension

Several firms offer ground up or “micronized” amniotic tissues in suspension. As claimed 361 HCT/P allograft tissues they are essentially unregulated by FDA but have no labeling claims and are always intended for “homologous use.” The market leader overall in placental tissues is Mimedx (NASDAQ, MDXG) by virtue of the commanding success in demonstrating intact membrane efficacy in chronic wounds. Their ground up (“micronized’) amnion injectable product – estimated to represent less than ten percent of this year’s ~$190 million in revenue, was challenged by FDA in 2013 as not qualifying as a “361” allograft because the grinding was “more than minimal manipulation.” This product thus needs to go through an FDA pre-market approval process (like Cell-Free APIC) and MiMedx has continued to lobby the FDA for continued marketing of the injectable product while they pursue an Investigational New Drug (IND) application, the prospective randomized study in plantar fasciitis for which is underway. This will be the first “FDA study” for any placental tissue but expected, unlike Cytonics A2M products to treat just the pain associated with knee OA, thus competing with traditional HA.

Amniotic Fluid Stem Cells in Suspension

BioD and NuCel offer amniotic fluid claimed to have live stem cells, suspended in fluid for injection and BioD is the reported market leader in placental derived injectables with sales estimated between $20-30 million. No evidence of efficacy has been offered and there are many small emerging players in the segment as the technology (and currently, regulatory) bars are relatively low. Changing FDA perspectives on these allograft products may have a major impact on this segment will begin to be clarified following the three –day September workshop with FDA and industry representatives.

Processed Amniotic Fluid

Several firms offer injections made solely from processed amniotic fluid that seems to offer better pain reduction than other placental-derived injections, with perhaps somewhat longer durability; it has thus attracted new emerging competitors. As 361 HCT/P products, these offerings also have no specific labeling claim.

Unless they proceed like Cytonics through the rigorous IND or BLA regulatory process, we believe that all of these allograft products will continue to have no labeling claims and no pathway to reimbursement. It is unclear that any of the firms have an interest in that pathway, and most do not have the funding or capability.

Cytonics A2M products Strategy vs. Competition

AAOS and payers have made it clear that they are not impressed with HA and that they desire a treatment that can actually delay or preferably, reduce the need for total joint surgery. Like HA, all of the reviewed product types are intended to reduce the pain, and thus improve patient’s function, in OA joints, but none are targeting the disease itself, and all are just additional palliative treatments for a chronic progressive disease. We believe that none have a scientific rationale, tested and proven, to demonstrate a method of action, and physiologic effect, like APIC. Some of them, and APIC, will take a share from HA by virtue of offering increased cartilage-protecting abilities and longevity of use than that of the short-lived HA injections. Others may take a share because, as unreimbursed treatments, they enable the clinician to promote aggressively and charge unlimited amounts for such injections. We believe that only Cytonics’ APIC line of products treats the disease itself at a molecular level and is generating Level One, prospective randomized data, in an FDA-approved study with OA labeling claims to demonstrate long term relief of symptoms and attenuation of disease process. We believe that this pathway will in turn enable Cytonics to seek reimbursement and compete directly for the $1 billion U.S. hyaluronic acid market.

Summary of Current Status of Cytonics’ Products

Status of Cytonics Products and Programs:

Product /Project	Description	Status	Value
Recombinant APIC	Optimized	Lead candidate synthesized and tested in vivo. Results of small animal study at Brown in 2016 showed marked protection of OA over wild type A2M. Currently in pre-clinical trials	Intended Vehicle for Cytonics Investor Exit Plan: conducting pre-clinical study in 2020, expected human Phase 1 clinical trial in 2023
APIC first generation	PRP kit and hardware which concentrates platelets and A2M	510k cleared; sales $625k in 2017 with very small distribution footprint, minimum $300,000 in royalties starting in 2020 through 2029

Active, licensed for 1.5 M in Q4 2015,upon expiry we plan to enter into a new license agreement for a 10 year license to begin in 2020 for an additional $500,000 and 10% royalties on in-market sales

Plan: help grow revenue establish A2M/APIC brand

APIC MINI second generation	Low cost PRP kit	Application for 510(k) 2020	Proposed Active Seeking a licensing partner to expand revenue through existing channel with low cost, high margin product
APIC for Spine	Same products directed at DDD	On hold; should be paired with FACT. Needs clinical data	Inactive. Minimal current clinical use. License opportunity
APIC for EPA wounds	Same products directed at EPA wounds	On hold. Small pilot demonstrated cartilage-protective activity and generated clinician advocates	Inactive License opportunity
APIC for Veterinary Applications	Same products directed animals	Out-licensed to distributor in the equine veterinary industry, royalties on in-market sales starting in 2021	Active. Licensed to veterinary medical device manufacturer and distributor in Q2 2019 for $400,000 (the first tranche of which in the amount of $100,000 has been received by the Company and the remaining $300,000 of which will be amortized over 2 years) and royalties on in-market sales. Plan: help grow the market for equine applications, then expand to companion animals
FACT	Biomarker assay for the detection of cartilage damage	Sold to physicians nationwide, often accompanying the sale of an APIC-PRP kit	Provides physicians with a quantitative method to determine the extent of cartilage damage and promotes APIC-PRP treatment

Cytonics A2M products have many potential indications and the Company has chosen to focus on osteoarthritis treatment. Its primary focus is the execution of Recombinant A2M milestones, currently the large animal trial and IND application.

All other opportunities are on hold and are licensing/partnering opportunities with no planned Cytonics development or clinical work.

INDUSTRY OVERVIEW

According to the Wall Street Journal, nearly 30 million patients seek treatment for back pain annually. Back pain is the second-most common reason patients visit their physicians and the most common reason for missed work. However, according to Orthopedics Today, spine surgery is rare with approximately 3.5% of the most severely affected patients receiving surgery. Back pain is the number one cause of healthcare expenditures, resulting in more than $100 billion in medical expenses annually. According to the National Ambulatory Care Survey, the two most common musculoskeletal reasons for patient to visit a physician were back pain, with 20 million visits, and knee pain, with 15 million visits annually. Of those visits, the second and third most common diagnoses were low back pain and osteoarthritis. One in five adults in the U.S. report being diagnosed by a physician with arthritis. By 2030, it is estimated by the NIH that approximately 70 million Americans will have doctor diagnosed arthritis compared to 42.7 million in 2002, a 58% increase for that period. The economic toll of arthritis in its various forms is estimated to result in excess of $86 billion in lost productivity and healthcare costs. This growth makes the spine and joint markets the fastest growing markets in orthopedics. These growing markets create a unique opportunity to commercialize innovative diagnostic and treatment technologies.

For patients with back or knee pain, making an accurate diagnosis is a substantial challenge for physicians. Both spine sciatic pain and knee or joint pain can have multiple etiologies. Various technologies exist to assist physicians to accurately diagnose these patients, but many are expensive and time consuming. MRI, CT scan, and Arthroscopy still require subjective judgment calls by the physician and radiologist. The costs of these diagnostic tests are staggering. The cost of an incorrect diagnosis is significant. Multiple trips to providers, duplicate tests, unnecessary physical therapy or treatments and days or weeks of lost work time are just a few of the compelling reasons providers and insurance carriers seek a less costly and more accurate diagnostic tool.

There are more than 4,500 domestic orthopedic surgeons and neuro-surgeons in the U.S. that perform spine procedures for back pain. Many of these surgeons currently perform epidural injections as a first level of treatment for back pain. Additional levels of treatment include spine surgery fusion, discectomies, stenosis and laminectomies. It is estimated that the average U.S. spine surgeon performs 200 procedures a year with fusions accounting for 45% of all procedures, discectomies 44%, and stenosis and laminectomies 11%.

Additionally, according to the American Academy of Pain Management, there are over 6,000 pain management specialists throughout the U.S. that diagnose and treat back and joint pain. Many of these physicians perform 10 to 20 pain reduction procedures, including epidural injections, each day.

The Company is focused on serving the existing demand for spine and joint pain diagnosis and treatment and is developing new and innovative diagnostic and treatment technologies.

TECHNOLOGY AND INTELLECTUAL PROPERTY

We will seek to commercialize certain technology related to the medical treatment of conditions affecting the human spine and other major joint spaces in the body, including certain technology subject to patent applications (the "Intellectual Property"). The Intellectual Property currently includes a number of issued patents, and several US and international provisional patents and patents pending. We have invested over $1,500,000 in patent development, and have filed numerous domestic and international patent applications. We have obtained U.S. Patent #7,709,215 and #8,338,572 for diagnostics and have a number of other U.S. and foreign patent applications pending for our diagnostic and therapeutic products.

The Company’s Trademarks

On September 17, 2019, the following trademark (the “Trademark”) was registered by the Company with the United States Patent and Trademark Office under Ser No. 88-321,585:

CYTONICS

The Trademark consists of standard characters without claim to any particular font style, size or color. The Trademark has a duration of 10 years from issuance, until September 17, 2029.

The Company has no other registered trademarks at this time.

The Company’s Patents

The Company has the following patents issued and pending at this time:

Issued Patents:

Patent Number	Country of Issuance	Description	Issue Date	Expiration Date
10,265,38	United States	A liquid composition containing alpha-2-macroglobulin (A2M) from a biological sample of blood or bone marrow, wherein the concentration of A2M is enriched by at least 10% (1.1x) over naturally occurring levels. This liquid composition may also fibrinogen, C-X-C chemokine receptor 2, or ATP Binding Cassette Subfamily F Member 1, however the concentrations of these non-A2M molecules in the liquid composition must be less than that of which is found in the naturally-occurring biological sample. This liquid composition also contains anti-coagulants and is substantially free of white blood cells. This liquid composition is prepared by passing the biological sample of blood or bone marrow aspirate through a filter with a molecular weight cut-off of 500 kDa or less.	4/23/19	2/21/33
2013222414	Australia	A substantially non-immunogenic liquid composition comprising alpha-2-macroglobulin (A2M) isolated from a biological sample of plasma, bone marrow aspirate or any bodily fluid from a mammal, wherein the A2M concentration is at least 1.1x higher than the concentration found in the naturally-occurring biological sample. The A2M must be concentrated by flowing the biological sample through one or more filter and separating the sample into a filtrate and retentate, wherein the retentate is enriched for A2M. The concentration of non-A2M molecules with a molecular weight of less than 500 kDa in the retentate must be less than 90% of the concentration of those non-A2M molecules found in the biological sample.	3/31/18	2/21/33
GB 2501611B	United Kingdom	A non-immunogenic liquid composition comprising of alpha-2-macroglobulin (A2M) isolated from a biological sample of plasma, bone marrow aspirate, or any other bodily fluid from an individual mammal wherein the A2M concentration is at least 1.1x higher than the concentration of A2M present in the biological sample.	3/4/15	2/21/33
GB 2503131B	United Kingdom	A composition comprising an isolated recombinant alpha-2-macroglobulin (A2M) polypeptide and polynucleotide, wherein the recombinant A2M comprises one or more non-natural bait regions, wherein these non-natural bait regions replace the bait regions of a wild-type A2M polypeptide. The recombinant A2M polynucleotide comprises a vector containing a sequence substantially similar to that of wild-type A2M, which is digested with restriction enzymes to enable ligation of the non-natural bait region(s) into the polynucleotide of the wild-type A2M. The recombinant A2M polypeptide is characterized by at least a 10% enhanced inhibition of two or more different proteases (serine, threonine, cysteine, aspartate, glutamic acid, and metalloproteases, or any combination thereof) compared to the inhibitory activity of wild-type A2M. This enhanced inhibition must be determined by contacting the recombinant A2M polypeptide with a protease and a substrate cleaved by the protease, and comparing the amount of cleavage of the substrate to that of wild-type A2M	11/18/15	2/21/33
GB 2522561B	United Kingdom	An apparatus comprising a flow filtration unit comprising an inlet, an outlet, and one or more filters connected between the inlet and outlet, and a centrifuge to obtain a supernatant of a biological sample to pass through the one or more filters to produce a composition comprising an alpha-2-macroglobulin (A2M) polypeptide at a concentration of at least 1.1x higher than the concentration of A2M polypeptide found in the biological sample. The filter(s) must have a pore size with a molecular weight cut-off of at most 500 kDa. The apparatus must also include a pump coupled to the filtration unit to produce a flow of biological supernatant from the inlet to the outlet, passing through the one or more filters to produce the 1.1x enriched A2M composition.	9/21/16	2/21/33
9,352,021	United States	A method for the treatment or prophylaxis of chronic wounds in a mammalian subject, comprising topical application to the wound an effective amount of a composition comprising alpha-2-macroglobulin (A2M) polypeptide isolated from a biological sample from said mammalian subject. The composition must not elicit an immune response when topically applied to the chronic wound, and must contain A2M at a concentration of at least 1.1x higher than a concentration of A2M present in the biological sample taken from the mammalian subject. The composition comprises a first and second plurality of non-A2M proteins, wherein the first plurality of non-A2M proteins have a molecular weight of more than 10 kDa and are present at a concentration of at least 1.1x higher than found in the biological sample. The second plurality of non-A2M proteins have a molecular weight less than 500 kDa and are present at an amount of less than 90% of proteins found in the biological sample.	5/31/16	8/28/34
9,498,514	United States	A method for the treatment or prophylaxis of chronic wounds in a mammalian subject, comprising topically applying to the wound an effective amount of a composition comprising a recombinant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region that replaces a wild-type A2M bait region. The treatment comprises a wound dressing comprising an effective amount of the composition of recombinant A2M featuring a non-natural bait region.	11/22/16	8/28/34

Patent Number	Country of Issuance	Description	Issue Date	Expiration Date
10,400,028	United States

A composition comprising a recombinant apha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region, wherein the non-natural bait region comprises a sequence with at least 80% identity to SEQ ID NO:20 (see below)

			9/3/19	11/20/25

Pending Patents:

Application Number	Country of Application	Description	Application Date*
15/910,491	United States	In one aspect, is a liquid composition comprising: (a) alpha-2-macroglobulin (A2M) isolated from a biological sample from a mammal, wherein the A2M is present at a concentration of at least 1.1 times higher than the concentration of A2M present in the biological sample from the mammal; and (b) plasma, bone marrow aspirate (BMA), or another body fluid from the biological sample. In another aspect, a system containing and inlet and outlet for enrichment of A2M comprising (a) one or more filters, and (b) a centrifuge and a pump wherein cells and other molecules larger than 1 micrometer and proteins with molecular weight of less than 500 kDa are removed by flowing the biological sample through the filters in sequence, wherein the material retained (retentate) contains enriched A2M. In another aspect, this retentate is a method for inhibiting the formation of the fibronectin-aggrecan complex (FAC) in subjects with excessive FAC formation due to arthritis inflammation, ligament injury, tendon injury, et al. In another aspect, the composition comprising a variant of A2M polypeptide comprising a bait region of the variant A2M polypeptide comprises a plurality of protease recognition sites arranged in series. In some embodiments, the variant A2M polypeptide is produced using recombinant DNA technology in a host comprising bacteria, years, fungi, or mammalian cells. In some embodiments, this variant A2M polypeptide has a longer half-life than that of wild-type A2M and has increased protease (serine, threonine, cysteine, aspartate, metalloprotease, glutamic acid, or any combination thereof) inhibitory activity at least 10% higher than that of wild-type A2M. In another aspect, the variant A2M polynucleotide non-natural bait region comprises one or more protease recognition sites not present in a wild-type A2M polypeptide.	3/2/18

Application Number	Country of Application	Description	Application Date*
15/910.477	United States	A composition comprising a recombinant alpha-2-macroglobulin (A2M) polypeptide comprising a non-natural bait region wherein the non-natural bait region comprises a sequence with at least 10 contiguous amino acid residues of SEQ ID NO 47 (available upon request). The bait region sequence of the wild-type A2M polypeptide is replaced by the non-natural bait region comprises at least amino acids 692-731 of the wild-type A2M polypeptide sequence found in SEQ ID NO 3 (available upon request). The non-natural bait region is from 10-50 amino acids in length, and has at least 80% identity to at least 18 contiguous amino acids of SEQ ID NO 47, at least 90% identity to at least 25 contiguous amino acid restudies of SEQ ID NO 47, and comprises a sequence with at least 24 contiguous amino acid residues of SEQ ID NO 47. The non-natural bait region comprises at least two protease (serine, threonine, cysteine, aspartate, metalloprotease, glutamic acid, or any combination thereof) recognition sequences. The recombinant polypeptide sequence further comprises a glycosylation site not present in wild-type A2M polypeptide, to which a polyethylene glycol (PEG) is covalently attached.	3/2/18
13751112.7	European Union	A liquid composition comprising alpha-2-macroglobulin (A2M) isolated from a biological sample from a mammal, wherein the concentration of A2M is at least five (5) times higher than the concentration of A2M present in the biological sample, and the sample is derived from plasma. The composition further comprises non-A2M proteins with a molecular weight higher than 500 kDa, wherein the non-A2M proteins are present at a concentration of at least 5 times higher than found in the biological sample. The composition further comprises an amount of molecules with a molecular weight of less than 500 kDa that is less than 90% of the amount of molecules present in the biological sample from the mammal. The composition comprises platelets and is free of cells and particles larger than 1 micrometer. The composition for use to treat a condition or a degenerative or inflammatory disease whose pathogenesis includes the activity of proteases. The condition comprises ligament injury, tendon injury, bone injury, cartilage injury, or any combination thereof, and may include arthritis or osteoarthritis. The condition may compromise cartilage catabolism caused by proinflammatory cytokines and ADAMTS. The condition may comprise cartilage degeneration, joint degeneration, disc degeneration, spine degeneration, bone degeneration, or a combination thereof. The composition for use wherein the condition comprises back pain, joint pain, or a combination thereof.	2/21/13
2,865,170	Canada	A liquid composition comprising an alpha-2-macroglobulin (A2M) polypeptide isolated from a plasma or bone marrow aspirate sample from a mammal, wherein the concentration of A2M present in the liquid composition is at least 5 times her than the concentration of A2M found in the biological sample from which the A2M was isolated. The liquid composition further comprises non-A2M proteins with a molecular weight greater than 500 kDa, wherein the concentration of the non-A2M proteins is at least 5 times higher than that found in the biological sample. The composition further comprises an amount of molecules with a molecular weight of less than 500 kDa that is less than 90% of the amount of molecules present in the biological sample from the mammal. The non-A2M proteins with a molecular weight of less than 500 kDa comprise a cytokine, a chemokine, a protease, fibronectin, fibrinogen, immunoglobulin G, immunoglobulin M, or any combination thereof. The liquid composition comprises platelets and is free of cells and particles larger than 1 micrometer, red blood cells, and white blood cells. The liquid composition is further substantially free of platelets and contains an anti-coagulant. The composition for use to treat a condition or a degenerative or inflammatory disease whose pathogenesis includes the activity of proteases. The condition comprises ligament injury, tendon injury, bone injury, cartilage injury, or any combination thereof, and may include arthritis or osteoarthritis. The condition may compromise cartilage catabolism caused by proinflammatory cytokines and ADAMTS. The condition may comprise cartilage degeneration, joint degeneration, disc degeneration, spine degeneration, bone degeneration, or a combination thereof. The composition for use wherein the condition comprises back pain, joint pain, or a combination thereof.	2/21/13

Application Number	Country of Application	Description	Application Date*
16/514,591	United States	Composition, systems, methods, and kits for the detection, diagnosis, and treatment of inflammation, pain in the spine or joint, degradation of extracellular matrix, and inhibiting fibronectin-aggrecan complex (FAC) formation. Another objective of the invention is to provide compositions and methods for treating spinal or joint pain and for selecting treatment sites to inhibit or reduce pain. Yet another object of the invention is to provide biomarkers to assess the efficacy of treatment for chronic wounds. Another object of the invention provides variant polypeptides, with higher protease inhibitory activity than that of wild-type A2M, for treating chronic wounds. It is another object of the invention to provide methods for making variant polypeptides using recombinant DNA technology in a host comprising bacteria, yeast, fungi, insect, or mammalian cells. In some embodiments, the variant A2M polypeptide further comprises PEG at glycosylation sites and has at least a 10% longer half-life than that of wild-type A2M when disposed within a joint or spine disc of a subject. In some aspects, the composition comprising an isolated variant of A2M polynucleotide comprising one or more non-natural bait regions must contain protease recognition sites not present in wild-type A2M, but must comprise a sequence with at least 60% identity to wild-type A2M bait regions. In some embodiments, the plurality of protease recognition sites comprise one or more protease substrate bait regions from one or more proteins other than A2M, wherein the modified A2M is characterized by a 5-30% increase in protease inhibitory activity compared to that of wild-type A2M. In some embodiments, the enhanced inhibition comprises specific inhibition against serine proteases, threonine proteases, cysteine proteases, aspartate proteases, metalloproteases, glutamic acid proteases, or any combination thereof. Provided herein is a method of treating a subject with one or more conditions comprising administering to the subject an effective amount of any composition provided herein comprising an A2M variant, and may include additional carriers or drugs comprising hydrogels, hyaluronic acid, polymer microspheres, corticosteroids, microparticles, chitosan, local anesthetics, growth factors, cytokines, protease inhibitors, steroids, or other biologically active autogenous or endogenous mediators. In some embodiments, the one or more conditions comprise cancer, degenerative diseases, traumatic diseases, and or inflammatory diseases whose pathogenesis includes the activity of proteases. In some embodiments, the administration comprises injection with a hollow-lumen device or flexible catheter combinations, or occurs during surgical procedure.	7/17/19
15861917.1	European Union	A liquid composition comprising alpha-2-macroglobulin (A2M) isolated from a biological sample from a mammal, wherein the A2M present in the liquid composition is at least 5 times higher than the concentration found in the biological sample. Further, the liquid composition does not elicit an immune response. In some embodiments, the composition comprises proteins with a molecular weight higher than 500 kDa wherein the proteins are present at a concentration of at least 5 times higher than found in a biological sample. In some embodiments, the concentration of molecules with a molecular weight less than 500 kDa is less than 10-90% of the concentration of those proteins present in the biological sample. These small molecules may comprise cytokines, chemokines, immunomodulatory mediations including peptides, proteins, DNA, RNA, carbohydrates, proteases, and other degradative proteins with molecular weight less than 500 kDa. In some embodiments, the concentration of A2M present in the biological sample is between 0.5 and 6 mg/mL, and is derived from blood, bone marrow aspirate, or any other body fluid. Also disclosed is a system, containing and inlet and outlet, for enrichment of A2M from a mammalian sample comprising one or more filter, a centrifuge, a pump, or any combination thereof, wherein the cells and molecules larger than 1 micrometer and proteins of molecular weight less than 500 kDa are removed from the sample by flowing the sample through the one or more filters in sequence. The concentrated A2M remains in the retentate collection reservoir. Also disclosed is a method of treating a subject comprising administering to a subject an effective amount of any composition described herein to an anatomic site relevant to a pathology of the subject, such as ligament and tendon injury, bone injury, cartilage degeneration, or any combination thereof. In some examples, protease activity is inhibited at the anatomic site of administration, thereby slowing the degeneration rate of tissue and cartilage and reducing pain and inflammation at the anatomic site of administration. Also described is an agent for use in therapy, wherein said agent inhibits the formation of the fibronectin-aggrecan complex (FAC) in a subject with a condition that results in excessive FAC formation. Also described is a composition comprising an isolated variant of A2M polypeptide, wherein the variant A2M polypeptide comprises one or more non-natural bait region, wherein the one or more non-natural bait regions comprise one or more protease recognition sites no present in a wild-type A2M polypeptide. In some examples, the modified A2M polypeptide is characterized by at least 10% enhanced inhibition of one or more proteases compared to a wild-type A2M inhibition of the one or more proteases. In some examples, the enhanced inhibition comprises specific inhibition against serine proteases, threonine proteases, cysteine proteases, aspartate proteases, metalloproteases, glutamic acid proteases, or any combination thereof. Also disclosed is a method for determining the enhanced inhibition of a protease variant A2M polypeptide by contacting the variant A2M polypeptide with the protease and a substrate cleaved by the protease, and comparing the amount of cleavage to that of wild-type A2M. Also disclosed is a method for making a variant of the A2M polynucleotide comprising a vector containing a variant A2M polynucleotide that is digested by restriction enzymes and ligated with a non-natural bait region.	11/20/15

Application Number	Country of Application	Description	Application Date*
2015349782	Australia	A composition comprising a recombinant variant alpha-2-macroglobulin (A2m) polypeptide comprising a non-natural bait region comprising a plurality of protease recognition sites, wherein the polypeptide comprises at least 80% sequence identity to SEQ ID NO 3 (available upon request) and comprises at least 500 amino acids. Wherein the non-natural bait region has comprises protease recognition sites from the groups SEQ ID NO 6-30 and 31-83 (available upon request). The non-natural bait region comprises a protease recognition sequence selected from the group consisting of: a matrix metalloproteinase (MMP) and A Disintegrin and Metalloproteinase with Thrombospondin Motifs (ADAMTS) recognition sequence. Wherein the recombinant variant A2M polypeptide further comprises an abnormal glycosylation site and has a longer half-life than that of wild-type A2M. Wherein the composition is used to treat one or more conditions from the group consisting of arthritis, osteoarthritis, inflammatory arthritis, cancer, chronic wounds, degenerative diseases of cartilage, musculoskeletal disease, et al.	11/20/15
2,967,973	Canada	A composition comprising a recombinant variant alpha-2-macroglobulin (A2m) polypeptide comprising a non-natural bait region comprising a plurality of protease recognition sites, wherein the polypeptide comprises at least 80% sequence identity to SEQ ID NO 3 (available upon request) and comprises at least 500 amino acids. Wherein the non-natural bait region has comprises protease recognition sites from the groups SEQ ID NO 6-30 and 31-83 (available upon request). The non-natural bait region comprises a protease recognition sequence selected from the group consisting of: a matrix metalloproteinase (MMP) and A Disintegrin and Metalloproteinase with Thrombospondin Motifs (ADAMTS) recognition sequence. Wherein the recombinant variant A2M polypeptide further comprises an abnormal glycosylation site and has a longer half-life than that of wild-type A2M. Wherein the composition is used to treat one or more conditions from the group consisting of arthritis, osteoarthritis, inflammatory arthritis, cancer, chronic wounds, degenerative diseases of cartilage, musculoskeletal disease, et al.	11/20/15
2017-527277	Japan	A composition comprising a recombinant variant alpha-2-macroglobulin (A2m) polypeptide comprising a non-natural bait region comprising a plurality of protease recognition sites, wherein the polypeptide comprises at least 80% sequence identity to SEQ ID NO 3 (available upon request) and comprises at least 500 amino acids. Wherein the non-natural bait region has comprises protease recognition sites from the groups SEQ ID NO 6-30 and 31-83 (available upon request). The non-natural bait region comprises a protease recognition sequence selected from the group consisting of: a matrix metalloproteinase (MMP) and A Disintegrin and Metalloproteinase with Thrombospondin Motifs (ADAMTS) recognition sequence. Wherein the recombinant variant A2M polypeptide further comprises an abnormal glycosylation site and has a longer half-life than that of wild-type A2M. Wherein the composition is used to treat one or more conditions from the group consisting of arthritis, osteoarthritis, inflammatory arthritis, cancer, chronic wounds, degenerative diseases of cartilage, musculoskeletal disease, et al.	11/2015

*If the foregoing patents are issued, we expect their duration for be for 20 years from issuance, however this term could be extended if there is a delay in prosecution caused by the USPTO, and there can be no assurance that any of the foregoing patents will ever be granted.

RESEARCH

We currently have a staff of 1 full time employee and 7 technical consultants, including 2 PhD’s, 2 MD/PhD’s, and 3 MBA’s. These advisors serve as scientific, financial and regulatory consultants.

In 2013, our research team developed a series of recombinant variants of A2M which has the potential to be a treatment for osteoarthritis, back and joint pain. In vitro and in vivo testing on small animal models of trauma-induced arthritis have demonstrated substantial cartilage-protecting abilities and tolerability of our recombinant A2M product. We have outsourced drug development to Goodwin Biotechnology, a contract services provider with expertise in cell line development, scale up, and GMP manufacturing.

We have contracted with Goodwin Laboratory (Plantation, FL) for GLP/GMP production of our A2M variants and to move forward with pre-clinical trials.

We have successfully completed a pilot pre-clinical study in 2019, and anticipate publishing the results in Q2 2020. The data acquired from the pilot pre-clinical study will be used to inform the study parameters of a larger, GLP-compliant pre-clinical study to be initiated in 2020, an IND filing with the FDA in 2022. We anticipate entering Phase 1 clinical trials by mid-2023.

MANUFACTURING

We do not intend to manufacture the majority of our products, but instead we will use outside suppliers and contract manufacturers. We will select suppliers that have a substantial track record of working with FDA regulated medical products and maintaining good manufacturing practices that comply with FDA requirements. Each potential supplier will be audited by our staff to ensure they satisfy our requirements.

MARKETING

Orthopedic, spine and neuro-surgeons, as well as pain management physicians, will be the decision makers for the use of our products. We plan to develop a sales and marketing program targeting these physicians in the US, where there may be a high interest in our products.

The development of our Company name and the APIC brand will be important for stimulating industry interest and recognition of our Company. We plan to issue press releases, place advertisements in industry journals/magazines, and engage in various forms of direct marketing (email, mailing, in person selling, attendance at trade shows, etc.).

COMPETITION

The spine and orthopedic markets are known for their intense competition; however, in the field of orthopedic diagnostics and biologic therapeutics there are very few competitors. Our primary competition will be companies that provide the existing standard of care including steroids, NSAIDs, viscosupplementation, and closed irrigation treatments. We believe that by proving a clinical and economic advantage over existing treatments, we will be able to compete effectively. We will, however, be competing for market share against other drug and device companies that may possess greater resources and experience than us.

Given the large market potential for therapies, it is likely that other pharmaceutical companies and orthopedic companies have internal development programs for therapeutic products that will compete with our products.

PRICING STRATEGY

Our pricing strategy is to position our products as premium priced products, however, to be less expensive than the current treatment algorithms for spine and joint pain. We will work closely with patients, insurance carriers and workman’s compensation providers to determine a fair price for our assay and therapeutic products.

DISTRIBUTION

The Company has licensed our APIC-PRP system to a national independent distributor. We limited the pilot launch of our products to regions of the U.S. with the highest sales potential by engaging a small number of independent agents. Some of the initial sales agents were also investors in our Company. We believe that as investors in the Company, these agents will be motivated to represent our product line and to help promote the features and benefits of our products to their local physicians. Our distributor network would be developed and managed by an internal sales and marketing staff. See “Description of Business – Licensing Agreements.”

REIMBURSEMENT

In the United States, any surgical product or treatment success will stem from the level of reimbursement available to the surgeon and hospital that performs the procedure. We plan on retaining the services of a reimbursement-consultant to assist us with gaining reimbursement allowance from private and government insurance entities for our products. Reimbursement allowance will be applied for following the appropriate clinical efficacy studies.

CORPORATE HISTORY

We were originally organized on July 26, 2006 in Florida as Gammaspine, Inc. On April 20, 2007, we changed our name from Gammaspine, Inc. to Cytonics Corporation.

Our authorized capital is 70,000,000 shares, of which (1) 50,000,000 shares are Common Stock, par value $0.001 per share (the "Common Stock"), and (2) 20,000,000 shares are Preferred Stock, par value $0.001 per share, which may, at the sole discretion of the Board of Directors, be issued in one or more series (“Preferred Stock”). The Board of Directors has designated (a) 150,000 shares as Initial Preferred Stock, par value $0.001 (the “Initial Preferred Stock”), (b) 1,500,000 shares as Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), (c) 6,000,000 shares as Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and (d) 10,000,000 shares as Series C Preferred Stock, par value $0.0001 per shares (the “Series C Preferred Stock”).

Private Placements – Common Stock

On August 18, 2014, the Company issued 12,500 shares of Common Stock at a purchase price of $2.00 per share (for an aggregate of $25,000 of proceeds) to an accredited investor in a private placement under Rule 506(b) of Regulation D of the Securities Act.

During the period from April 20, 2007 to August 18, 2014, Cytonics issued an aggregate of 3,499,470 shares of Common Stock as compensation (for an aggregate of $0.00 of proceeds) to members of management in consideration of the recipient’s research and work contributions to the Company in reliance on Rule 506(b) of Regulation D of the Securities Act.

Private Placements – Preferred Stock

On November 30, 2009, the Company issued 150,000 shares of Initial Preferred Stock at a purchase price of $2.00 per share (for an aggregate of $300,000 of proceeds) to 3 accredited investors in a private placement under Rule 506(b) of Regulation D of the Securities Act.

On November 30, 2009, Cytonics issued an aggregate of 576,190 shares of Series A Preferred Stock at a purchase price of $4.00 per share (for an aggregate of $2,304,760 of proceeds) to 48 accredited investors in a private placement under Rule 506(b) of Regulation D of the Securities Act.

During the period from February 4, 2011 to June 9, 2011, Cytonics issued an aggregate of 1,779,000 shares of Series B Preferred Stock at an average purchase price of $2.50 per share (for an aggregate of $4,447,500 of proceeds) to 11 accredited investors in a private placement under Rule 506(b) of Regulation D of the Securities Act.

During the period from November 15, 2012 to January 15, 2016, Cytonics issued an aggregate of 795,865 shares of Series B Preferred Stock at an average purchase price of $4.00 per share (for an aggregate of $3,183,460 of proceeds) to 49 accredited investors in a private placement under Rule 506(b) of Regulation D of the Securities Act.

Private Placements – Convertible Notes

From June 30, 2018 to June 30, 2019, the Company issued an aggregate of $804,000 of convertible promissory notes in exchange for aggregate proceeds of $804,000 to 21 accredited investors in a private placement under Rule 506(c) of Regulation D of the Securities Act. The convertible promissory notes bear simple interest at the rate of 10% per annum payable by Cytonics on a quarterly basis with principal due on June 30, 2021 and are voluntarily convertible by the holder into shares of the Company’s common stock at a conversion price of $1.60 per share until the Company completes a public offering of its common stock for gross proceeds of at least $1,000,000 pursuant to an effective registration statement under the Securities Act, at which point the conversion price would be equal to the sale price in such public offering.

On October 31, 2019, the Company issued a convertible note in a private placement under Rule 506(b) of Regulation D of the Securities Act, in the amount of $100,000 to an investor, which is convertible into equity of the Company at a 10% discount to the offering price of the Company’s equity in this Offering Circular.

Regulation CF Offering and Regulation D Rule 506(c) Offering

On May 17, 2019, the Company issued an aggregate of $486,511 of convertible promissory notes (“Crowd Notes”) in exchange for aggregate proceeds of $463,344 to both accredited and non-accredited investors under Regulation CF and Rule 506(c) of Regulation D. In connection with the offering, which was facilitated by SI Securities, LLC as placement agent, the company issued to SI Securities, LLC $23,167 in Crowd Notes, in addition to offering expenses and commissions of $44,000. The Crowd Notes bear accrued interest of 5% payable upon maturity. The outstanding loan balance of the Crowd Notes will automatically convert if the Company completes a “Qualified Equity Financing” which means an offering of stock by the Company for gross proceeds of at least $1,000,000, or pursuant to an effective registration statement under the Securities Act, at which point the conversion price would be equal to the lesser of (i) sale price discounted by 20% in such public offering or (ii) the quotient resulting from dividing the valuation cap of $32,400,000 by the fully-diluted capitalization immediately prior to the closing of the Qualified Equity Financing (the “Conversion Price”). Commencing on the maturity date, the Crowd Note holders (by a decision of those Crowd Note holders holding a majority of the principal amount of the outstanding Crowd Notes) have the option to (a) require the Company to pay the outstanding loan balances or (b) convert the Crowd Notes into a number of the Company’s most senior class of shares equal to the quotient obtained by dividing the outstanding loan balance by the Conversion Price.

Appointment of Issuer Direct as Transfer Agent

On February 12, 2020, Cytonics entered into that certain Transfer Agent agreement with Issuer Direct, whereby Issuer Direct agreed to act as the transfer agent of Cytonics.

Employment Agreements

On May 15, 2018, the Company entered into a letter agreement with Joey Bose to engage his services as the President of the Company, with an annual base salary of $85,000 to be paid semi-monthly. Also pursuant to the letter agreement, the base salary is to be reviewed every twelve months and the Company also granted Mr. Bose an initial award of 424,800 stock options to purchase share of the Company’s common stock at an exercise price of $2.00 per share to vest over 3 years. Also according to the letter agreement, Mr. Bose will be awarded a performance bonus that will be tied to the completion of specific objectives. A copy of the letter agreement is filed as Exhibit 6.1 to the Offering Statement of which this Offering Circular is a part. See “Executive Compensation – Employment Agreements”.

Issuance of Stock Options

In April 2007, the Company’s shareholders adopted the 2007 Stock Incentive Plan providing for the grant of stock options and restricted stock awards to employees and non-employee directors selected by the Board of Directors or a committee of our Board of Directors. Options granted under the plan may include non-statutory stock options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. The Company’s 2007 Stock Incentive Plan expired in April 2017, and no awards have been granted thereunder since such time.

In December 2017, the Company (i) granted new options to purchase 1,378,834 shares of common stock and (ii) modified existing options to purchase 461,300 shares of common stock.  These granted and modified options are fully vested and carry an exercise price of $1.00 per share over a 5-year term.

On November 19, 2018, the Board of Directors adopted the 2018 Stock Incentive Plan (the “Plan”), under which the Board of Directors may grant stock-based compensation awards with respect to an aggregate of up to 5,000,000 shares of Common stock, subject to adjustment and increase pursuant to the terms of the Plan. The Plan permits the grant of stock options, restricted stock, restricted stock units and other forms of stock-based compensation to selected persons providing services to the Company (including non-employee directors).

The following is a summary of the Company’s stock option activity for the years ended December 31, 2019 and 2018:

	2019		2018
	Number of Options	Weighted-Average Exercise Price	Number of Options	Weighted-Average Exercise Price
Outstanding at January 1	6,117,470	$074	5,318,870	$0.35
Granted	100,000	$2.00	824,800	$1.52
Exercised	0		$(12,000)	$0.38
Expired	(392,200)	$0.49	(14,200)	$0.20
Outstanding at December 31	5,825,270	$0.78	6,117,470	$074

The following table summarizes stock option information at December 31, 2019:

December 31, 2019
Exercise Price	Outstanding	Weighted Average Contractual Life (Years)	Exercisable
$ 0.05	800,000	7.3	800,000
$ 0.30	120,000	2.2	120,000
$ 0.38	1,278,276	1.4	1,278,276
$ 0.57	496,000	3.5	496,000
$ 1.00	2,340,134	4.0	2,262,467
$ 2.00	524,800	4.2	261,700
Total	5,825,270		5,484,303

Forward Stock Split

Our board of directors approved on February 13, 2018 a 2-for-1 forward split of our Common Stock, which was effected on February 16, 2018. The forward split divided each one shares of our outstanding common stock into two shares of common stock and correspondingly adjusted the exercise prices of our common stock purchase warrants and options and conversion price of our convertible debt. All references to common stock, common stock purchase warrants, restricted stock, share data, per share data and related information have been retroactively adjusted, where applicable, in this Offering Circular to reflect the forward split of our common stock (and the corresponding adjustment of the exercise prices of our common stock purchase warrants) as if it had occurred at the beginning of the earliest period presented. As a result of the forward stock split, the number of shares of common stock issued and outstanding increased from 4,773,560 shares as of February 16, 2018, to approximately 9,547,120 shares. In connection with the forward stock split, we filed Articles of Amendment to our Articles of Incorporation to effect the forward stock split with the Secretary of State of Florida on February 16, 2018.

ORGANIZATIONAL STRUCTURE

The Company does not have any subsidiaries.

EMPLOYEES

We currently have a staff of 1 full time employee, no part time employees and 7 technical consultants, including 2 PhD’s, 2 MD/PhD’s, and 3 MBA’s. These advisors serve as scientific, financial and regulatory consultants.

LEGAL PROCEEDINGS

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business.

On January 8, 2018, we received a letter from the trustee for IRC Clinics, Inc. (“IRC”) in their ongoing bankruptcy case advising us that their filing had been converted from Chapter 11 to Chapter 7 on January 9, 2017 and that the trustee’s duty is to liquidate IRC and collect all monies contractually due to it, which it said also includes funds owed by the Company to IRC pursuant to a Master Services Agreement dated February 15, 2015. The Company had a discussion with the attorney for the trustee for IRC, and he advised that they were not aware of this dispute and the Company has not had any communications with the attorney for the trustee for IRC since June 21, 2018. There was no specific dollar amount demanded.

There are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

PROPERTIES

We lease approximately 800 rentable square feet of office space from Dr. Scuderi for our corporate office located at 658 West Indiantown Road, Suite 214, Jupiter, Florida 33458. This lease expires on December 31, 2020, and can be extended in writing by the parties. Terms of the office lease provide for a comprehensive rent payment of $2,000 per month that includes the buildings operating expenses, phone lines, internet, taxes and maintenance. We believe this facility is adequate for our current and near-term future needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Cytonics Corporation (“Cytonics” or the “Company”) should be read in conjunction with our financial statements and the accompanying notes thereto included elsewhere in this Offering Circular. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to the Company. This Offering Circular includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Reference is made to “Risk Factors”, which are included elsewhere in this Offering Circular.

Overview

Our Company was formed on July 26, 2006, as a Florida corporation, for the purpose of researching and developing, marketing and distributing analytic tools used to detect biomarkers associated with certain diseases referred to as “assays,” therapeutic drugs, and related instruments and disposables related to musculoskeletal diseases. We are a development stage research company dedicated to developing therapeutics based on the naturally-occurring protease inhibitor alpha-2-macroglobulin (A2M), a blood serum protein that has known cartilage-protecting effects and could potentially serve as a treatment for osteoarthritis. To this end, we have developed a number of diagnostic and therapeutic products aimed at treating joint pain and inflammation.

Our mission is to improve people’s lives by limiting the progression of chondral pathology, which is bone and cartilage degeneration, which leads to disabling pain, inflammation, and the development of arthritis. Our strategy has been to leverage the unique molecular characteristics of A2M to develop autologous (“self-derived”) and synthetic (manufactured in a laboratory) therapeutics. We have developed two autologous A2M therapies and have out-licensed the drugs to medical device distributors in the human and veterinary orthopedic markets. Our current focus is on the development of a synthetic A2M variant (“CYT-108”) that can be synthesized in a laboratory and purchased “off-the-shelf,” and can be delivered in high concentrations to damaged and inflamed joints by an orthopedist. We seek to maximize the value of the drugs we discover by putting them in the hands of leading pharmaceutical companies with late-stage development, commercialization and marketing expertise.

For the fiscal years ended December 31, 2019 and 2018, we generated revenues of $365,169 and $294,000, respectively, and reported net losses of $976,922 and $564,490, respectively, and negative cash flow from operating activities of $661,440 and $415,482, respectively. Our auditors have raised substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and financings. As noted in our financial statements, we had an accumulated stockholders’ deficit of approximately $16,367,468 and recurring losses from operations as of December 31, 2019. See “Risk Factors - We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.”

Results of Operations

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

The following discussion of results of operations refers to the year ended December 31, 2019 compared to the year ended December 31, 2018.

			Increase
	2019	2018	(Decrease)
Revenues	$365,169	$294,000	$71,169
Cost of goods sold	N/A	N/A
Gross profit	N/A	N/A
Gross profit %	N/A	N/A

Operating expenses:
Selling, general and administrative expenses	161,934	67,302	94,632
Research and Development expenses	544,223	350,900	193,323
Payroll expenses	249,800	191,228	58,572
Professional Fees	135,143	148,950	(13,807)
Depreciation and amortization	28,823	24,151	4,672
Bad debt expense		0
Loss from operations	(754,754)	(541,590)	213,164
Other (income) expenses:
Interest income	5,265	6,431	(1,166)
Other income	0	6,278	(6,278)
Amortization of debt discount	(131,314)	0	131,314
Interest Expense	(96,119)	(35,609)	60,510
Total other (income) expense	(222,168)	(22,900)	199,268

Loss before provision for income taxes	(976,922)	(564,490)	412,432

Income tax provision	0	0	0

Net loss	$(976,922)	$(564,490)	$412,432

Revenue

Our revenue, net for the year ended December 31, 2019 was $365,169 compared to $294,000 for the year ended December 31, 2018. This increase in revenue was due to a new licensing agreement for the APIC-PRP system.

Cost of Goods Sold

Cost of goods sold primarily consists of materials and freight costs. Considering that Cytonics does not source raw materials, manufacture, or distribute any of its proprietary products, Cost of Goods Sold is not relevant.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses totaled $161,934 and $67,302 for the years ended December 31, 2019 and 2018, respectively. Excluded in these expenses were payroll and related expenses of $294,800 and $191,228 during the years ended December 31, 2019 and 2018, respectively. Included in our payroll and related expenses are charges for share based compensation totaling $92,051 for the year ended December 31, 2019 and $70,090 for the year ended December 31, 2018. At December 31, 2019, there was approximately $127,500 of unrecognized compensation costs related to stock options outstanding which will be recognized through 2024.  The Company will recognize forfeitures as they occur. Stock compensation expense for the years ended December 31, 2018 was approximately $70,090. Professional fees totaled $135,143 and $148,950 during the years ended December 31, 2019 and 2018, respectively. These expenses included legal and auditing expenses.

Research and Development Expenses

Research and development expenses totaled $544,223 and $350,900 for the years ended December 31, 2019 and 2018, respectively. $124,000 and $420,223 of the research and development expenses during the year ended December 31, 2019 were attributable to the expense of pre-clinical testing of CYT-108 and the expense of manufacturing CYT-108, respectively, while all $350,900 of the research and development expenses during the year ended December 31, 2018 were attributable to the expense of developing the manufacturing process of CYT-108. The increase in the research and development expenses was attributable to the expense of pre-clinical testing of CYT-108 and the expense of manufacturing CYT-108.

Interest Income and Expense

Interest income totaled $5,265 for the year ended December 31, 2019 as compared to $6,431 for the year ended December 31, 2018. The decrease in interest income was due to the change in cash position from 2018 to 2019. Interest expenses totaled $96,119 during the year ended December 31, 2019 as compared to $35,609 for the year ended December 31, 2018. This figure represents the interest paid on the Company’s outstanding convertible notes.

Net Loss

Net loss totaled $976,922 and $564,490 during the years ended December 31, 2019 and 2018, respectively. Net noncash amounts included in our net loss in both years were $252,188 and $147,300, respectively. Non-cash amounts reflected stock-based compensation, amortization, including amortization of debt discounts, and loss on impairment of intangible assets.

Liquidity and Capital Resources

Liquidity

We have primarily financed our operations through the sale of unregistered equity, promissory notes and warrants.  As of December 31, 2019, our Company had cash totaling $537,592, current assets totaling $584,363, and total assets of $1,056,608. We had total liabilities of $1,219,537, $157,633 of which were current, and positive working capital of $426,730. Stockholders’ equity reflected a deficit of $16,367,468.

Sources and Uses of Cash for the Years Ended December 31, 2019 and December 31, 2018

The following table summarizes our cash flows for the year ended December 31, 2019 and 2018.

	2019	2018
Net cash used in operating activities	$661,440	$415,482
Net cash used in investing activities	86,877	46,825
Net cash provided by financing activities	513,579	754,328
Net (decrease) increase in cash	$(234,738)	$292,021

Net cash used by operating activities was $661,440 for the year ended December 31, 2019, an increase of $ 245,958 from the comparable figure of $415,482 for the year ended December 31, 2018.  The increase in net cash used by operating activities was related to our net operating loss offset by non-cash charges for the stock- based compensation and amortization, including amortization of debt discounts.

Net cash used by investing activities was $86,877 for the year ended December 31, 2019 as compared to $46,825 for the year ended December 31, 2018. The net cash used for investing activities can be attributed to the purchase of intangible assets, namely the prosecution of our patent portfolio.

Net cash provided by financing activities totaled $513,579 for the year ended December 31, 2019 as compared to $754,328 for the year ended December 31, 2018. The net cash provided by financing activities for the year ended December 31, 2019 was primarily attributed to the proceeds from sale of convertible notes in the Reg CF offering.

Going Concern

Based upon our positive working capital and accumulated deficit of $426,730 and $16,367,468, respectively, as of December 31, 2019, plus our use of $661,440 of cash in operating activities during the twelve months ended December 31, 2019, we require additional equity and/or debt financing to continue our operations. These conditions raise substantial doubt about our ability to continue as a going concern for at least one year from the date of this filing. As a result of the foregoing factors, together with our recurring losses from operations and negative cash flows since inception, our independent registered public accounting firm included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements for the fiscal years ended December 31, 2019 and 2018.

Availability of Additional Funds

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses.  Other than the borrowings from related and third parties, we do not have any credit agreement or source of liquidity immediately available to us.

Since inception our operations have primarily been funded through proceeds from existing shareholders in exchange for equity and debt. In fact, between June 30, 2018 and December 31, 2019 we received an aggregate of $804,000 associated with the issuances of promissory notes and warrants to existing shareholders. Although we believe that we have access to capital resources, there are no commitments in place for new financing as of the filing date of this Offering Circular and there can be no assurance that we will be able to obtain funds on commercially acceptable terms, if at all. We expect to have ongoing needs for working capital in order to (a) fund operations; plus (b) research and development. To that end, we may be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund its liabilities, or (d) seek protection from creditors.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

Our audited financial statements included elsewhere in this Offering Circular have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate our continuation as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

We filed a Form 1-A offering statement for the sale of 9,500,000 shares of Series C Preferred Stock to raise up to $19,000,000 to fund the research and development of our lead drug candidate into clinical trials, selling, general and administrative expenses, and to fund our working capital and general business purposes. There can be no assurance that our Form 1-A offering statement will be qualified nor can there be any assurance that we will be able to sell the securities to procure the funding needed to implement our business plan. If our efforts to do so are unsuccessful, we will be required to reduce or eliminate our operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

Compliance with Regulation A

Upon completion of this offering, we expect to incur direct, incremental selling, general and administrative expenses as a result of being a private company reporting under Regulation A including, but not limited to, where applicable, increased scope of our operations and costs associated with hiring new personnel, implementation of compensation programs that are competitive with our private company peer group reporting under Regulation A, preparation of annual reports on Form 1-K, semiannual reports on Form 1-SA and current reports on Form 1-Utto be filed with the SEC, tax return preparation, independent registered public accounting firm fees, investor relations activities, registrar and transfer agent fees, incremental director and officer liability insurance costs and independent director compensation. These direct, incremental selling, general and administrative expenses are not included in our historical results of operations.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies Involving Management Estimates and Assumptions

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

During 2018, the Company affected a 2:1 split of its common stock. All shares of common stock have been adjusted to reflect post-split amounts for all periods presented.

Use of Estimates

To prepare financial statements in conformity with generally accepted accounting principles (“GAAP”), management must make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider currency on hand, demand deposits and all highly liquid investments with an original or remaining maturity of three months or less to be cash and cash equivalents. As of December 31, 2019 and 2018, the Company had no cash equivalents.

Concentration of Credit Risk and Significant Customers

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions. During the years ended December 31, 2019 and 2018, revenues were generated from two and one customer, respectively.

Accounts Receivable

Accounts receivable in the accompanying financial statements are stated at the amounts management expects to collect. The Company performs credit evaluations of its customers’ financial condition and may require a prepayment for a portion of the services to be performed. Management has determined that no allowance for uncollectible receivables is required at December 31, 2019 and 2018.

Intangible Assets

Intangible assets consist of costs paid to third parties for work related to the Company’s patents. The costs paid to third parties for the Companies’ assets are amortized using the straight-line method over the life of the underlying patents, which approximates 15 years. Intangible assets are tested for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable.

Revenue Recognition

Revenue is recognized when obligations under the terms of a contract with a customer are satisfied; generally this occurs with the transfer of control or access of the company’s licenses or performance of services. Revenue is measured as the amount of consideration the company expects to receive in exchange for transferring goods or providing services. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in the contract. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.

Research and Development

Costs related to research and development are expensed as incurred and include costs associated with research and development of new products and enhancements to existing products. The amount of research and development costs for 2019 and 2018 were $544,223 and $350,900, respectively.

Income Taxes

The Company uses the asset and liability method to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Deferred tax assets and liabilities are determined using the effective tax rates for the years in which the tax assets and liabilities are expected to be realized. A valuation allowance is established when it is more likely than not that the future realization of all or some of the deferred tax assets will be achieved. The Company recorded a full valuation allowance on its net deferred tax assets at December 31, 2019 and 2018.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This new accounting standard replaced most existing revenue recognition guidance when it became effective on January 1, 2018. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. This new accounting standard permits the use of either the retrospective or cumulative effect transition method. The Company has evaluated this accounting standard and believes that it will not have a material impact on its financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases, which outlines a comprehensive lease accounting model and supersedes the current lease guidance. This new accounting standard requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than twelve months. Leases will be recognized as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This ASU will be effective for the Company January 1, 2020. Early adoption is permitted. The Company does not expect the adoption of this new accounting standard to have a material impact on its financial statements.

In August 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (Topic 230). This new accounting standard clarifies the presentation and classification of certain cash receipts and cash payments in the statements of cash flows. This new accounting standard was effective for the Company starting in the first quarter of 2019. Early adoption is permitted. The Company does not expect the adoption of this new accounting standard to have a material impact on its financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Intangibles - Goodwill (Topic 350), which simplifies the accounting for goodwill impairment by eliminating Step 2 of the goodwill impairment test, which required a hypothetical purchase price allocation. Instead, an entity shall perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. Goodwill impairment will now be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, but not in an amount to exceed the carrying amount of goodwill allocated to the reporting unit. This new accounting standard will be effective starting in the first quarter of fiscal 2020. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of the standard may have on its financial statements

In July 2017, the FASB issued Accounting Standards Update No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception, which simplifies the accounting for certain financial instruments that have characteristics of both liabilities and equity. This new accounting standard was effective starting in the first quarter of fiscal 2020. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of the standard may have on its financial statements.

Quantitative and Qualitative Disclosure about Market Risk

Trade Policy Risk

Substantially all of the Company's products are manufactured outside the United States. Most products imported into the United States is subject to duty and restrictive quotas on the amount of products that can be imported from certain countries into the United States each year. Because of the duty rates and quotas, changes in U.S. trade policy as reflected in various legislation, trade preference programs and trade agreements have the potential to materially impact the Company's sourcing strategy and the competitiveness of its contract manufacturers. The Company manages this risk by continually monitoring U.S. trade policy, analyzing the impact of changes in such policy and adjusting its manufacturing and sourcing strategy accordingly.

Foreign Currency Risk

The Company receives United States dollars for all of its product sales. Substantially all inventory purchases from our contract manufacturer are also denominated in United States dollars; however, purchase prices for the Company's products may be impacted by fluctuations in the exchange rate between the United States dollar and the local currencies of the contract manufacturer, which may have the effect of increasing the Company's cost of goods in the future. The Company does not engage in hedging activities with respect to such exchange rate risk.

Commodity Price Risk

The Company is subject to commodity price risk arising from price fluctuations in the market prices of sourced titanium and steel products or the various raw materials components of its manufactured products. The Company is subject to commodity price risk to the extent that any fluctuations in the market prices of its purchased titanium and steel products and raw materials are not reflected by adjustments in selling prices of its products or if such adjustments significantly trail changes in these costs. The Company neither enters into significant long-term sales contracts nor enters into significant long-term purchase contracts. The Company does not engage in hedging activities with respect to such risk.

Credit Risk

Credit risk relates to the risk of loss resulting from non-performance or non-payment by counterparties pursuant to the terms of their contractual obligations. Risks surrounding counterparty performance and credit could ultimately impact the amount and timing of expected cash flows.

Certain financial instruments potentially subject the company to a concentration of credit risk. These financial instruments consist primarily of cash and cash equivalents and accounts and vendor receivables. We place our cash and cash equivalents with high-credit, quality financial institutions. The balances in these accounts exceed the amounts insured by the Federal Deposit Insurance Corporation.

MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this Offering Circular. Our directors are elected by our stockholders at annual meeting of the stockholders and serve until the next annual meeting of the stockholders or, in absence of such annual meeting, until their successors are elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Positions Held	Initial Term of Office
Gaetano J. Scuderi, MD	57	Founder and Chairman of the Board	July 2006

Antonio Carvalho	58	Chief Executive Officer, Chief Financial Officer and Director	January 2018

Joey Bose	30	President	May 2018

Lewis Hanna, PhD	73	Chief Scientific Officer	February 2008

Gordon V. Ramseier	75	Director	January 2018

Biographical information concerning the directors and executive officers listed above is set forth below.

Gaetano J. Scuderi, MD. Dr. Scuderi is the Founder and Chairman of the Board of Cytonics Corporation and has served as a director of Cytonics Corporation since July 2006. Dr. Scuderi previously served as the CEO of the Company from 2015 to 2018. Dr. Scuderi is a fellowship-trained spine surgeon and has practiced medicine since 1993 to the present. Dr. Scuderi currently practices orthopedic surgery in Jupiter, FL which he has been engaged in since 2013. He was previously Clinical Assistant Professor in the Department of Orthopedic Surgery of Stanford University from 2009 to 2012. Dr. Scuderi has published over 50 scientific articles and is a member of American Academy of Orthopedic Surgeons (AAOS). His paper entitled, “Improving Response to Treatment for Patients with DDD by the use of Molecular Markers” was awarded Best Paper at 2015’s annual meeting of the International Spine Intervention Society (ISIS). He graduated medical school from State University of New York at Buffalo, N.Y. in 1987 and completed his Residency and Internship at University of Miami School of Medicine, Jackson Memorial Medical Center. He then went on to a fellowship in spine surgery at UCSD.

Antonio Carvalho. Mr. Carvalho has served as the Chief Executive Officer and Chief Financial Officer of the Company since February 2019 and a director of the Board of Directors of the Company since January 2018. From June 2016 to February 2019, Mr. Carvalho had been retired other than serving as a director of the Company since January 2018. From May 2001 to May 2016, he was employed by Novartis Pharmaceuticals. At Novartis, Mr. Carvalho was Vice President, Finance for the Global Oncology business unit where he had financial oversight for the unit’s 20 product launches in a 5-year span. Prior to this role, Mr. Carvalho was the General Manager for Novartis’ US Pharmaceutical manufacturing unit. His other roles at Novartis include CFO Latin America, CFO US Ophthalmics and Vice President, Controller for Novartis’ US Pharmaceutical Division. Mr. Carvalho has more than 25 years of experience developing, manufacturing and commercializing innovative products in the pharmaceutical and consumer product industries. Mr. Carvalho received a BBA in Accounting from Iona College in 1983 and is a Certified Public Accountant.

Anjun K. (Joey) Bose. Mr. Bose is the President of the Company and has served in such capacity starting in May of 2018. Mr. Bose has over 10 years’ experience in biotechnology research development and investment banking. His principal activities include coordinating capital raising efforts, initiating clinical trials for two lead drug candidates, filing and maintaining patent protection of intellectual property, and identifying strategic buyers and out-licensing opportunities for the company. From August 2017 to May 2018, Mr. Bose served as the VP of Investment Banking from Affinia Capital, LLC. From August 2015 to August 2017, Mr. Bose served as an Associate of Investment Banking at CG Capital Markets, LLC. From August 2012 to August 2015, Mr. Bose was a graduate student engaged in academic research at Johns Hopkins University. Mr. Bose began his R&D career at the University of Virginia where he developed a novel assay to measure phosphatase activity in the context of cancer biology. He continued his graduate studies in protein engineering at Johns Hopkins University, where he elucidated cell signaling pathways dysregulated in blood cancers. He went on to pursue a career in biotechnology investment banking at a number of boutique banks in Palm Beach County, Florida. He holds a B.S. in Biomedical Engineering from the University of Virginia and a M.S. in Biomedical Engineering from Johns Hopkins University

Lewis Hanna, PhD. Dr. Hanna has served as the Chief Scientific Officer of Cytonics Corporation since February 2008. Until 2004, Dr. Hanna was the director of process development at Alexion Pharmaceutical where he directed a group of 15 scientists developing and manufacturing therapeutic antibodies and single chain antibodies for multiple indications. Dr. Hanna also held position of group leader and principal scientist in Bristol Myers Squibb and R. W. Johnson Pharmaceutical Research Institute, from 1995 to 1997, and 1988 to 1994, respectively. While at Cytonics, Dr. Hanna directed proteomic research that led to the discovery of a protein complex biomarker for spine disc degeneration (“FAC”; patent allowed). He characterized the biomarker and developed an ELISA assay for the detection of the protein complex biomarker in spinal disc lavage. Further research studies of this biomarker resulted in deeper understanding and the discovery of a new therapeutic strategy for osteoarthritis. Dr. Hanna has over 28 years of research experience in pharmaceutical and biotechnology companies, focused on the structure and function of proteins including extensive experience working with therapeutic protein folding, purification, formulation, large-scale production, quality, and the regulatory requirements to obtain FDA new drug approval. He also is expert at quality and regulatory requirements to obtain FDA new drug approval and has guided Cytonics’ successful regulatory submissions. Dr. Hanna received his BS degree from Cairo University, received his PhD from City University of New York, and completed a post-doctoral fellowship at Cornell University.

Gordon V. Ramseier. Mr. Ramseier has served as a director of the Board of Directors of Cytonics Corporation, since January 2018. Since February 2018 to the present, he co-founded and currently serves as the President of BCI LifeSciences LLC, an advisory firm, comprised of distinguished senior level executives from the life sciences industry. From January 1995 to September of 2019, he founded and served as the Executive Director of the Sage Group, Inc. Earlier in his career, he served as Director of Marketing and Gynecological Products at G.D. Searle and Product Manager of Pfizer Laboratories. Mr. Ramseier has served as a non-executive chairman of Metacrine Sciences Inc. from 1997 to 1999. He serves as Director of Business Development and Member of Advisory Board at Vessel Metrics, LLC. He was a Partner at Booz, Allen and Hamilton Management Consultants from 1979 to 1986. From 1992 to 1995, Mr. Ramseier was President and Chief Executive Officer of OncoTherapeutics, an early stage, private biopharmaceutical company focusing on innovative, immunotherapeutic approaches to cancer, located in Cranbury, NJ. From 1986 to 1990, he was President and CEO of Immunetech Pharmaceuticals, Inc., of San Diego. From 1986 to 1990, he served as President and Chief Executive Officer at Dura. He has operated a private consulting company since 1994 and also performed consulting work from 1990 to 1992. He served as a Partner in the Healthcare Industries Practice providing strategic planning services to such diverse clients as Johnson & Johnson, Bayer, The National Wholesale Druggists Association and Blue Cross. His work with the National Wholesale Druggists Association produced a landmark study of the U.S. drug wholesaling industry. Prior to entering the emerging company arena, Mr. Ramseier was 9 years with Booz, Allen and Hamilton, a recognized international management consulting firm. He served as Founding Vice Chairman of the BCNJ. He has been Executive Director of The Sage Group, Inc. since 1995. He serves as a Member of the Board of Directors/Trustee of Biotechnology Council of New Jersey. He served as a Director of Dura Pharmaceuticals Inc. since 1986. He served as a Director of BioNJ Inc. He served on the boards of seven emerging LifeScience companies. Mr. Ramseier received M.B.A. (With Distinction) from the Amos Tuck School of Business Administration, Dartmouth College and B.S. in Chemistry from Washington & Lee University.

Corporate Governance

Director Qualifications

Gaetano J. Scuderi, MD - Our Board believes that Dr. Scuderi’s qualifications to serve on our board include his extensive experience in the development of diagnostic assays and therapeutic drugs related to musculoskeletal disease.

Antonio Carvalho - Our Board believes that Mr. Carvalho’s qualifications to serve on our board include his extensive experience in business, financial and accounting matters in the biotechnology industry.

Gordon V. Ramseier – Our Board believes that Mr. Ramseier’s qualifications to serve on our board include his vast experience in business and financial matters in the biotechnology industry.

Board of Directors and Board Committees

Our Board has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our Board. Because we only have one independent director (Gordon Ramseier), our Board believes that the establishment of committees of our Board would not provide any benefits to our Company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

As with most small, early stage companies until such time as our Company further develops our business, achieves a stronger revenue base, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board to include more independent directors, we intend to establish an audit committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our Board.

Board Leadership Structure and Board’s Role in Risk Oversight

We decided to separate the positions of Chairman of the Board and Chief Executive Officer in August of 2018, relieving Dr. Scuderi as the Chief Executive Officer and appointed Antonio Carvalho in his place. Dr. Scuderi still serves as our Chairman of the Board of Directors. We believe that separating the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that distributing the leadership of the Company amongst highly-qualified individuals is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our one independent director (Gordon Ramseier) on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the completion of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The Board oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Compensation Committee

We currently do not have a compensation committee of our Board of Directors. The Board as a whole determines executive compensation.

Compensation Committee Interlocks and Insider Participation

Our Board does not have, and has not had, a compensation committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board.

Compensation of Directors

Our Board has the authority to fix the compensation of directors. Our current employee director does not receive separate compensation for his service on our Board of Directors. Our Board has the authority to fix the compensation of directors. We do not intend to pay employee directors a separate fee for their services.

No compensation was paid to our directors for services as directors during the year ended December 31, 2019. We granted 200,000 stock options to Gordon Ramseier on January 1, 2018, with a fair value at issuance of $35,377 with a final maturity date of January 31, 2023.

Director Independence

Our Board of Directors is currently composed of three members, one of which qualifies as an independent director (Gordon Ramseier) in accordance with the published listing requirements of the NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Code of Business Conduct and Ethics

Upon the closing of this offering, we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Following the closing of this offering, the code of business conduct and ethics will be available at our website at www.cytonics.com. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues (note that the offering of Series C Preferred Stock pursuant to this Offering Circular will not result in the sale of securities under an effective registration statement). Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table provides information regarding the compensation paid during our fiscal years ended December 31, 2019 and December 31, 2018 to our chief executive officer/chief financial officer (our principal executive officer, principal financial officer and principal accounting officer) and our president (the only executive officer with total compensation of $100,000 or more). We refer to these individuals as our “named executive officers,” or “NEOs.”

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Antonio Carvalho (1)	2019	$0	—	—	$24,594	—	—	—	$24,594
CEO and CFO)	2018	$0	—		$35,776				$35,776

Joey Bose (2)	2019	$94,000	$35,000	—	$—	—	—	—	$129,000
President	2018	$85,000	$5,000	—	$96,522	—	—	—	$186,522

(1)	Antonio Carvalho, CEO, received 200,000 stock options with an exercise price of $2.00 per share on January 31, 2018. He received an additional 100,000 stock options with an exercise price of $2.00 per share on February 1, 2019. As of December 31, 2019, 229,167 of Mr. Carvalho’s shares have vested.

(2)	Joey Bose was appointed President of Cytonics in May 2018. He received 424,800 stock options on June 4, 2018 with an exercise price of $2.00 per share. As of December 31, 2019, 222,400 of Mr. Bose’s’ shares have vested.

Employment Agreements

On May 15, 2018, the Company entered into a letter agreement with Joey Bose to engage his services as the President of the Company, with an annual base salary of $85,000 to be paid semi-monthly. Also pursuant to the letter agreement, the base salary is to be reviewed every twelve months and the Company also granted Mr. Bose an initial award of 424,800 stock options to purchase share of the Company’s common stock at an exercise price of $2.00 per share to vest over 3 years. Also according to the letter agreement, Mr. Bose will be awarded a performance bonus that will be tied to the completion of specific objectives. A copy of the letter agreement is filed as Exhibit 6.1 to the Offering Statement of which this Offering Circular is a part.

Other than the foregoing, there are no employment agreements between Cytonics Corporation and its executives.

Elements of Compensation

Antonio Carvalho, CEO, received 200,000 stock options with an exercise price of $2.00 per share on January 31, 2018. He received an additional 100,000 stock options with an exercise price of $2.00 per share on February 1, 2019. As of December 31, 2019, 229,167 of Mr. Carvalho’s shares have vested.

Mr. Bose was paid an annual salary of $85,000, as well as awarded 424,800 stock options on June 4, 2018 with an exercise price of $2.00 per share, and received $5,000 in bonuses in 2018. 224,200 of his options have vested as of December 31, 2019. In 2019, he was paid an annual salary of $94,000 and received $35,000 in bonuses.

Base Salary

Mr. Bose received a fixed base salary in an amount determined by the Board of the Company based on a number of factors, including:

●	The nature, responsibilities and duties of the officer’s position;

●	The officer’s expertise, demonstrated leadership ability and prior performance;

●	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

●	The competitiveness of the market for the officer’s services.

Mr. Bose’s base salary for 2019 and 2018 is listed in “—Summary Compensation Table” above.

Mr. Carvalho received no salary in 2019 and 2018.

Stock Awards

We did not grant any stock awards to our directors or executive officers in fiscal years 2019 and 2018.

Stock Option Grants

We granted 100,000 options, with a fair value at issuance of $24,594, to our directors and executive officers in 2019 as follows:

•	Antonio Carvalho was granted 100,000 options on February 1, 2019, with a final maturity date of February 1, 2029.

We granted 624,800 stock options, with a fair value at issuance of $168,075, to our directors and executive officers in 2018 as follows:

•	Antonio Carvalho was granted 200,000 options on January 1, 2018, with a final maturity date of January 31, 2023.

•	Joey Bose was granted 424,800 options on June 4, 2018, with a final maturity date of June 4, 2021.

•	Gordon Ramseier was granted 200,000 options on January 1, 2018, with a final maturity date of January 31, 2023

Compensation Discussion and Analysis

Equity Incentive Plans

In April 2007, the Company’s shareholders adopted the 2007 Stock Incentive Plan providing for the grant of stock options and restricted stock awards to employees and non-employee directors selected by the Board of Directors or a committee of our Board of Directors. Options granted under the plan may include non-statutory stock options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. The Company’s 2007 Stock Incentive Plan expired in April 2017, and no awards have been granted thereunder since such time.

In December 2017, the Company (i) granted non-Plan based options to purchase 1,378,834 shares of common stock and (ii) modified existing Plan and non-Plan based options to purchase 461,300 shares of common stock.  These granted and modified options are fully vested and carry an exercise price of $1.00 per share over a 5-year term.

On November 19, 2018, the Board of Directors adopted the 2018 Stock Incentive Plan (the “Plan”), under which the Board of Directors may grant stock-based compensation awards with respect to an aggregate of up to 5,000,000 shares of Common stock, subject to adjustment and increase pursuant to the terms of the Plan. The Plan permits the grant of stock options, restricted stock, restricted stock units and other forms of stock-based compensation to selected persons providing services to the Company (including non-employee directors). A copy of the Plan is filed as Exhibit 3.1 to the Offering Statement of which this Offering Circular is a part.

The following is a summary of the Company’s stock option activity for the years ended December 31, 2019 and 2018:

	2019		2018
	Number of Options	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
Outstanding at January 1	6,117,470	$074	5,318,870	$0.35
Granted	100,000	$2.00	824,800	$1.52
Exercised	—	—	$(12,000)	$0.38
Expired	(392,200)	$0.49	(14,200)	$0.20
Outstanding at December 31	5,825,270	$0.78	6,117,470	$074

The following table summarizes stock option information at December 31, 2019:

December 31, 2019
Exercise Price	Outstanding	Weighted Average Contractual Life (Years)	Exercisable
$ 0.05	800,000	7.3	800,000
$ 0.30	120,000	2.2	120,000
$ 0.38	1,278,276	1.4	1,278,276
$ 0.57	496,000	3.5	496,000
$ 1.00	2,340,134	4.0	2,262,467
$ 2.00	524,800	4.2	261,700
Total	5,825,270		5,484,303

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock on June 16, 2020:

●	each person known to us to be the beneficial owner of more than 5% of our common stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Cytonics Corporation, 658 West Indiantown Road, Suite 214, Jupiter, Florida 33458. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 9,547,120 shares of our common stock outstanding as of June 16, 2020.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options, warrants, preferred stock or restricted stock units held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of June 16, 2020.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Name of Beneficial Owner
Directors and Named Executive Officers:
Gaetano J. Scuderi, MD(1)	6,452,870	28.1%
Anjun K. (Joey) Bose(2)	224,200	* %
Antonio Carvalho(3)	331,250	1.4%
Gordon V. Ramseier(4)	320,000	1.4%
All named executive officers and directors as a group (5 persons)	8,278,920	36.1%
5% Holders
Johnson & Johnson Development Corporation(5)	3,375,000	14.7%
Raymond Johnson	1,846,596	8.1%

*less than 1% percent.

(1)	Includes 6,421,620 shares of the Company’s common stock held and 31,250 shares of common stock issuable upon the conversion of a $50,000 note held by Dr. Scuderi which is convertible at a conversion price of $1.60 per share.
(2)	Includes 224,200 shares of common stock issuable upon the exercise of options held by Mr. Bose.
(3)	Includes 300,000 shares of the Company’s common stock issuable upon the exercise of options held by Mr. Carvalho and 31,250 shares of the Company’s common stock issuable upon conversion of a note held by Mr. Carvalho which is convertible at a conversion price of $1.60 per share.
(4)	Includes 320,000 shares of the Company’s common stock issuable upon the exercise of options held by Mr. Ramseier.
(5)	Kevin Norman has the voting and dispositive power over the securities owned by Johnson & Johnson Development Corporation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Currently and following this offering, our Board of Directors is and will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;

●	any beneficial owner of more than 5% of our outstanding stock; and

●	any immediate family member of any of the foregoing.

Our Audit Committee will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;

●	would cast doubt on the independence of a director;

●	would present the appearance of a conflict of interest between us and the related party; or

●	is otherwise prohibited by law, rule or regulation.

The Board of Directors will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Board of Directors will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Board of Directors who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Board of Directors member will provide all material information concerning the transaction to the Board of Directors.

Related Party Transactions

During 2018, the Company issued two (2) convertible notes, each in the principal amount of $50,000 to related parties, Dr. Scuderi, our founder and Chairman of the Board and Mr. Carvalho, our Chief Executive Officer, Chief Financial officer and Director.

Upon expiration of the Company’s previous office lease, on January 1, 2018 the Company entered into an agreement with the Company’s founder and Chairman of its Board of Directors to lease space on a month-to-month basis for $2,000 monthly. Total rent expense incurred on the space leased was $24,000 for each of the years ended December 31, 2019, and 2018.

DESCRIPTION OF CAPITAL STOCK

We are offering 9,500,000 shares of Series C Preferred Stock pursuant to this Offering Circular. The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our bylaws, as amended, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and our bylaws, copies of which are filed with the SEC as exhibits to this Offering Circular.

Pursuant to our amended and restated articles of incorporation, as amended, our authorized capital is 70,000,000 shares, of which (1) 50,000,000 shares are Common Stock, par value $0.001 per share (the "Common Stock"), and (2) 20,000,000 shares are Preferred Stock, par value $0.001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the "Preferred Stock"), of which the board designated (a) 150,000 shares are Initial Preferred Stock, par value $0.001 (the “Initial Preferred Stock”), (b) 1,500,000 shares are Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), (c) 6,000,000 shares are Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), and (d) 10,000,000 shares are Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”)

As of June 16, 2020, 9,547,120 shares of Common Stock have been issued and are outstanding and 150,000, 576,190 and 2,574,865 shares of Initial Preferred Stock, Series A Preferred Stock, and Series B Preferred Stock, respectively, outstanding (which are convertible into 360,000, 1,152,380 and 5,149,730 shares, respectively, of Common Stock). As of June 16, 2020, there were 46, 3, 46, and 45 holders of our Common Stock, Initial Preferred Stock, Series A Preferred Stock, And Series B Preferred Stock, respectively.

The Board may from time to time authorize by resolution the issuance of any or all shares of the common stock and the preferred stock authorized in accordance with the terms and conditions set forth in the articles of incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the preferred stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Holders of the Company’s Common Stock are entitled to one (1) vote for each share on all matters submitted to a stockholder vote. The Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. Holders of the Company’s Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Stock

The Board of Directors of the Company may be resolution authorize the issuance of shares of preferred stock from time to time in one or more series. The Company may reissue shares of preferred stock that are redeemed, purchased, or otherwise acquired by the Company unless otherwise provided by law. The Board of Directors is authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or otherwise rights if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including, sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then issued.

Initial Preferred Stock

The rights, preferences, restrictions and other matters relating to the Initial Preferred Stock are as follows:

•	There is authorized to be issued out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Initial Preferred Stock” (“Initial Preferred Stock”) and the number of shares constituting such class shall be 150,000. Each share of Series A Preferred Stock will have a par value $0.001 and a stated value equal to $2.00 (“Initial Purchase Price”).

•	Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets, after provision for payment of the Company’s debts and other liabilities and in parity with the holders of Series A Preferred Stock and in preference to, whether capital or surplus, of the Company an amount equal to the stated value for each share of Series A Preferred Stock before any distribution or payment shall be made to the holders of junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts to the holders of the Initial Preferred Stock and Series A Preferred Stock, the entire assets to be distributed to the holders of the Initial Preferred Stock and Series A Preferred Stock shall be reasonably distributed among the holders of the Initial Preferred Stock and Series A Preferred Stock in accordance with the respective stated value amounts that would be payable on such shares if all amounts payable thereon were paid in full in proportion to their relative Initial Purchase Price of the Initial Preferred Stock and the Series A Purchase Price of the Series A Preferred Stock and the holders of the Common Stock, Series B Preferred Stock and of any other junior securities shall not be entitled to participate in the distribution of the assets of the Company in respect of their ownership. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after the holders of Initial Preferred Stock and the holders of the Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Initial Preferred Stock and Series A Preferred Stock, then the holders of Series B Preferred Stock shall be paid in full the preferential amount to which they shall be entitled to receive on account of their Series B Preferred Stock and finally any remaining net assets of the Company shall be distributed ratably amount the holders of Initial Preferred Stock, Series A Preferred Stock Series B Preferred Stock and Common Stock (where each share of Initial Preferred Stock, Series A Preferred Stock and Series B Preferred Stock being deemed for such purposes to equal the number of shares of Common Stock into which they are convertible)

•	If the Company declares or makes any dividend or other distribution of its assets to holders of shares of Common Stock, the holders of Initial Preferred Stock will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Initial Preferred Stock.

•	Holders of the Initial Preferred Stock shall be entitled to cast 1.2 votes for each share held of the Initial Preferred Stock (number of shares of common stock which each share of Initial Preferred Stock is convertible into) on all matters presented to the stockholders of the Company for stockholder vote which shall vote along with holders of the Company’s Common Stock on such matters.

•	Pursuant to a voluntary conversion, each share of Initial Preferred Stock is convertible at any time into 1.2 shares of Common Stock, subject to adjustment in a forward or reverse stock split. Pursuant to an automatic conversion, each share of Initial Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock immediately upon consummation of the Company’s first underwritten public offering resulting in at least 20 million of proceeds to the Corporation net of underwriting discounts and commissions and offering expenses

•	Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Initial Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other redemption, participation, or anti-dilution rights or preferences.

•	The Company may not do any of the following without the written consent or affirmative vote of at least a majority of the outstanding shares of the Initial Preferred Stock (in addition to any other vote required by law or the Company’s Articles of Incorporation, as amended) separately as a single class with each share of Initial Preferred Stock having one vote on such matter: (i) increase or decrease the authorized number of shares of any class or series of capital stock, (ii)redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement), (iii)declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock or (iv)liquidate, dissolve, or wind-up the business and affairs of the Company, effect any Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval of a majority of the majority of the outstanding shares of Initial Preferred Stock.

Series A Preferred Stock

The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are as follows:

•	There is authorized to be issued out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series A Preferred Stock” (“Series A Preferred Stock”) and the number of shares constituting such class shall be 1,500,000. Each share of Series A Preferred Stock will have a par value $0.001 and a stated value equal to $4.00 (“Series A Purchase Price”).

•	Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets, after provision for payment of the Company’s debts and other liabilities and in parity with the holders of Initial Preferred Stock and in preference to, whether capital or surplus, of the Company an amount equal to the stated value for each share of Initial Preferred Stock before any distribution or payment shall be made to the holders of junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts to the holders of the Series A Preferred Stock and Initial Preferred Stock, the entire assets to be distributed to the holders of the Series A Preferred Stock and Initial Preferred Stock in accordance with the respective stated value amounts that would be payable on such shares if all amounts payable thereon were paid in full in proportion to their relative Series A Purchase Price of the Series A Preferred Stock and the Initial Purchase Price of the Initial Preferred Stock and the holders of the Common Stock, Series B Preferred Stock and of any other junior securities shall not be entitled to participate in the distribution of the assets of the Company in respect of their ownership. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after the holders of Series A Preferred Stock and the holders of the Initial Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Series A Preferred Stock and Initial Preferred Stock, then the holders of Series B Preferred Stock shall be paid in full the preferential amount to which they shall be entitled to receive on account of their Series B Preferred Stock and finally any remaining net assets of the Company shall be distributed ratably amount the holders of Series A Preferred Stock, Initial Preferred Stock Series B Preferred Stock and Common Stock (where each share of Series A Preferred Stock, Initial Preferred Stock and Series B Preferred Stock being deemed for such purposes to equal the number of shares of Common Stock into which they are convertible)

•	If the Company declares or makes any dividend or other distribution of its assets to holders of shares of Common Stock, the holders of Series A Preferred Stock will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock.

•	Holders of the Series A Preferred Stock shall be entitled to cast a number of votes for each share held of the Series A Preferred Stock equal to the largest number of shares of common stock which each share of Series A Preferred Stock is convertible into on all matters presented to the stockholders of the Company for stockholder vote which shall vote along with holders of the Company’s Common Stock on such matters.

•	Pursuant to a voluntary conversion, each share of Series A Preferred Stock is convertible at any time into one share of Common Stock, subject to adjustment in a forward or reverse stock split. Pursuant to an automatic conversion, each share of Series A Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock immediately upon consummation of the Company’s first underwritten public offering resulting in at least 20 million of proceeds to the Corporation net of underwriting discounts and commissions and offering expenses

•	If the Company proposes to issue any Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock (collectively, “New Issue Securities”), the Company shall first offer the New Issue Securities to the holders of Series A Preferred Stock for a period of five (5) business days after receipt of the of the participation notice to the holders of Series A Preferred Stock, each holder of Series A Preferred Stock shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to all or any part of such holder’s proportionate number of the New Issue Securities. The participation rights do not apply to the issuance and sale by the Company, from time to time hereafter, of(i) shares of the Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock to employees, officers, or directors of, or consultants to, the Company, as compensation for their services to the Company pursuant to arrangements approved by the Board of Directors, (ii) shares of Common Stock issued and sold in a firm commitment underwritten public offering (which shall not include an equity line of credit or similar financing arrangement) resulting in net proceeds to the Company of in excess of $15,000,000 or (iii) shares of Common Stock issued as consideration for the acquisition of another company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the Board of Directors or (iv) shares of Common Stock issuable upon the exercise of outstanding securities of the Company which entitle the holder thereof to acquire Common Stock (but not amendments thereto).

•	If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from holders of at least 50% of the Series A Preferred Stock then outstanding (“Initiating Series A Holders”) that the Company file a Form S-3 registration statement with respect to the shares of Common Stock issuable upon conversion of such holder’s Series A Preferred Stock having an anticipated aggregate offering price, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Series A Demand Notice”) to all holders of Series A Preferred Stock other than the Initiating Series A Holders; and (ii) as soon as practicable, and in any event within one hundred twenty days (120) after the date such request is given by the Initiating Series A Holders, file a Form S-3 registration statement under the Securities Act covering all shares of Common Stock issuable upon conversion of Series A Preferred Stock requested to be included in such registration by any other holders, as specified by notice given by each such holder to the Company within twenty (20) days of the date the Series A Demand Notice is given, and in each case, subject to the limitations of Section 10(b). If the Company proposes to register any of its Common Stock under the Securities Act, in connection with the public offering of such securities solely for cash, other than (i) a registration relating .to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to transaction pursuant to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company shall, at such time, promptly give each holder of Series A Preferred Stock notice of such registration. Upon the request of each such holder given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock issuable upon conversion of such holder’s Series A Preferred Stock that each such holder has requested to be included in such registration.

•	Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Series A Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other redemption, participation, or anti-dilution rights or preferences.

•	The Company may not do any of the following without the written consent or affirmative vote of at least a majority of the outstanding shares of the Series A Preferred Stock (in addition to any other vote required by law or the Company’s Articles of Incorporation, as amended) separately as a single class with each share of Series A Preferred Stock having one vote on such matter: (i) increase or decrease the authorized number of shares of any class or series of capital stock, (ii)redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement), (iii)declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock or (iv)liquidate, dissolve, or wind-up the business and affairs of the Company, effect any Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval of a majority of the majority of the outstanding shares of Series A Preferred Stock .

Series B Preferred Stock

The rights, preferences, restrictions and other matters relating to the Series B Preferred Stock are as follows:

•	There is authorized to be issued out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series B Preferred Stock” (“Series B Preferred Stock”) and the number of shares constituting such class shall be 6,000,000. Each share of Series B Preferred Stock will have a par value $0.001 and a stated value equal to its purchase price (“Series B Purchase Price”).

•	Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after provision for payment of the Company’s debts and other liabilities, and after the holders of Initial Preferred Stock and Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Initial Preferred Stock and Series A Preferred Stock, then the holders of Series B Preferred Stock shall be paid in full the preferential amount to which they shall be entitled to receive on account of their Series B Preferred Stock and finally any remaining net assets of the Company shall be distributed ratably amount the holders of Initial Preferred Stock, Series A Preferred Stock Series B Preferred Stock and Common Stock (where each share of Initial Preferred Stock, Series A Preferred Stock and Series B Preferred Stock being deemed for such purposes to equal the number of shares of Common Stock into which they are convertible)

•	If the Company declares or makes any dividend or other distribution of its assets to holders of shares of Common Stock, the holders of Series B Preferred Stock will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock.

•	Holders of the Series B Preferred Stock shall be entitled to cast a number of votes for each share held of the Series B Preferred Stock equal to the largest number of shares of common stock which each share of Series B Preferred Stock is convertible into on all matters presented to the stockholders of the Company for stockholder vote which shall vote along with holders of the Company’s Common Stock on such matters.

•	Pursuant to a voluntary conversion, each share of Series B Preferred Stock is convertible at any time into one share of Common Stock, subject to adjustment in a forward or reverse stock split. Pursuant to an automatic conversion, each share of Series B Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock immediately upon consummation of the Company’s first underwritten public offering resulting in at least 20 million of proceeds to the Corporation net of underwriting discounts and commissions and offering expenses

•	Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Series B Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other redemption, participation, or anti-dilution rights or preferences.

•	If the Company proposes to issue any Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock (collectively, “New Issue Securities”), the Company shall first offer the New Issue Securities to the holders of Series B Preferred Stock for a period of five (5) business days after receipt of the of the participation notice to the holders of Series B Preferred Stock, each holder of Series B Preferred Stock shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to all or any part of such holder’s proportionate number of the New Issue Securities. The participation rights do not apply to the issuance and sale by the Company, from time to time hereafter, of (i) shares of the Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock to employees, officers, or directors of, or consultants to, the Company, as compensation for their services to the Company pursuant to arrangements approved by the Board of Directors, (ii) shares of Common Stock issued and sold in a firm commitment underwritten public offering (which shall not include an equity line of credit or similar financing arrangement) resulting in net proceeds to the Company of in excess of $15,000,000 or (iii) shares of Common Stock issued as consideration for the acquisition of another company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the Board of Directors or (iv) shares of Common Stock issuable upon the exercise of outstanding securities of the Company which entitle the holder thereof to acquire Common Stock (but not amendments thereto).

•	If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from holders of at least 50% of the Series B Preferred Stock then outstanding (“Initiating Series B Holders”) that the Company file a Form S-3 registration statement with respect to the shares of Common Stock issuable upon conversion of such holder’s Series B Preferred Stock having an anticipated aggregate offering price, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Series B Demand Notice”) to all holders of Series B Preferred Stock other than the Initiating Series B Holders; and (ii) as soon as practicable, and in any event within one hundred twenty days (120) after the date such request is given by the Initiating Series B Holders, file a Form S-3 registration statement under the Securities Act covering all shares of Common Stock issuable upon conversion of Series B Preferred Stock requested to be included in such registration by any other holders, as specified by notice given by each such holder to the Company within twenty (20) days of the date the Series B Demand Notice is given, and in each case, subject to the limitations of Section 10(b). If the Company proposes to register any of its Common Stock under the Securities Act, in connection with the public offering of such securities solely for cash, other than (i) a registration relating .to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to transaction pursuant to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company shall, at such time, promptly give each holder of Series B Preferred Stock notice of such registration. Upon the request of each such holder given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock issuable upon conversion of such holder’s Series B Preferred Stock that each such holder has requested to be included in such registration.

•	The Company may not do any of the following without the written consent or affirmative vote of at least a majority of the outstanding shares of the Series B Preferred Stock (in addition to any other vote required by law or the Company’s Articles of Incorporation, as amended) separately as a single class with each share of Series B Preferred Stock having one vote on such matter: (i) increase or decrease the authorized number of shares of any class or series of capital stock, (ii)redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement), (iii)declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock or (iv)liquidate, dissolve, or wind-up the business and affairs of the Company, effect any Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval of a majority of the majority of the outstanding shares of Series B Preferred Stock .

Series C Preferred Stock

The rights, preferences, restrictions and other matters relating to the Series C Preferred Stock are as follows:

•	There is authorized to be issued out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series C Preferred Stock” (“Series C Preferred Stock”) and the number of shares constituting such class shall be 10,000,000 of which 500,000 shares shall be designated as “Series C-1 Preferred Stock.” Unless otherwise specified, the Series C Preferred Stock and the Series C-1 Preferred Stock may be referred to herein together as the Series C Preferred Stock and shall have the same rights, preferences, privileges, and restrictions. Each share of Series C Preferred Stock, that is not a Series C-1 Preferred Stock will have a par value $0.0001 and a stated value equal to $2.00 (“Series C Purchase Price”). For each share of Series C-1 Stock, the purchase price shall be the lesser of (1) $1.60 and (B) the quotient resulting from dividing (1) $32,400,000 by (2) the number of shares of Common Stock issued and outstanding on a fully diluted basis per share value of a share of Common Stock, on a fully diluted basis (i.e., assuming full conversion and exercise of preferred stock, notes, and options into shares of Common Stock) immediately prior to the closing of the Qualified Equity Financing. “Qualified Equity Financing” means the first sale (or series of related sales) by the Company of its Preferred Stock following the date of issuance from which the Company receives gross proceeds of not less than $1,000,000 (excluding the aggregate amount of securities converted into preferred stock in connection with such sale (or series of related sales)), or the first sale by the Company of Common Stock in an initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, whichever is sooner.

•	Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets, after provision for payment of the Company’s debts and other liabilities and in parity with the holders of Initial Preferred Stock and Series A Preferred Stock, and in preference to, and, before any amount or property shall be paid or distributed on account of any junior securities, to be paid in full in cash with respect to each share of Series C Preferred Stock out of the assets of the Company available for distribution to shareholders, an amount equal to the Series C Purchase Price. If upon any liquidation, dissolution or winding-up of the Company, the amount available for distribution among the holders of all outstanding Initial Preferred Stock, Series A Preferred Stock, and Series C Preferred Stock is insufficient to permit the payment of the Initial Purchase Price to the holders of Initial Preferred Stock, the Series A Purchase Price to the holders of Series A Preferred Stock, the Series C Purchase Price to the holders of Series C Preferred Stock, in full, then the amount available for distribution shall be distributed among the holders of the Initial Preferred Stock, the holders of Series A Preferred Stock, and the holders of the Series C Preferred Stock, ratably in proportion to the relative purchase price held by such holders, and the holders of Common Stock, the Series B Preferred Stock, and any other junior securities shall in no event be entitled to participate in the distribution of any assets of the Company in respect of their ownership thereof. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after the holders of Initial Preferred Stock and the holders of Series A Preferred Stock and the holders of the Series C Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their preferred stock, respectively, then the holders of Series B Preferred Stock shall be paid in full the preferential amount to which they shall be entitled to receive on account of their Series B Preferred Stock, and finally any remaining net assets of the Company shall be distributed ratably among the holders of Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock (with each share of Initial Preferred Stock, each share of Series A Preferred Stock, each share of Series B Preferred Stock and each share of Series C Preferred Stock, being deemed for such purpose to equal the number of shares of Common Stock, including fractions thereof, into which such share of Initial Preferred Stock, such share of Series A Preferred Stock and such share of Series B Preferred Stock and such Shares of Series C Preferred Stock is convertible in accordance with the provisions of thereof). Upon any (i) sale of the Company or (ii) reorganization of the Company required by any court or administrative body in order to comply with any provision of law, after the holders of Initial Preferred Stock and the holders of Series A Preferred Stock and the Series C Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Preferred Stock, respectively, any remaining net assets of the Company shall be distributed ratably among the holders of Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and Common Stock (with each share of Initial Preferred Stock, each share of Series A Preferred Stock, and each share of Series B Preferred Stock and Series C Preferred Stock being deemed for such purpose to equal the number of shares of Common Stock, including fractions thereof, into which such share of preferred stock is convertible in accordance with terms thereof).

•	If the Company declares or makes any dividend or other distribution of its assets to holders of shares of Common Stock, the holders of Series C Preferred Stock will be entitled to participate in such distribution to the same extent that the holder would have participated if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred Stock.

•	Holders of the Series C Preferred Stock shall be entitled to cast a number of votes for each share held of the Series C Preferred Stock equal to the largest number of shares of common stock which each share of Series C Preferred Stock is convertible into on all matters presented to the stockholders of the Company for stockholder vote which shall vote along with holders of the Company’s Common Stock on such matters and shall vote as a separate single class with each share of Series C Preferred Stock having one vote, on any proposed amendment to these Amended and Restated Articles of Incorporation which will adversely affect the rights, privileges, and preferences of Series C Preferred Stock or otherwise designate a class of Preferred Stock that will have rights, privileges and preferences pari passu or senior to those of Series C Preferred Stock.

•	Pursuant to a voluntary conversion, each share of Series C Preferred Stock is convertible at any time into one share of Common Stock, subject to adjustment in a forward or reverse stock split. Pursuant to an automatic conversion, each share of Series C Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock immediately upon consummation of the Company’s first underwritten public offering resulting in at least 20 million of proceeds to the Corporation net of underwriting discounts and commissions and offering expenses

•	Except as otherwise stated herein, there are no other rights, privileges, or preferences attendant or relating to in any way the Series C Preferred Stock, including by way of illustration but not limitation, those concerning dividend, ranking, other redemption, participation, or anti-dilution rights or preferences.

•	The Company may not do any of the following without the written consent or affirmative vote of at least a majority of the outstanding shares of the Series C Preferred Stock (in addition to any other vote required by law or the Company’s Articles of Incorporation, as amended) separately as a single class with each share of Series C Preferred Stock having one vote on such matter: (i) increase or decrease the authorized number of shares of any class or series of capital stock, (ii)redeem or repurchase any shares of Common Stock or Preferred Stock (other than pursuant to employee or consultant agreements giving the Company the right to repurchase shares upon the termination of services pursuant to the terms of the applicable agreement), (iii)declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock or (iv)liquidate, dissolve, or wind-up the business and affairs of the Company, effect any Liquidation Event, or consent, agree or commit to do any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval of a majority of the majority of the outstanding shares of Series C Preferred Stock .

•	If the Company proposes to issue any Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock (collectively, “New Issue Securities”), the Company shall first offer the New Issue Securities to the holders of Series C Preferred Stock for a period of five (5) business days after receipt of the of the participation notice to the holders of Series C Preferred Stock, each holder of Series C Preferred Stock shall have the option, exercisable by written notice to the Company, to accept the Company’s offer as to all or any part of such holder’s proportionate number of the New Issue Securities. The participation rights do not apply to the issuance and sale by the Company, from time to time hereafter, of(i) shares of the Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock to employees, officers, or directors of, or consultants to, the Company, as compensation for their services to the Company pursuant to arrangements approved by the Board of Directors, (ii) shares of Common Stock issued and sold in a firm commitment underwritten public offering (which shall not include an equity line of credit or similar financing arrangement) resulting in net proceeds to the Company of in excess of $15,000,000 or (iii) shares of Common Stock issued as consideration for the acquisition of another company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the Board of Directors or (iv) shares of Common Stock issuable upon the exercise of outstanding securities of the Company which entitle the holder thereof to acquire Common Stock (but not amendments thereto).

•	If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from holders of at least 50% of the Series C Preferred Stock then outstanding (“Initiating Series C Holders”) that the Company file a Form S-3 registration statement with respect to the shares of Common Stock issuable upon conversion of such holder’s Series C Preferred Stock having an anticipated aggregate offering price, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Series C Demand Notice”) to all holders of Series C Preferred Stock other than the Initiating Series C Holders; and (ii) as soon as practicable, and in any event within one hundred twenty days (120) after the date such request is given by the Initiating Series C Holders, file a Form S-3 registration statement under the Securities Act covering all shares of Common Stock issuable upon conversion of Series C Preferred Stock requested to be included in such registration by any other holders, as specified by notice given by each such holder to the Company within twenty (20) days of the date the Series C Demand Notice is given, and in each case, subject to the limitations of Section 10(b). If the Company proposes to register any of its Common Stock under the Securities Act, in connection with the public offering of such securities solely for cash, other than (i) a registration relating .to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to transaction pursuant to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company shall, at such time, promptly give each holder of Series C Preferred Stock notice of such registration. Upon the request of each such holder given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock issuable upon conversion of such holder’s Series C Preferred Stock that each such holder has requested to be included in such registration.

•	The Series C-1 Preferred Stock (500,000 shares) is reserved for the conversion of the Reg CF notes.

Private Placement – Convertible Promissory Notes

From June 30, 2018 to June 30, 2019, the Company issued an aggregate of $804,000 of convertible promissory notes in exchange for aggregate proceeds of $804,000 to 21 accredited investors in a private placement under Rule 506(c) of Regulation D of the Securities Act. The convertible promissory notes bear simple interest at the rate of 10% per annum payable by Cytonics on a quarterly basis with principal due on June 30, 2021 and are voluntarily convertible by the holder into shares of the Company’s Common Stock at a conversion price of $1.60 per share until the Company completes a public offering of its common stock for gross proceeds of at least $1,000,000 pursuant to an effective registration statement under the Securities Act, at which point the conversion price would be equal to the sale price in such public offering.

On October 31, 2019, the Company issued a convertible note in a private placement under Rule 506(b) of Regulation D of the Securities Act, in the amount of $100,000 to an investor, which is convertible into equity of the Company at a 10% discount to the offering price of the Company’s equity in this Offering Circular.

Regulation CF Offering and Regulation D Rule 506(c) Offering

On May 17, 2019, the Company issued an aggregate of $486,511 of convertible promissory notes (“Crowd Notes”) in exchange for aggregate proceeds of $463,344 to both accredited and non-accredited investors under Regulation CF and Rule 506(c) of Regulation D. In connection with the offering, which was facilitated by SI Securities, LLC as placement agent, the company issued to SI Securities, LLC $23,167 in Crowd Notes, in addition to offering expenses and commissions of $44,000. The Crowd Notes bear accrued interest of 5% payable upon maturity. The outstanding loan balance of the Crowd Notes will automatically convert if the Company completes a “Qualified Equity Financing” which means an offering of stock by the Company for gross proceeds of at least $1,000,000, or pursuant to an effective registration statement under the Securities Act, at which point the conversion price would be equal to the lesser of (i) sale price discounted by 20% in such public offering or (ii) the quotient resulting from dividing the valuation cap of $32,400,000 by the fully-diluted capitalization immediately prior to the closing of the Qualified Equity Financing (the “Conversion Price”). Commencing on the maturity date, the Crowd Note holders (by a decision of those Crowd Note holders holding a majority of the principal amount of the outstanding Crowd Notes) have the option to (a) require the Company to pay the outstanding loan balances or (b) convert the Crowd Notes into a number of the Company’s most senior class of shares equal to the quotient obtained by dividing the outstanding loan balance by the Conversion Price.

Issuance of Stock Options

In April 2007, the Company’s shareholders adopted the 2007 Stock Incentive Plan providing for the grant of stock options and restricted stock awards to employees and non-employee directors selected by the Board of Directors or a committee of our Board of Directors. Options granted under the plan may include non-statutory stock options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. The Company’s 2007 Stock Incentive Plan expired in April 2017, and no awards have been granted thereunder since such time.

In December 2017, the Company (i) granted non-Plan based options to purchase 1,378,834 shares of common stock and (ii) modified existing Plan and non-Plan based options to purchase 461,300 shares of common stock. The granted and modified options are fully vested and carry an exercise price of $1.00 per share over a 5-year term.

On November 19, 2018, the Board of Directors adopted the 2018 Stock Incentive Plan (the “Plan”), under which the Board of Directors may grant stock-based compensation awards with respect to an aggregate of up to 5,000,000 shares of Common stock, subject to adjustment and increase pursuant to the terms of the Plan. The Plan permits the grant of stock options, restricted stock, restricted stock units and other forms of stock-based compensation to selected persons providing services to the Company (including non-employee directors). A copy of the Plan is filed as Exhibit 3.1 to the Offering Statement of which this Offering Circular is a part.

Cash Dividends

As of the date of this Offering Circular, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws

Provisions of our amended and restated articles and our amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining directors on the Board.

Bylaws. Our articles of incorporation and bylaws authorizes the board of directors to adopt, repeal, rescind, alter or amend our bylaws without shareholder approval.

Removal. Except as otherwise provided, a director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders for any purpose or purposes may be called at any time only by the Board.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our amended and restated articles of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting. Our amended and restated articles of incorporation, does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Indemnification of Directors and Officers

We were organized under the laws of the State of Florida and are subject to the Florida Business Corporation Act, or the FBCA. Subject to the procedures and limitations stated therein Section 607.0831 of the FBCA provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act, regarding corporate management or policy, by a director unless (a) the director breached or failed to perform his duties as a director and (b) the director’s breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to a director’s liability for voting in favor of or assenting to an unlawful distribution, are applicable; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property.

Subject to the procedures and limitations stated therein, Section 607.0850(1) of the FBCA empowers a Florida corporation, such as us, to indemnify any person who was or is a party to any proceeding (other than any action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA also empowers a Florida corporation, such as us, to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 607.0850(1) or 607.0850(2) of the FBCA, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

The indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA, our amended and restated articles of incorporation and our amended and restated bylaws provide that are not exclusive, and a corporation may make any other or further indemnification of or advancement of expenses to any of its directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA, relating to a director’s liability for voting in favor of or assenting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Our amended and restated articles of incorporation and our amended and restated bylaws provide that we shall, to the fullest extent permitted by Section 607.0850 of the FBCA, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under Section 607.0850 of the FBCA from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 607.0850 of the FBCA. Further, the indemnification provided for in our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Pursuant to our amended and restated articles of incorporation and our amended and restated bylaws, we maintain an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against our directors and officers for a wrongful act for which they may become legally obligated to pay or for which we are required to indemnify our directors and officers.

We also have director’s and officer’s insurance which protects each director and officer of the Company from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals than may be required by the provisions of the amended and restated articles of incorporation.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

We have engaged Issuer Direct (the “Transfer Agent”) to be the transfer agent and registrar for our common stock.

The Transfer Agent’s address is at One Glenwood, Ste. 1001, Raleigh, NC 27603 and its telephone number is 877-481-4014.

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our Series C Preferred Stock, and we do not intend to seek to establish one.

Prior to the Offering, there are no shares of Series C Preferred Stock issued and outstanding. Upon closing of this Offering, if it’s fully subscribed, 9,500,000 shares of our Series C Preferred Stock will be issued and outstanding.

Prior to this Offering, and after this Offering, 9,546,120 shares of our Common Stock are, and will be, issued and outstanding.

All of the Series C Preferred Stock shares sold in this offering will be freely tradable unless purchased by our affiliates.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

●	1% of the then-outstanding shares of common stock, which will equal approximately 95,461shares immediately after this offering; and

●	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences generally applicable to the ownership and disposition of our Series C Preferred Stock by a non-U.S. holder (as defined below) that purchases our Series C Preferred Stock pursuant to this offering and holds such Series C Preferred Stock as a “capital asset” within the meaning of the Code. This discussion is based on currently existing provisions of the Code, applicable United States Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the United States Internal Revenue Service (the “IRS”) all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, United States expatriates, persons who have acquired our Series C Preferred Stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our Series C Preferred Stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local, or foreign tax or United States federal estate or alternative minimum tax consequences relating to the ownership and disposition of our Series C Preferred Stock. Prospective investors should consult their tax advisors regarding the United States federal tax consequences of owning and disposing of our Series C Preferred Stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our Series C Preferred Stock that is not, for United States federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity or arrangement taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

●	any entity or arrangement treated as a partnership for United States federal income tax purposes;

●	an estate the income of which is subject to United States federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds our Series C Preferred Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership that holds our Series C Preferred Stock and any partner who owns an interest in such a partnership should consult their tax advisors regarding the United States federal income tax consequences of an investment in our Series C Preferred Stock.

You should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership, and disposition of our Series C Preferred Stock as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Distributions on Series C Preferred Stock

As discussed under “Dividend Policy” above, we do not currently expect to make distributions on our stock. If we do make a distribution of cash or other property (other than certain distributions of our stock or rights to acquire our stock) in respect of our Series C Preferred Stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s tax basis in our Series C Preferred Stock, and, to the extent such portion exceeds the non-U.S. holder’s tax basis in our Series C Preferred Stock, the excess will be treated as gain from the disposition of the Series C Preferred Stock, the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition.”

The gross amount of dividends paid to a non-U.S. holder with respect to our Series C Preferred Stock generally will be subject to United States federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, generally, a non-U.S. holder will be subject to United States federal income tax with respect to such dividends on a net income basis at regular graduated United States federal income tax rates in the same manner as a United States person (as defined under the Code). Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to dividends on our Series C Preferred Stock will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder (i) is not a United States person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our Series C Preferred Stock is held through a non-United States partnership or non-United States intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Prospective investors, and in particular prospective investors engaged in a United States trade or business, are urged to consult their tax advisors regarding the United States federal income tax consequences of owning our Series C Preferred Stock.

Sale, Exchange, or Other Taxable Disposition

Generally, a non-U.S. holder will not be subject to United States federal income tax on gain realized upon the sale, exchange, or other taxable disposition of our Series C Preferred Stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (ii) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition and certain other conditions are satisfied, or (iii) we are or become a “United States real property holding corporation” (as defined in Section 897(c) of the Code) at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our Series C Preferred Stock and either (a) our Series C Preferred Stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other taxable disposition occurs, or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our Series C Preferred Stock at some time during the shorter of the five-year period ending on the date of disposition or such holder’s holding period for our Series C Preferred Stock. Although there can be no assurances in this regard, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

Generally, gain described in clause (i) of the immediately preceding paragraph will be subject to tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person (as defined under the Code). A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. An individual non-U.S. holder described in clause (ii) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends in respect of our Series C Preferred Stock, and, after December 31, 2016 will be required on gross proceeds from the sale or other disposition of our Series C Preferred Stock, in each case, held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our Series C Preferred Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our Series C Preferred Stock held by an investor that is a non-financial non-United States entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any substantial United States owners or (ii) provides certain information regarding the entity’s substantial United States owners. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our Series C Preferred Stock.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling Offered Shares on our behalf is required to:

●	make every reasonable effort to determine that the purchase of Offered Shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

●	maintain, for at least six (6) years, records of the information used to determine that an investment in our Offered Shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling Offered Shares on our behalf will, based on a review of the information provided by you, consider whether you:

●	meet the minimum suitability standards established by us and the investment limitations established under Regulation A;

●	can reasonably benefit from an investment in our Offered Shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation; and

●	have an apparent understanding of:

●	the fundamental risks of an investment in the Offered Shares;

●	the risk that you may lose your entire investment;

●	the lack of liquidity of the Offered Shares;

●	the restrictions on transferability of the Offered Shares;

●	the background and qualifications of our management; and

●	our business.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

●	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our Series C Preferred Stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

EXPERTS

Our balance sheets as of December 31, 2019 and December 31, 2018 and the related statement of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2019 and 2018 included in this Offering Circular have been audited by D. Brooks and Associates CPAs P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

On October 6, 2017, our board of directors appointed D. Brooks and Associates CPAs P.A. as our independent registered public accounting firm. D. Brooks and Associates CPAs P.A. audited our financial statements as of December 31, 2019 and 2018, which have been included in this Offering Circular and D. Brooks and Associates CPAs P.A. has been engaged as our independent registered public accounting firm for our fiscal year ended December 31, 2019. Prior to engaging D. Brooks and Associates CPAs P.A, we did not have an independent registered public accounting firm to audit our financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Series C Preferred Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Series C Preferred Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.Cytonics.com. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we will furnish the following reports, statements, and tax information to each stockholder:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

3.	Tax Information. On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

Cytonics Corporation

Audited Financial Statements

December 31, 2019 and 2018

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of

Directors and

Cytonics

Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cytonics Corporation (the Company) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes to the financial statements (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred operating losses, has incurred negative cash flows from operations and has an accumulated deficit. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ D. Brooks and Associates CPAs, P.A.

D. Brooks and Associates CPAs, P.A.

We have served as the Company’s auditor since 2017.

Palm Beach Gardens, Florida

March 5, 2020

F-2

Cytonics Corporation
Balance Sheets
December 31, 2019 and 2018

	2019	2018
Assets

Current assets:
Cash	$537,592	$772,330
Accounts receivable, net	18,417	42,750
Prepaid expenses	28,354	—
Total current assets	584,363	815,080

Deferred offering costs	59,186	44,172
Intangible assets, net	413,059	355,005

Total assets	$1,056,608	$1,214,257

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable and accrued liabilities	$157,633	$90,318
Total current liabilities	157,633	90,318

Convertible notes payable, net of debt discounts	961,904	694,000
Convertible notes payable, related parties	100,000	100,000

Total liabilities	1,219,537	884,318

Stockholders' equity (deficit):
Convertible Initial Preferred Stock, $.001 par value; 150,000 shares authorized, issued and outstanding	150	150
Convertible Series-A Preferred Stock, $.001 par value; 1,500,000 authorized; 576,190 shares issued and outstanding	576	576
Convertible Series-B Preferred Stock, $.001 par value;6,000,000 authorized; 2,574,865 shares issued and outstanding	2,575	2,575
Common Stock, $.001 par value; 50,000,000 authorized, 9,547,120 shares issued and outstanding	9,547	9,547
Additional paid-in capital	16,191,691	15,707,637
Accumulated deficit	(16,367,468)	(15,390,546)
Total stockholders' equity (deficit)	(162,929)	329,939

Total liabilities and stockholders' equity (deficit)	$1,056,608	$1,214,257

F-3

Cytonics Corporation
Statements of Operations
For the Years Ended December 31, 2019 and 2018

	2019	2018
Revenues:
Service revenues	$23,500	$24,000
License and royalty revenues	341,669	270,000
Total revenues	365,169	294,000

Operating Expenses:
Research and laboratory expenses	544,223	350,900
Payroll expense	249,800	191,228
Selling, general, and administrative expenses	161,934	67,302
Professional fees	135,143	148,950
Depreciation and amortization	28,823	24,151
Impairment loss	—	53,059
Total operating expenses	1,119,923	835,590

Loss from operations	(754,754)	(541,590)

Other (expense) income:
Interest income	5,265	6,431
Other income	—	6,278
Amortization of debt discount	(131,314)	—
Interest expense	(96,119)	(35,609)
Total other expense	(222,168)	(22,900)

Net loss before income taxes	(976,922)	(564,490)

Income taxes	—	—

Net loss	$(976,922)	$(564,490)

Net loss per share, basic and diluted	$(0.10)	$(0.06)

Weighted average shares outstanding, basic and diluted	9,547,120	9,546,120

F-4

Cytonics Corporation
Statements of Changes in Stockholders' Equity (Deficit)
For the Years Ended December 31, 2019 and 2018

			Initial Convertible		Series-A Convertible		Series-B Convertible				Total
	Common Stock		Preferred Stock		Preferred Stock		Preferred Stock		Additional		Stockholders'
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Paid-In Capital	Accumulated Deficit	Equity (Deficit)
Balance, December 31, 2017	9,535,120	$9,535	150,000	$150	576,190	$576	2,574,865	$2,575	$15,633,059	$(14,826,056)	$819,839

Exercise of stock options	12,000	12	—	—	—	—	—	—	4,488	—	4,500

Stock-based compensation	—	—	—	—	—	—	—	—	70,090	—	70,090

Net loss	—	—	—	—	—	—	—	—	—	(564,490)	(564,490)

Balance, December 31, 2018	9,547,120	$9,547	150,000	$150	576,190	$576	2,574,865	$2,575	$15,707,637	$(15,390,546)	$329,939

Stock-based compensation	—	—	—	—	—	—	—	—	92,051	—	92,051

Beneficial conversion feature on convertible notes	—	—	—	—	—	—	—	—	392,003	—	392,003

Net loss	—	—	—	—	—	—	—	—	—	(976,922)	(976,922)

Balance, December 31, 2019	9,547,120	$9,547	150,000	$150	576,190	$576	2,574,865	$2,575	$16,191,691	$(16,367,468)	$(162,929)

F-5

Cytonics Corporation
Statements of Cash Flows
For the Years Ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities:
Net loss	$(976,922)	$(564,490)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	28,823	24,151
Amortization of debt discounts	131,314	—
Impairment loss	—	53,059
Stock-based compensation	92,051	70,090
(Increases) decreases in assets:
Accounts receivable	24,333	(39,750)
Prepaid expenses	(28,354)	2,845
Decrease in liabilities:
Accounts payable and accrued expenses	67,315	38,613
Net cash used in operating activities	(661,440)	(415,482)

Cash flows from investing activities:
Purchase of intangible assets	(86,877)	(46,825)
Net cash used in investing activities	(86,877)	(46,825)

Cash flows from financing activities:
Proceeds from issuance of convertible debt, net	528,593	694,000
Proceeds from issuance of convertible debt, related parties	—	100,000
Proceeds from exercise of stock options	—	4,500
Deferred offering costs	(15,014)	(44,172)
Net cash provided by financing activities	513,579	754,328

Net (decrease) increase in cash	(234,738)	292,021

Cash, beginning of year	772,330	480,309

Cash, end of year	$537,592	$772,330

Supplemental cash flow information:
Cash paid for interest	$15,747	$15,747
Cash paid for taxes	$—	$—

Schedule of non-cash financing activity:
Beneficial conversion feature on convertible notes payable	$392,003	$—

F-6

Cytonics Corporation

Notes to the Financial Statements

Note 1 – Nature of Business

Cytonics Corporation (the “Company”) is a research and development company that develops therapies and diagnostics for back and joint pain, which it then licenses to unrelated third parties. The Company was incorporated in the State of Florida under the name Gamma Spine, Inc. on July 19, 2006 and was renamed Cytonics Corporation on April 17, 2007.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

During 2018, the Company affected a 2:1 split of its common stock. All shares of common stock have been adjusted to reflect post-split amounts for all periods presented.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying Notes. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash includes cash deposited in major financial institutions, which at times may exceed Federal Deposit Insurance Corporation insurance limits.

The Company considers highly liquid investments with maturities of three months or less from the date of purchase to be cash equivalents. These investments are carried at cost, which approximates fair value. As of December 31, 2019 and 2018 the Company had no cash equivalents.

Revenue Recognition

The Company adopted ASU 606, “Revenue from Contracts with Customers” on January 1, 2018, using the modified retrospective method, which did not have a material impact on the timing and amount of license royalty and service revenues. At the execution of an agreement with a customer, management first assesses if the agreement meets the criteria of a contract as described by ASC 606.

For agreements falling within the scope of ASC 606, revenue is recognized when obligations under the terms of a contract with a customer are satisfied; generally this occurs with the transfer of control or access of the company’s licenses or performance of services. Revenue is measured as the amount of consideration the company expects to receive in exchange for transferring goods or providing services. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in the contract. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.

F-7

Cytonics Corporation

Notes to the Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

Contracts with customers consist of licensing arrangements and research and development related services. Revenues from licensing and royalty fees are received from the granting of exclusive sales, marketing, manufacturing and distribution rights associated with the Company’s functional intellectual property. The Company’s performance obligation is satisfied at a point in time (upon delivery to the customer), where the Company has no remaining obligation to support or maintain the intellectual property licensed to the customer. Revenues are recognized over time when the Company is creating or enhancing an asset that the customer controls as the asset is created or enhanced or the Company’s performance does not create an asset with an alternative use and the Company has an enforceable right to payment for performance completed.

The Company recognizes revenue from license and royalty fees based on a percentage of aggregate product sales generated by the customer or a minimum guaranteed monthly or quarterly royalty amount as the sale occurs the fee becomes due or in accordance with the terms of the agreement. License and royalties due under the agreements not yet received have been reflected as accounts receivable on the balance sheets.

The Company also generates revenues for running diagnostic tests. The service is invoiced and the revenue is recognized upon completion of the test and after the test results are reported to the customer, which is at the point the Company has satisfied its performance obligation.

The Company’s revenues accounted for under ASC 606 do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The royalty fee for or service fee generally is fixed at the point of sale and all consideration from the contract is included in the transaction price. The Company’s contracts do not include multiple performance obligations or variable consideration. Since the Company’s revenue is generated from a small number customer contracts, the Company does not have material contract assets or liabilities that fall under ASC 606.

During the year ended December 31, 2019, the Company received consideration from a customer in connection with the granting of exclusive sales, marketing, manufacturing and distribution rights associated with the Company’s functional intellectual property. At execution, management assessed this agreement and determined the agreement did not meet the criteria of a contract with a customer as prescribed by ASC 606-10-25-1 Revenue from Contracts with Customers. Management ultimately concluded that collection of the total consideration for which it is entitled to in exchange for providing access to its functional intellectual property was not probable at the date the contract was executed and remains not probable at December 31, 2019. Upon execution of the contract, the Company required a $100,000 nonrefundable fee. During the year ended December 31, 2019, this nonrefundable fee was received from the customer and was recorded as revenue upon the Company providing access to the functional intellectual property. It was at this point in time that the Company completed its performance obligations and would have met the criteria of recognizing the consideration from the customer on the contracts not within the scope of ASC 606, as revenue.

F-8

Cytonics Corporation

Notes to the Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Intangible Assets

The Company’s intangible assets consist of five U.S. patents (US 9,352,021, US 9,498,514, US 7,709,215, US 8,338,572, and US 8,841,079), three U.K. patents (GB2501611, GB2503131 and GB252256), and one patent issued each in Europe, China and Australia. The Company also has a significant number of additional patents pending and in development. The cost of issued patents are capitalized and amortized over the life of the patents which is 17 years. The costs of patents in development are expensed as incurred. The unamortized costs associated previously capitalized patents that have expired or abandoned are written off.

Long-Lived Assets

The Company reviews its long-lived assets and certain identifiable intangible assets held and used for possible impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. In evaluating the fair value and future benefit of its tangible and intangible assets, management performs an analysis of the anticipated undiscounted future net cash flows of the individual assets over the remaining estimated economic useful lives. The company recognizes an impairment loss if the carrying value of the asset exceeds the expected future cash flows. The Company recorded an impairment loss associated with certain patents that expired or had been abandoned during 2018.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities, and convertible notes approximate their fair values because of the short maturities and/or market interest of these financial instruments.

Contingencies

The Company records contingent liabilities resulting from asserted and unasserted claims when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. Contingent liabilities are disclosed when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. The process of estimating probable losses requires professional judgment in the analysis of multiple factors, in some cases including judgments about the potential actions of third party claimants and courts.

Concentrations of Risk

In the normal course of business, the Company is potentially subject to concentrations of credit risk in its trade receivables. Although the Company is directly affected by the financial condition of its customers, management does not believe significant credit risks exist at December 31, 2019 or 2018. Generally, the Company does not require collateral or other securities to support its Trade Receivables. See Notes 10 and 11.

F-9

Cytonics Corporation

Notes to the Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Share-Based Payments

The Company measures the cost of services received in exchange for an award of equity instruments based on the grant date fair value of the award, which is recognized as compensation expense over the vesting term.

In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-07, Improvements to Share-Based Payment Accounting (Topic 718). This ASU was issued to simplify the accounting for share-based payments to nonemployees by aligning much of the guidance on measurement and classification with the accounting for share-based payments to employees. The Company has elected early adoption of this ASU to conform its accounting for share-based compensation to employees and nonemployees.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that management believes these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that the Company would be able to realize deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Recently Issued Accounting Standards

Cash Flows

In August 2016, the FASB issued ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments”, which addresses eight specific cash flow issues with the objective of reducing diversity in practice. This update is effective for the Company beginning in 2020 and should be applied using a retrospective transition approach.

F-10

Cytonics Corporation

Notes to the Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Recently Issued Accounting Standards, continued

Leases

In February 2016, the FASB issued ASU No. 2016-02, “Leases”. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The Company adopted the ASU No. 2016-02 on January 1, 2019, which had no effect as the Company’s lease is on a month-to-month basis.

Accounting for Certain Financial Instruments with Down Round Features

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (ASU 2017-11).

Part I of ASU 2017-11 simplified the accounting for certain financial instruments with down round features, a provision in an equity-linked financial instrument (or embedded feature) that provides a downward adjustment of the current exercise or conversion price based on the price of future equity offerings. Previous accounting guidance created cost and complexity for organizations that issue financial instruments with down round features by requiring, on an ongoing basis, fair value measurement of the entire instrument or conversion option each reporting period.

ASU 2017-11 requires companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. Companies that provide earnings per share (EPS) data will adjust their basic EPS calculation for the effect of the feature when triggered (i.e., when the exercise or conversion price of the related equity-linked financial instrument is adjusted downward because of the down round feature) and will recognize the effect of the trigger within equity.

The provisions of ASU 2017-11 related to down rounds became effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 (fiscal 2020 for the Company). The Company is currently evaluating the effect this ASU will have on its financial statements. Early adoption is permitted.

Reclassifications

Certain reclassifications of prior year amounts have been made to conform to the 2018 presentation. These reclassifications had no effect on net loss or loss per share as previously reported.

Subsequent Events

Management has evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through March 5, 2020, the date these financial statements were available to be issued.

F-11

Cytonics Corporation

Notes to the Financial Statements

Note 3 –Going Concern

As shown in the accompanying financial statements, the Company has sustained a net loss of approximately $1.0 million for the year ended December 31, 2019 and has an accumulated deficit at December 31, 2019 of approximately $16.4 million.

To date, the Company has funded its research and development and operating activities through sales of debt and equity securities, grant funding and licenses of its products.

The Company intends to continue to seek funding through investments by strategic partners and from private and public sales of securities until such time that the Company generates sufficient cash flow to sustain its operations.

There is no guarantee that the Company will be able to raise sufficient capital or generate a level of revenues to sustain its operations. Management believes that the Company’s capital requirements depend on many factors, including liquidity necessary for the continued development and marketing of its products. These financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

Note 4 – Intangible Assets

The following is a summary of activity related to intangible assets, which consists of capitalized patent costs, for the years ended December 31, 2019 and 2018:

Patents
Carrying value at December 31, 2017	$385,390
Additions	46,825
Impairment loss	(53,059)
Amortization	(24,151)
Carrying value at December 31, 2018	355,005
Additions	86,877
Amortization	(28,823)
Carrying value at December 31, 2019	$413,059

F-12

Cytonics Corporation

Notes to the Financial Statements

Note 4 – Intangible Assets, continued

Future amortization of intangible assets is as follows:

2020	$28,900
2021	28,900
2022	28,900
2023	28,900
2024	28,900
Thereafter	268,559
$413,059

Amortization expense was $28,823 and $24,151 for the years ended December 31, 2019 and 2018, respectively.

Note 5 – Convertible Notes

2018 Notes

During 2018, the Company initiated a private placement offering for the issuance of $1,000,000 in aggregate principal convertible promissory notes (“2018 Notes”), resulting in the issuance of multiple notes in the aggregate principal amount of $794,000, inclusive of a $50,000 note to a principal stockholder and chairman of the board and $50,000 note to the former Company’s Chairman of the Board and the current chief financial officer. During 2019, an additional $10,000 promissory note was issued with the same terms. The 2018 Notes bear interest at a rate of 10% per year, payable quarterly, on March 31, June 30, September 30 and December 31 of each year, with a maturity date of June 30, 2021. As of December 31, 2019 and 2018, the total principal outstanding on the 2018 Notes was $804,000 and $794,000, respectively.

Prior to the completion of an Initial Public Offering (“IPO”), as defined, the holders of the 2018 Notes may elect to convert all outstanding principal and accrued interest into shares of Common stock at a conversion price of $1.60 per share, and at a conversion price equal to the sale price of the Common stock at any time following the completion of an IPO.

Subsequent to completion of an IPO of at least $1,000,000, the Company may elect to require holders of the 2018 Notes to convert all of the outstanding principal and accrued interest into shares of Common Stock at a conversion price equal to 80% of the sale price of the Common Stock in the IPO.

2019 Notes

During 2019, the Company issued convertible promissory notes in the aggregate amount of $486,511 (the “2019 Notes"). The issuance of the 2019 Notes resulted in the Company receiving net proceeds of $418,593. The 2019 Notes bear interest at a rate of 5% compounded each calendar quarter commencing with June 30, 201 9. All outstanding principal and accrued interest are due May 2021 ("Maturity Date''). As of December 31, 2019, the total principal outstanding on the 2019 Notes was $486,511.

F-13

Cytonics Corporation

Notes to the Financial Statements

Note 5 – Convertible Notes, continued

2019 Notes, continued

Of the total 2019 Notes, $23,167 was issued as consideration related to debt issuance costs. In addition, the Company paid debt issuance costs of $44,751 for total aggregate debt issuance of costs of $67,918 which have been recorded as discount on the debt to be amortized over the twenty -four-month term of the 2019 Notes.

The 2019 Notes will automatically convert to equity upon the occurrence of: 1) the sale and issuance of preferred stock in which the Company receives gross proceeds of $ 1,000,000 or more ("Qualified Equity Financing”) or 2) a Corporate Transaction, as defined in the agreement. If automatic conversion does not occur by the Maturity Date, the 2019 Note holders can elect, by a majority, to require the Company to pay the outstanding balance or convert the 2019 Notes into shares.

Upon conversion, the conversion price shall be based on the following:

Qualified Equity Financing – the lower of: a) a 20% discount to the price paid per share for the preferred stock (the “Discount”) issued in the Qualified Equity Financing or b) the quotient resulting from dividing $32,400,000 (the "Valuation Cap”) by the fully-diluted shares outstanding immediately prior to the closing of the Qualified Equity Financing. Upon conversion, the 2019 Note holders will receive shares equivalent to shares issued in the Qualified Equity Financing except the liquidation preference per share shall equal the conversion price.

Corporate Transaction – the quotient resulting from dividing the Valuation Cap by the fully diluted shares outstanding immediately prior to the closing of a Corporate Transaction.

At Maturity – the quotient resulting from dividing the Valuation Cap by the fully diluted shares outstanding immediately prior to the closing of a Corporate Transaction.

If the 2019 Notes are converted due to a Corporate Transaction or At Maturity, the shares issued would be the Company’s most senior class of preferred stock (see Note 6).

If the Company issues convertible debt in any future series separate from the 2019 Notes at a lower pre-money valuation cap or higher discount, the Valuation Cap and/or Discount on the 2019 Notes will be automatically amended to the lower Valuation Cap and/or higher Discount, as applicable.

The above conversion features embedded in the 2019 Notes resulted in the Company recognizing a beneficial conversion feature, measured at its intrinsic value on issuance date, of approximately $392,000, which was recorded as discount to the debt and additional paid in capital. The debt discount is being amortized over the term of the 2019 Notes.

F-14

Cytonics Corporation

Notes to the Financial Statements

Note 5 – Convertible Notes, continued

2019 Notes, continued

During the year ended December 31, 2019, the Company recognized aggregate amortization expense of $131,314, related to the beneficial conversion feature and debt issuance costs which is included on the statements of operations. As of December 31, 2019, the aggregate unamortized debt discount was $328,607.

Promissory Note

On October 31, 2019, the Company issued a promissory note with an unrelated individual in the amount of $100,000. The promissory note bears interest at 10% and is due October 31, 2024. The note holder may elect to convert all, but only all, of the outstanding principal and accrued interest into shares as follows: 1) prior to an initial public offering (IPO) at a conversion price of $2.00 or 2) at the completion of an IPO, at a conversion price equal to the share price paid in the IPO less a 10% discount.

At December 31, 2019 and 2018, the aggregate accrued interest on the 2018 Notes, 2019 Notes and Promissory Note was $36,411 and $19,982, respectively, which is included in the caption accounts payable and accrued liabilities on the balance sheets.

A summary of the convertible note balances, with unrelated parties, is as follows as of December 31,:

	2019	2018
Principal balance	$1,290,511	$694,000
Unamortized discounts	(328,607)	—
Ending balance, net	$961,904	$694,000

At December 31, 2019 and 2018, $100,000 of the 2018 Notes have been presented on the balance sheets as convertible notes payable, related parties.

Note 6 – Stockholders’ Equity

Common Stock

At December 31, 2019 and 2018, the Company had 9,547,120 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record upon such matters and in such manner as may be provided by law.  Subject to preferences applicable to any shares of the Company’s outstanding Preferred Stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore.  In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any shares of the Company’s outstanding Preferred Stock. Holders of common stock have no pre-emptive rights or rights to convert their common stock into any other securities. There is no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

F-15

Cytonics Corporation

Notes to the Financial Statements

Note 6 – Stockholders’ Equity, continued

Common Stock, continued

During 2018, the Company issued 12,000 shares of common stock upon exercise of vested stock options, and received cash proceeds of $4,500 upon exercise.

Preferred Stock

At December 31, 2019 and 2018, the Company had (1) 150,000 shares of Initial Convertible Preferred Stock (Initial Preferred), (2) 576,190 shares of Series A Convertible Preferred Stock (Series A Preferred), and (3) 2,574,865 shares of Series B Convertible Preferred Stock (Series B Preferred) issued and outstanding. The Initial Convertible Preferred stock has a liquidation preference of $2 per share ($300,000). The Series A Convertible Preferred Stock has a liquidation preference of $4 per share ($2,304,760). The Series B Convertible Preferred Stock has a liquidation preference in the amount paid by the holders (ranging from $2.50 to $4 per share, $7,360,960 in the aggregate). In the event of any liquidation event, the order of liquidation preference is as follows: the (1) Initial Preferred Stock (in parity with Series A Preferred), (2) Series A Preferred (in parity with Initial Preferred Stock) and (3) Series B Preferred.

Each share of Initial Preferred Stock is convertible into 2.4 shares of Common Stock, and both the Series A and Series B Preferred stock are each convertible into two (2) shares of Common Stock.

Note 7 – Stock-Based Compensation

In April 2007, the Company’s shareholders adopted the 2007 Stock Incentive Plan (“2007 Plan”), providing for the grant of stock options and restricted stock awards to employees, non-employee service providers and Board members. Plan Options granted under the plan may include non-statutory stock options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code.  Awards under the 2007 may be granted only during the ten years immediately following the effective date of the Plan.

During 2018, the Company’s Board adopted the 2018 Stock Incentive Plan (“2018 Plan”), effectively replacing the 2007 Plan, to provide for the issuance of up to 5,000,000 shares of stock through the grant of stock options, restricted stock or restricted stock units. During 2019, the Company granted options to purchase 100,000 shares of common stock at an exercise price of $2.00 per share and a grant date fair value of $0.246. During 2018, the Company granted options to purchase 824,800 shares of common stock at exercise prices of $1.00 and $2.00 and a weighted average grant date fair value of $0.20.

At December 31, 2019, the Company has options outstanding to purchase 5,825,270 shares of common stock under the 2007 and 2018 Plans at exercise prices ranging from $0.05 to $2.00 per share and with remaining vesting periods of one to five (5) years.

F-16

Cytonics Corporation

Notes to the Financial Statements

Note 7 – Stock-Based Compensation, continued

The Company determined the grant date fair value of the options granted using the Black Scholes Method using the following assumptions:

	2019	2018
Expected Volatility	93.00%	99% - 103%
Expected Term	5 years	3.0 - 5.0 Years
Risk Free Rate	2.50%	2.29% - 2.52%
Dividend Rate	0.00%	0.00%

The following is a summary of the Company’s stock option activity:

	2019		2018
	Number of	Weighted- Average	Number of	Weighted- Average
	Options	Exercise Price	Options	Exercise Price
Outstanding at January 1	6,117,470	$0.74	5,318,870	$0.35
Granted	100,000	$2.00	824,800	$1.52
Exercised	—	$—	(12,000)	$0.38
Expired	(392,200)	$0.49	(14,200)	$0.20
Outstanding at December 31	5,825,270	$0.78	6,117,470	$0.74
Exercisable at December 31	5,484,503	$0.72	5,482,268	$0.67

The following table summarizes stock option information at December 31, 2019:

		Weighted		Weighted
		Average		Average
Exercise		Contractual Life		Contractual Life
Price	Outstanding	(Years)	Exercisable	(Years)
$0.05	800,000	7.3	800,000	7.3
0.30	120,000	2.2	120,000	2.2
0.38	1,278,276	1.4	1,278,276	1.4
0.57	496,000	3.5	496,000	3.5
1.00	2,340,134	4.1	2,262,467	4.0
1.25	266,060	0.1	266,060	0.1
2.00	524,800	4.5	261,700	4.2
Total	5,825,270		5,484,503

F-17

Cytonics Corporation

Notes to the Financial Statements

Note 7 – Stock-Based Compensation, continued

During the year ended December 31, 2019, 394,434 options vested with a weighted average grant date fair value of $.23. Stock compensation expense for the years ended December 31, 2019 and 2018 was approximately and $92,051 and $70,090, respectively, which is included in payroll expense on the statements of operations.

At December 31, 2019, there was 340,767 options unvested with an average grant date fair value of $.37 and approximately $127,500 of unrecognized compensation costs related to stock options which will be recognized over the weighted average remaining years of 2.19. The Company will recognize forfeitures as they occur.

Note 8 – Related Party Transactions

Upon expiration of the Company’s office lease in 2017, the Company began leasing space from the Company’s President on a month-to-month basis for $2,000 monthly. Total rent expense incurred on space leased from the Company’s President was $24,000 for each of the years ended December 31, 2019, and 2018, which is included in selling, general and administrative expenses on the statement of operations.

During 2018, the Company issued two (2) convertible notes, each in the principal amount of $50,000 to related parties. See Note 5.

Note 9 – Commitments and Contingencies

From time-to-time, the Company may become involved in various claims and legal proceedings of a nature considered normal to its business. While it is not feasible to predict or determine the financial outcome of any proceedings, management does not believe that the resolve of unasserted claims and proceedings will result in a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 10 – Concentration of Credit Risks

During the year ended December 31, 2019, the Company generated revenues from two (2) customers, and generated revenue from one customer during 2018. At December 31, 2019 and 2018, one (1) customer accounted for 100% of the total accounts receivable balance.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits in excess of the FDIC insured limit of $250,000. At December 31, 2019 and 2018, such cash balances were in excess of federally insured amounts by approximately $253,000 and $448,000, respectively.

F-18

Cytonics Corporation

Notes to the Financial Statements

Note 11 – Income Taxes

Components of income tax benefit are as follows for the years ended December 31:

	2019	2018
Current tax expense (benefit):
Federal	$—	$—
State	—	—
	—	—
Deferred tax expense (benefit):
Federal	$207,860	$237,853
State	9,442	10,803
Total	217,302	248,656

Change in valuation allowance	$(217,302)	$(248,656)

Total income tax expense (benefit)	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The tax effects of temporary differences that give rise to deferred tax assets and liabilities are summarized as follows as of December 31:

	2019	2018
Deferred tax assets:
Net operating loss	$2,522,176	$2,320,469
Stock options	273,839	248,484
Tax credits	263,834	263,834
Charitable contribution carryforward	1,521	1,521
Amortization	106,873	116,633
Total deferred income tax assets	$3,168,243	$2,950,941

Deferred income tax liabilities:
Depreciation	—	—
Other	—	—
Total deferred income tax liabilities	—	—

Less: valuation allowance	$(3,168,243)	$(2,950,941)

Net deferred income tax asset	$—	$—

F-19

Cytonics Corporation

Notes to the Financial Statements

Note 11 – Income Taxes, continued

At December 31, 2019, the company had approximately $10M of net operating losses that begin expiring in 2032.

In assessing the ability to realize the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent on the generation of future taxable income during the period in which these temporary differences become deductible.

Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carry back and carry forward periods) and projected future taxable income in making this assessment. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those deferred tax assets and liabilities are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more-likely-than-not to be realized. The Company believes it is more-likely-than-not that forecasted income, together with the tax effects of the deferred tax liabilities and tax planning strategies, will not be sufficient to fully recover the net deferred tax assets. As such, all of the net deferred tax assets have been determined to not be realizable in the future, and therefore a full valuation allowance has been recognized in the current period.

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows at December 31:

	2019	2018
U.S. federal statutory tax rate	21.00%	21.00%
Permanent differences	-2.46%	0.00%
Change in valuation allowance	-18.48%	-41.09%
Prior tax adjustments	-0.06%	20.09%
Total	0.00%	0.00%

The open tax years subject to examination with respect to the Company's operations are 2016, 2017, and 2018.

F-20

CYTONICS CORPORATION

Best Efforts Offering of

$1,500,000 Minimum Offering Amount (750,000 Shares of Preferred Stock)

$19,000,000 Maximum Offering Amount (9,500,000 Shares of Preferred Stock)

OFFERING CIRCULAR

Book Runner & Lead Manager

SI Securities, LLC

_______________, 2020

102

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

1.1	Engagement Letter, dated November 14, 2019, between SI Securities, LLC and Cytonics Corporation. +

2.1	Third Amended and Restated Articles of Incorporation of Cytonics Corporation filed with Florida Secretary of State on February 14, 2011. +

2.2	Articles of Amendment to the Third Amended and Restated Articles of Incorporation of Cytonics Corporation filed with Florida Secretary of State on February 19, 2013. +

2.3	Articles of Amendment to the Articles of Incorporation of Cytonics Corporation filed with Florida Secretary of State on February 16, 2018.+

2.4	Articles of Amendment to the Articles of Incorporation of Cytonics Corporation filed with Florida Secretary of State on March 9, 2020.+

2.5	Articles of Amendment to the Articles of Incorporation of Cytonics Corporation filed with Florida Secretary of State on March 17, 2020.+

2.6	Amended and Restated Bylaws of Cytonics Corporation.+

3.1	Term Sheet for Convertible Promissory Notes issued From June 30, 2018 to October 15, 2018. +

3.2	Form of Convertible Promissory Notes issued on May 17, 2019 pursuant to Regulation CF Offering. +

3.3	Convertible Promissory Note issued to JK Garvey Investment Co., L.P. on October 31, 2019. +

4.1	Form of Subscription Agreement for U.S. Residents in connection with Convertible Promissory Note offering from June 30, 2018 to October 15, 2018. +

4.2	Subscription Agreement of JK Garvey Investment Co., L.P. dated October 24, 2019. +

4.3	Form of Subscription Agreement for Regulation A Offering. +

6.1	Cytonics 2018 Stock Option and Stock Issuance Plan. +†

6.2	Form of Nonqualified Stock Option Agreement. +†

6.3	Employment Agreement with Anjun (Joey) Bose dated March 15, 2018. +†

6.4	Exclusive Sales, Marketing, Manufacturing and Distribution Agreement between the Cytonics Corporation and A2MCyte, LLC dated October 30, 2015. +

6.5	Exclusive License Agreement for Manufacturing, Sales, Marketing and Distribution in the Veterinary Market between Cytonics Corporation and Astaria Global, LLC dated June 30, 2019. +

6.6	Exclusive Sales, Marketing, Manufacturing and Distribution Agreement for Human Market between Cytonics Corporation and Christie Medical Holdings, LLC dated April 27, 2020. +

103

6.7	Transfer Agent and Registrar Agreement, dated February 12, 2020 between Issuer Direct and Cytonics Corporation. +

6.8	Services Agreement dated February 3, 2020 between Cytonics Corporation and the Ridge, LLC.+

8.1	Escrow Agreement for Securities Offering between The Bryn Mawr Trust Company of Delaware, SI Securities, LLC and Cytonics Corporation gated January 7, 2020. +

10.1	Power of attorney (included on signature page of Form 1-A filed with the SEC on April 17, 2020). +

11.1	Consent of D. Brooks and Associates CPAs, P.A. *

11.2	Consent of Anthony L.G., PLLC (included in Exhibit 12.1) *

12.1	Opinion of Anthony L.G., PLLC*

13.1	Testing the Waters Materials*

15.1	Form D – December 3, 2018 filing with the Securities and Exchange Commission. (Incorporated by reference to the Form D filed with the Securities and Exchange Commission on December 3, 2018.)

15.2	Form C Offering Statement – March 22, 2019 filing with the Securities and Exchange Commission. . (Incorporated by reference to the Form C filed with the Securities and Exchange Commission on March 22, 2019.)

15.3	Form C-U Progress Updated – May 24, 2019. (Incorporated by reference to the Form C-U filed with the Securities and Exchange Commission on May 24, 2019.)

15.4	Form D – June 10, 2019 filing with the Securities and Exchange Commission. (Incorporated by reference to the Form D filed with the Securities and Exchange Commission on June 10, 2019.)

15.5	Form D – June 19, 2019 filing with the Securities and Exchange Commission. (Incorporated by reference to the Form D filed with the Securities and Exchange Commission on June 19, 2019.)

+Previously filed.

*Filed herewith.

† Includes management contracts and compensation plans and arrangements

104

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 2 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on June 16, 2020.

CYTONICS CORPORATION

By:	/s/ Antonio Carvalho
Antonio Carvalho
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of Regulation A, this Amendment No. 2 to Form 1-A has been signed by the following persons in the capacities indicated on June 16, 2020.

Name	Title

/s/ Antonio Carvalho	Chief Executive Officer, Chief Financial Officer, and
Antonio Carvalho	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board and Director
Gaetano J. Scuderi, MD

*	Director
Gordon V. Ramseier

By:	/s/ Antonio Carvalho
Antonio Carvalho
Attorney-in-fact*

105